                                                                     EXHIBIT 4.3


C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP

C H A N C E                                                       EXECUTION COPY

                           DATED       FEBRUARY 2004

                                     BETWEEN

                               DYNEA CHEMICALS OY
                                   NORDKEM AS
                                  as Borrowers
                                       and
                           CITIBANK INTERNATIONAL plc
                                as Facility Agent
                                       and
                           CITIBANK INTERNATIONAL plc
                               as Security Trustee
                                       and
                                 CITIBANK, N.A.
                                 as Issuing Bank
                                       and
           CITIGROUP GLOBAL MARKETS LIMITED (formerly SALOMON BROTHERS
                             INTERNATIONAL LIMITED)
                                as Lead Arranger

                                       and

                                    DYNEA OY
                                as Term D Lender

             ------------------------------------------------------
                       AMENDMENT AND RESTATEMENT AGREEMENT
                                  RELATING TO A
                                CREDIT AGREEMENT
                               DATED 7 AUGUST 2000
             ------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                                               PAGE
1.     Definitions And Interpretation..............................................................    1
2.     Restatement And Novation....................................................................    2
3.     Representations And Warranties..............................................................    2
4.     Continuity..................................................................................    2
5.     Expenses....................................................................................    2
6.     Miscellaneous...............................................................................    3
7.     Law And Jurisdiction........................................................................    3

Schedule 1 CONDITIONS PRECEDENT....................................................................    5

Schedule 2 RESTATED AGREEMENT......................................................................    8

THIS AGREEMENT is made on     February 2004

BETWEEN

(1) DYNEA CHEMICALS OY (formerly known as Neste Chemicals Oy), a company incorporated in Finland with registered number 769.380 ("DYNEA");

(2) NORDKEM AS, a company incorporated in Norway with registered number 981313054 ("NORDKEM");

(3) CITIBANK INTERNATIONAL PLC of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as the Facility Agent (as that term is more particularly defined below);

(4) CITIBANK INTERNATIONAL PLC of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as the Security Trustee (as that term is more particularly defined below);

(5) CITIBANK, N.A. of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as the Issuing Bank (as that term is more particularly defined below);

(6) CITIGROUP GLOBAL MARKETS LIMITED (FORMERLY SALOMON BROTHERS INTERNATIONAL LIMITED) of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as the lead arranger of the facilities made available under this Agreement (in such capacity, the "LEAD ARRANGER"); and

(7) DYNEA OY, a company incorporated in Finland with registered number 1562077-1 (the "TERM D LENDER").

RECITALS

(A) By a credit agreement dated 7 August 2000 between Dynea, Nordkem, certain banks, Citibank International plc as facility agent, Citibank International plc as security trustee, Citibank, N.A. as issuing bank and Citigroup Global Markets Limited as lead arranger, certain facilities were made available on the terms and conditions thereof (as amended from time to time, the "CREDIT AGREEMENT").

(B) The Majority Banks (as defined in the Credit Agreement) have authorised the Facility Agent to enter into this Agreement on behalf of the Banks.

(C) The parties have agreed, inter alios, to the Term D Lender providing a new term loan facility to Dynco, to provide for the Term D Lender to become a party to the Credit Agreement as a Bank and to amend and restate the Credit Agreement upon the terms set out below.

IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "EFFECTIVE DATE" means the date on which the Facility Agent confirms to the Banks and Dynea that it has received each of the documents listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Facility Agent.

         "NEW FEE LETTER" means the letter dated on or about 13 February 2004 from the Facility Agent to Dynea relating to certain fees payable to the Facility Agent in respect of the amendments to the Credit Agreement which relate to the Term D Loan Facility, being described on its face as the "New Fee Letter".

         "NEW TRANSACTION DOCUMENTS" means this Agreement, the New Fee Letter, the Performance Guarantees, the Put and Call Agreement, On-Lending Agreement and each document referred to in paragraph 3 of Schedule 1 (Conditions Precedent).

         "RESTATED AGREEMENT" means the Credit Agreement, as amended and restated by this Agreement, the terms of which are set out in Schedule 2 (Restated Agreement).

1.2      INCORPORATION OF DEFINED TERMS

         Terms defined in the Credit Agreement shall, unless otherwise defined herein, have the same meaning herein and the principles of construction set out in the Credit Agreement shall have effect as if set out in this Agreement.

1.3      CLAUSES

         In this Agreement any reference to a "Clause" or "Schedule" is, unless the context otherwise requires, a reference to a Clause or Schedule hereof. Clause headings are for ease of reference only.

2.       RESTATEMENT AND NOVATION

         On the Effective Date:

         2.1.1 the Credit Agreement shall be amended and restated so that it shall be in the form set out in Schedule 2 (Restated Agreement); and

         2.1.2 the Term D Lender shall become a party to the Credit Agreement as a Bank on the terms set out in the Restated Agreement.

3.       REPRESENTATIONS AND WARRANTIES

         Dynea hereby makes the representations and warranties set out in clauses 11.1.1 (Status) to 11.1.7 (Litigation) (inclusive) of the Credit Agreement on the basis that references to the Credit Agreement are references to the Restated Agreement.

4.       CONTINUITY

         The provisions of the Credit Agreement shall, save as amended and novated hereby, continue in full force and effect.

5.       EXPENSES

         Dynea shall, from time to time on demand of the Facility Agent, reimburse the Facility Agent for all costs and expenses (including legal fees) together with any VAT thereon incurred by it or any Finance Party in connection with the negotiation, preparation and execution of this Agreement, any other document referred to in this Agreement and the completion of the transactions herein contemplated.

6.       MISCELLANEOUS

6.1      INCORPORATION OF TERMS

         The provisions of clause 18 (Amendments and Waivers) and clause 19.1 (Severance) of the Credit Agreement shall be incorporated into this Agreement as if set out in full herein and as if references therein to "this Agreement", "the Financing Documents" or "the Transaction Documents" are references to this Agreement.

6.2      COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

6.3      WAIVER

         On the Effective Date, the Banks hereby waive any Default that may have arisen prior to the Effective Date in respect of the financial undertakings set out in clause 12.6 (Financial Undertakings) of the Credit Agreement.

6.4      BUSINESS PLAN

         On the Effective Date, the Banks hereby approve the business plan for the Group for the Financial Years ending 31 December 2004, 31 December 2005 and 31 December 2006 delivered to the Facility Agent on 15 December 2003.

7.       LAW AND JURISDICTION

7.1      LAW

         This Agreement is governed by and shall be construed in accordance with English law.

7.2      JURISDICTION

         7.2.1 The Parties agree that the courts of England shall have jurisdiction to settle any disputes which may arise in connection with this Agreement and that any judgment or order of an English court in connection with this Agreement is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This sub-clause
                  7.2.1 is for the benefit of each Agent, the Issuing Bank and the Lead Arranger only and shall not limit the right of each Agent, the Issuing Bank and the Lead Arranger to bring proceedings against any Borrower in connection with this Agreement in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

         7.2.2    Each Borrower:

                  (a) waives any objections which it may have to the English courts on the grounds of venue or forum non conveniens or any similar grounds as regards proceedings in connection with this Agreement; and

                  (b) consents to service of process by mail or in any other manner permitted by the relevant law.

AS WITNESS the hands of duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                              CONDITIONS PRECEDENT

1.       DELIVERY OF CERTIFIED COPIES

         The Facility Agent shall have received a Certified Copy of each of the following in form and substance satisfactory to it:

         (a) the certificates of incorporation, any certificate of incorporation on change of name (or in each case any foreign equivalent) and the constitutional documents of each of Issueco, Dynea, Nordkem, Dynea Oy, Dynea ASA, Dynea NZ Ltd and Dynco;

         (b) the minutes of a meeting of the board of directors or, where relevant (and including in respect of the execution, delivery and performance of the On-Lending Agreement by Dynco), a shareholders' meeting of each of Issueco, Dynea, Nordkem, Dynea Oy, Dynco and Dynea ASA (including the resolutions passed at those meetings):

                  (i) approving and authorising the execution, delivery and performance of this Agreement and each New Transaction Document to which it is a party, and in the case of Dynco its Deed of Accession, on the terms and conditions of those documents;

                  (ii) showing that the relevant board (or shareholders) meeting was quorate and that all declarations of interests required in connection with any New Transaction Document to which it is a party, and in the case of Dynco its Deed of Accession, were made; and

                  (iii) authorising any director whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents.

2.       DELIVERY OF ORIGINAL NON-SECURITY DOCUMENTATION, ETC.

         The Facility Agent shall have received each of the following in form and substance satisfactory to it:

         (a) each of the following documents duly executed by the parties thereto:

                  (i) the On-Lending Agreement (as such term is defined in the Restated Agreement);

                  (ii) the Performance Guarantees (as such term is defined in the Restated Agreement); and

                  (iii) the Put and Call Agreement (as such term is defined in the Restated Agreement);

         (b) the New Fee Letter duly countersigned by Dynea together with evidence that the Amendment Fee payable to each Agreeing Bank (as each such term is defined therein) on the date of this Agreement has been or shall be paid;

         (c) evidence that Tranche D1 of the Term D Loan Facility (as each such term is defined in the Restated Agreement) has been or will simultaneously be drawn down in full by Dynco under the terms of the Restated Agreement and that the proceeds thereof have been or will simultaneously be on-lent by Dynco to Dynea under the terms of the On-Lending Agreement and paid to Issueco to be applied in payment of interest due on the Senior Subordinated Notes;

         (d) a certificate from two directors of Issueco certifying that it is not and, immediately after the Effective Date, will not be in breach of any of the terms of the Senior Subordinated Notes Documents;

         (e) legal opinions from Clifford Chance LLP, Luostarinen Mettala & Raikkonen, Arntzen de Besche, Wolf Theiss & Partners and Chapman Tripp (as to matters of English, Finnish, Norwegian, Austrian and New Zealand law);

         (f) a legal opinion from Bedell Cristin as to the due execution and a legal opinion from Clifford Chance Limited Liability Partnership as to the legality and enforceability of the Performance Guarantees entered into by IK 1997 Limited and IK 2000 Limited;

         (g) share certificates in respect of the entire issued share capital of Dynea NZ Limited together with a signed transfer in respect of those shares;

         (h) a resolution of the board of directors of Dynea NZ Limited resolving to approve any transfer of the shares pursuant to the Share Charge referred to in paragraph 3(b) below, if enforced;

         (i) all information required to register a financing statement on the New Zealand Personal Property Securities Register against Dynea ASA relating to the property secured by the Share Charge entered into by Dynea ASA in respect of the entire issued share capital of Dynea NZ Limited;

         (j) a power of attorney in the form set out in Schedule 1 of the Share Charge referred to in paragraph 3(f) below, duly executed by Dynea;

         (k)      a Deed of Accession duly executed by Dynco; and

         (l) share certificates in respect of the entire issued share capital of Dynco.

3.       DELIVERY OF SECURITY DOCUMENTS

         The Facility Agent shall have received each of the following in form and substance satisfactory to it:

         (a) the Dynea Security Assignment (as such term is defined in the Restated Agreement), together with Notices of Assignment in the form set out in Schedule 1 of the Dynea Security Assignment duly signed by Dynea and addressed to, and acknowledged by, IK 1997 Limited, IK 2000 Limited and Dynea Oy;

         (b) a Share Charge entered into by Dynea in respect of the entire issued share capital of Dynco;

         (c) a Share Charge entered into by Dynea ASA in respect of the entire issued share capital of Dynea NZ Ltd;

         (d) written acknowledgement from Issueco that the Share Charge granted by Issueco over the shares in Dynea will remain in full force and effect notwithstanding the amendments to the Credit Agreement to be effected pursuant to this Agreement and will secure each of the Facilities;

         (e) written acknowledgement from Dynea that the Share Charge granted by Dynea over the shares in Dynea Finland Oy will remain in full force and effect notwithstanding the amendments to the Credit Agreement to be effected pursuant to this Agreement and will secure each of the Facilities; and

         (f) a letter of confirmation from Dynea in relation to the Share Charge granted by Dynea over the entire issued share capital of Dynea Holding GmbH,

         together with, in each case, all documents deliverable with them.

                                   SCHEDULE 2

                               RESTATED AGREEMENT

C L I F F O R D                                    LIMITED LIABILITY PARTNERSHIP
C H A N C E

                                   SCHEDULE 2

                              DATED 7TH AUGUST 2000

                               DYNEA CHEMICALS OY
                                   NORDKEM AS
                                  as Borrowers
                                       and
                                    THE BANKS
                                       and
                           CITIBANK INTERNATIONAL plc
                                as Facility Agent
                                       and
                           CITIBANK INTERNATIONAL plc
                               as Security Trustee
                                       and
                                 CITIBANK, N.A.
                                 as Issuing Bank
                                       and
           CITIGROUP GLOBAL MARKETS LIMITED (formerly SALOMON BROTHERS
                             INTERNATIONAL LIMITED)
                                as Lead Arranger

             ------------------------------------------------------
                                CREDIT AGREEMENT
          (as novated and amended up to and including 13 February 2004)
                                   relating to
                 (i) a term A loan facility of Euro 189,841,693;
                 (ii) a term B loan facility of Euro 94,920,847;
                (iii) a term C loan facility of Euro 94,786,533;
              (iv) a term D loan facility of Euro 31,700,000; and
           (v) a multicurrency revolving loan and guarantee facility
                               of Euro 100,000,000
             ------------------------------------------------------

                                    CONTENTS

CLAUSE                                                                                              PAGE
1.     Definitions And Interpretation..........................................................       1
2.     Facilities..............................................................................      32
3.     Conditions Precedent....................................................................      36
4.     Utilisation Of The Facilities...........................................................      36
5.     Alternative Currencies..................................................................      43
6.     Interest................................................................................      45
7.     Repayment, Prepayment And Cancellation..................................................      50
8.     Changes In Circumstances................................................................      55
9.     Payments................................................................................      60
10.    Security................................................................................      64
11.    Representations And Warranties..........................................................      65
12.    Undertakings............................................................................      70
13.    Default.................................................................................      85
14.    Set-Off.................................................................................      88
15.    Pro Rata Sharing........................................................................      88
16.    The Finance Parties.....................................................................      89
17.    Fees And Expenses.......................................................................      99
18.    Amendments And Waivers..................................................................     100
19.    Miscellaneous...........................................................................     102
20.    Notices.................................................................................     102
21.    Assignments And Transfers...............................................................     104
22.    Indemnities.............................................................................     107
23.    Law And Jurisdiction....................................................................     108

Schedule 1 THE BANKS...........................................................................     109

Schedule 2.....................................................................................     117
       Part I Conditions Precedent.............................................................     117
       Part Ii Conditions Subsequent...........................................................     122
       Part Iii Additional Security............................................................     125

Schedule 3.....................................................................................     127
       Part I Drawdown Notice..................................................................     127
       Part Ii Bank Guarantee Request..........................................................     128

Schedule 4 THE GROUP...........................................................................     129

       Part I Charging Group Companies...............................................................129
       Part Ii Other Group Companies.................................................................130

Schedule 5 MANDATORY COST RATE.......................................................................131

Schedule 6 FORM OF TRANSFER CERTIFICATE..............................................................133

Schedule 7 FORM OF DEED OF ACCESSION.................................................................138

Schedule 8 ORIGINAL EURO AMOUNT......................................................................140

Schedule 9 PROVISIONS RELATING TO THE TERM D LOAN FACILITY...........................................141

Schedule 10 SUBORDINATION............................................................................143

THIS AGREEMENT is made on 7th August 2000

BY:

(1) DYNEA CHEMICALS OY (formerly known as Neste Chemicals Oy), a company incorporated in Finland with registered number 769.380 ("DYNEA");

(2) NORDKEM AS, a company incorporated in Norway with registered number 981313054 ("NORDKEM");

(3)      THE BANKS listed in Schedule 1 (The Banks);

(4) CITIBANK INTERNATIONAL PLC of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as the Facility Agent (as that term is more particularly defined below);

(5) CITIBANK INTERNATIONAL PLC of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as the Security Trustee (as that term is more particularly defined below);

(6) CITIBANK, N.A. of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as the Issuing Bank (as that term is more particularly defined below); and

(7) CITIGROUP GLOBAL MARKETS LIMITED of Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB as the lead arranger of the facilities made available under this Agreement (in such capacity, the "LEAD ARRANGER").

IT IS AGREED as follows:

1.       DEFINITIONS AND INTERPRETATION

1.1      DEFINITIONS

         In this Agreement:

         "ACCOUNTANTS' REPORTS" means:

         (a) the report dated on or about 7 October 1999 prepared by PricewaterhouseCoopers relating to the NCO Target Companies and the Dynea Target Assets; and

         (b) each of the reports dated on or about 1 December 1999 and 20 June 2000 respectively prepared by PricewaterhouseCoopers relating to Dyno and its Subsidiaries,

         in each case addressed, among others, to the Finance Parties or subject to a reliance letter in favour of the Finance Parties.

         "ACCOUNTING PRINCIPLES" means IAS as at the date of this Agreement.

         "ACCOUNTS" means:

         (a) in relation to Dynea, its audited consolidated accounts (including all additional information and notes to the accounts) together with the relevant directors' report and auditors' report; and

         (b) in relation to any other Material Company from time to time, its accounts (including all additional information and notes to the accounts), audited to the extent required for consolidation, together with the relevant auditors' report.

         "ACQUISITION COSTS" means those fees, commissions, costs and expenses properly incurred by Parentco, Dynea or Nordkem in relation to the Dynea Acquisition or the Dyno Acquisition (including the financing thereof).

         "ACQUISITION GOODWILL" means the net goodwill arising on the Dynea Acquisition and the Dyno Acquisition.

         "ACT" means the Companies Act 1985.

         "ADDITIONAL COST RATE" means, in relation to any Advance and:

         (a) a Bank acting out of a Lending Office in the United Kingdom, the Mandatory Cost Rate; or

         (b) a Bank acting out of a Lending Office outside the United Kingdom, the cost, if any, certified by any Bank as the net cost to it of complying with the reserve asset and other regulatory requirements of the European Central Bank in relation to that Advance or any class of loans which that Advance forms part, expressed as a percentage rate per annum for the relevant Interest Period.

         "ADVANCE" means a Term Advance or a Revolving Advance.

         "AGENTS" means the Facility Agent and the Security Trustee; and "AGENT" means either of them.

         "ALTERNATIVE CURRENCY" means any currency (other than Euro) which is freely convertible into Euro, freely transferable and readily available in the London interbank market.

         "ASSET SECURITY DOCUMENT" means, in relation to a Group Company, such document or documents in favour of the Security Trustee as will under the laws of that Group Company's jurisdiction of incorporation create security over substantially all of its assets and undertaking and which are in form and substance reasonably satisfactory to the Security Trustee.

         "AUDITORS" means, in relation to each Group Company, PricewaterhouseCoopers or any other firm of chartered accountants of internationally recognised standing that has been appointed as auditors of such Group Company.

         "AUSTRIAN HOLDCO" means Dynea Holding GmbH, a company incorporated in Austria with registered number FN 189161d.

         "AUSTRIAN INVESTCO I" means Krems Chemie Chemical Services GmbH, a company incorporated in Austria with registered number FN189167m.

         "AUSTRIAN INVESTCO II" means KCA Chemische Produkte GmbH, a company incorporated in Austria with registered number FN 189166k.

         "AUSTRIAN NESTE" means Krems Chemie GmbH, a company incorporated in Austria with registered number 189206W.

         "AVAILABLE REVOLVING CREDIT COMMITMENT" means, in relation to a Bank, its Revolving Credit Commitment less the Original Euro Amount of (a) its Participations in the Revolving Advances and (b) its Bank Indemnity.

         "AVAILABLE REVOLVING CREDIT FACILITY" means the aggregate of the Available Revolving Credit Commitments of the Banks.

         "BANK GUARANTEE" means any guarantee, bond, indemnity, letter of credit, documentary or other credit, or any other instrument of suretyship or payment, issued, undertaken or made or, as the case may be, proposed to be issued, undertaken or made by the Issuing Bank under the Revolving Credit Facility.

         "BANK GUARANTEE REQUEST" means a request substantially in the form set out in Part II of Schedule 3 (Bank Guarantee Request).

         "BANK INDEMNITY" means, in relation to a Bank, the indemnity given by that Bank to the Issuing Bank under Clause 4.15 (Counter indemnity from the Banks); and "BANK INDEMNITIES" shall be construed accordingly.

         "BANKS" means (a) the banks and financial institutions listed in
         Schedule 1 (The Banks) and any Bank Transferee, together with their respective successors in title, PROVIDED THAT any bank or financial institution which transfers all of its Commitment in accordance with Clause 21.4 (Transfers by Banks) shall cease to be a "Bank" and (b) (save for the purpose of determining the Majority Banks and for the purpose of sub-clause 18.2.3 of Clause 18.2 (All Banks) at any time prior to the Senior Discharge Date) the Term D Lender.

         "BANK TRANSFEREE" has the meaning given to that term in sub-clause
         21.4.2 of Clause 21.4 (Transfers by Banks).

         "BOOZ ALLEN HAMILTON REPORTS" means each of the market reports prepared by Booz, Allen and Hamilton entitled "Primus - Operations Improvement" dated 15 June 2000 and "Construction and Furniture Industry Trends" dated 24 November 1999 respectively and each addressed, among others, to the Finance Parties, or subject to a reliance letter in favour of the Finance Parties.

         "BORROWER INDEMNITY" means, in relation to a Borrower, the indemnity given by that Borrower to the Issuing Bank and each Bank under Clause
         4.14 (Counter indemnity from the Borrowers); and "BORROWER INDEMNITIES" shall be construed accordingly.

         "BORROWERS" means Dynea, Nordkem, Dynco and any other Charging Group Company that becomes a party to this Agreement pursuant to Clause 2.4 (Additional Borrowers); and "BORROWER" shall be construed accordingly.

         "BUSINESS DAY" means a day (other than Saturday or Sunday) on which banks are open for general interbank business in London, Oslo and Helsinki and:

         (a) in relation to a transaction involving an Alternative Currency, in the principal financial centre of the country of that Alternative Currency; and

         (b) in relation to any date for payment or purchase of a sum denominated in the Euro, any TARGET Day.

         "CANADIAN NESTE" means Dynea Canada Limited, a company incorporated in Canada.

         "CAN DOLLARS" and "CAN $" means the lawful currency for the time being of Canada.

         "CAPITAL EXPENDITURE" has the meaning given to that term by IAS.

         "CAPTIVE BRIDGING LOAN" means the loan made pursuant to the Captive Bridging Loan Agreement.

         "CAPTIVE BRIDGING LOAN AGREEMENT" means the bridging loan agreement made or to be made between Dyno ASA and Leonia Corporate Bank plc and guaranteed by Parentco.

         "CAPTIVE INSURANCE COMPANY" means Forsikringsselskap Eksplosionsskade.

         "CASH EQUIVALENTS" means all bonds, notes, certificates of deposit and commercial paper with a maturity of not more than 12 months and rated at least A-1 by Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc or P-1 by Moody's Investor Services Inc.

         "CASHFLOW" means, in respect of the Group in relation to any period, the aggregate of EBITDA for that period:

         (a) plus, to the extent not already taken account of in EBITDA, the Net Cash Proceeds in relation to Disposals of fixed assets during that period;

         (b) plus any decrease, or minus any increase, in Net Working Capital during that period;

         (c) plus any receipts by way of extraordinary or exceptional items and minus any payments by way of extraordinary or exceptional items, in each case, received or made during that period;

         (d) minus any dividends paid in respect of minority interests for that period;

         (e) plus any dividends received from other fixed assets investments during that period;

         (f) plus income from participating interests in associated undertakings to the extent received in cash and minus any payment made to associated undertakings during that period;

         (g) plus any increase or minus any decrease in provisions for liabilities and charges made in respect of that period;

         (h) minus Capital Expenditure (but excluding, for the avoidance of doubt, any Capital Expenditure paid by any joint ventures and/or associated undertakings) paid or contractually required to be paid during that period;

         (i) plus realised exchange gains and minus realised exchange losses charged during that period to the extent not already taken account of in EBITDA for that period;

         (j)      minus any Restructuring Costs paid in such period;

         (k) minus, to the extent included in EBITDA, the Net Cash Proceeds of the Disposals of the Paper Chemicals Business, the Investcos, the Explosive Subsidiaries (and any other part of the explosives business of Dyno) and the entire issued share capital of NCT Holland B.V. received in such period;

         (l) plus any Chemitec Proceeds received in cash by a Group Company in such period save to the extent the same are applied in prepayment of the Term Loan Facilities;

         (m) minus the aggregate of all corporation or other similar Taxes (other than Taxes paid in respect of the Disposal of the Oilfield Chemicals Business up to an aggregate maximum amount of EUR 15,000,000) paid during that period;

         (n) plus the proceeds of any part of the Initial Equity Injection and any Term D Advance received by Dynco in cash during that period; and

         (o) minus all amounts paid to, and plus all amounts released (other than where the same are applied in prepaying the Facilities) from, a bank account to which sub-clauses 12.4.2(b) and 12.4.2(h) of Clause 12.4 (Negative Undertakings) refer.

         (For the purposes of this definition: (1) there shall be no double counting and (2) "NET WORKING CAPITAL" means the aggregate of Current Assets (excluding all of cash at bank and cash in hand, all assets in relation to Tax and accrued interest receivable) less the aggregate of Current Liabilities (excluding moneys due in relation to the Facilities and liabilities in relation to Tax, extraordinary items and dividends payable); "CURRENT ASSETS" means, in relation to the Group, the aggregate value of its assets which are treated as current assets in accordance with IAS; and "CURRENT LIABILITIES" means, in relation to the Group, the aggregate value of its liabilities which are treated as current liabilities in accordance with IAS).

         "CASH MARGIN" means:

         (a) in respect of the Term A Loan Facility and the Revolving Credit Facility, subject to Clause 6.2 (Margin Ratchet), 2.00 per cent. per annum;

         (b) in respect of the Term B Loan Facility, 2.50 per cent. per annum;

         (c) in respect of the Term C Loan Facility, 3.00 per cent. per annum; and

         (d) in respect of the Term D Loan Facility, 3.00 per cent. per annum.

         "CERTIFIED COPY" means, in relation to a document, a copy of that document bearing the endorsement "Certified a true, complete and accurate copy of the original, which has not been amended otherwise than by a document, a Certified Copy of which is attached hereto", which has been signed and dated by a duly authorised officer of the relevant company and which complies with that endorsement.

         "CHANGE" means, in relation to a Bank (or any company of which that Bank is a Subsidiary), the introduction, implementation, repeal, withdrawal or change in, or in the interpretation or application of,
         (a) any law, regulation, practice or concession, or (b) any directive, requirement, request or guidance (whether or not having the force of law but if not having the force of law, one which applies generally to a class or category of financial institutions of which that Bank (or that company) forms part and compliance with which is in accordance with the general practice of those financial institutions) of the European Community, any central bank including the European Central Bank, the Financial Services Authority, or any other fiscal, monetary, regulatory or other authority.

         "CHANGE OF CONTROL" means a situation where, at any time:

         (a) Industri Kapital and/or funds managed by it ceases to be the beneficial owner (whether directly or indirectly) of shares in the share capital of Parentco carrying the right to exercise more than 50 per cent. of the votes exercisable at a general meeting of Parentco; or

         (b) Parentco ceases to be the beneficial owner of all of the issued share capital of Issueco; or

         (c) Issueco ceases to be the beneficial owner of all of the issued share capital of Dynea.

         "CHARGING GROUP COMPANIES" means each Group Company that has executed, or is by the terms of this Agreement to execute, in the case of a Group Company incorporated in England and Wales or Ireland, a Guarantee and Debenture and, in the case of a Group Company incorporated outside of England and Wales or Ireland, a Guarantee and an Asset Security Document, and "CHARGING GROUP COMPANY" shall be construed accordingly.

         "CHEMITEC COMPANIES" means each of Dynea Erkner GmbH, Dynea France SA, Dynea Resins France SAS, Dynea A/S, Dynea Aycliffe Ltd, Chemitec do Brasil LTDA, SCP Dynea do Brasil and Dynea Holding BV, The Netherlands.

         "CHEMITEC PROCEEDS" means the proceeds of an Issueco Loan or a subscription for new shares in Dynea by Issueco in an aggregate amount of EUR 35,000,000 made at or about the time of the acquisition of the share capital of the Chemitec Companies by a Group Company.

         "CHRISTIANIA FACILITIES" means the credit facilities up to the maximum aggregate amount of NOK2,750,000,000 provided by Christiania Bank og Kreditkasse to Dyno Nobel ASA for the purpose of, among other things, the financing of the acquisition of the Explosives Subsidiaries and all other parts of the explosives business of Dyno.

         "COMMITMENT" means, in relation to a Bank, the aggregate of its Term A Loan Commitment, its Term B Loan Commitment, its Term C Loan Commitment, its Term D Loan Commitment and its Revolving Credit Commitment.

         "COMPLIANCE CERTIFICATE" has the meaning given to that term in sub-clause 12.2.5 of Clause 12.2 (Information Undertakings).

         "CONFIRMATION DOCUMENT" means:

         (a)      each of the documents referred to in sub-paragraphs (b) and
                  (c) of paragraph 2 of Part III of Schedule 2;

         (b) written acknowledgement from Issueco that the Share Charge granted by Issueco over the shares in Dynea will remain in full force and effect notwithstanding the amendments to the Credit Agreement to be effected pursuant to this Agreement and will secure each of the Facilities;

         (c) written acknowledgement from Dynea that the Share Charge granted by Dynea over the shares in Dynea Finland Oy will remain in full force and effect notwithstanding the amendments to the Credit Agreement to be effected pursuant to this Agreement and will secure each of the Facilities; and

         (d) a letter of confirmation from Dynea in relation to the Share Charge granted by Dynea over the entire issued share capital of Dynea Holding GmbH.

         "DANGEROUS MATERIALS" means any element or substance, whether consisting of gas, liquid, solid or vapour, identified by any Environmental Law to be, to have been, or to be capable of being or becoming, harmful to mankind or any living organism or damaging to the Environment.

         "DEED OF ACCESSION" means a deed substantially in the form set out in
         Schedule 7 (Form of Deed of Accession).

         "DEFAULT" means any event specified as such in Clause 13.1 (Default).

         "DEFAULT NOTICE" has the meaning given to that term in sub-clause
         13.2.1 of Clause 13.2 (Acceleration etc).

         "DEFEASED DYNO BONDS INDEBTEDNESS" means that part of the Indebtedness under the Existing Dyno Bonds that has been cash collateralised.

         "DEPRECIATION" has the meaning given to that term by IAS.

         "DISCLOSURE LETTER" has the meaning given to the Disclosure Schedule in the Dynea Acquisition Agreement.

         "DISPOSAL" means a sale, transfer or other disposal (including by way of lease or loan) by a person of all or part of its assets, whether by one transaction or a series of transactions and whether at the same time or over a period of time.

         "DRAWDOWN DATE" means the date on which an Advance is made, or is proposed to be made.

         "DRAWDOWN NOTICE" means a notice substantially in the form set out in
         Part I of Schedule 3 (Drawdown Notice).

         "DUTCH HOLDCO" means Nordkem B.V., a company incorporated in the Netherlands with registered number 27174375.

         "DYNCO" means Dynea Investment Oy, a company incorporated in Finland with corporate business ID 1849133-8.

         "DYNEA ACQUISITION" means the acquisition by Dynea of the Dynea Shares and the Dynea Assets pursuant to the Dynea Acquisition Agreement.

         "DYNEA ACQUISITION AGREEMENT" means the sale and purchase agreement dated 8th October 1999 relating to the sale and purchase of the Dynea Shares and the Dynea Assets and made between (a) Dynea Chemicals Oy (formerly Neste Chemicals Oy) and Neste Chemicals Benelux Holdings, (b) Dynea, (c) Fortum Oil and Gas Oy and (d) Industri Kapital (but, for the avoidance of doubt, shall not include the Disclosure Letter).

         "DYNEA ASSETS" means the Assets as such term is defined in the Dynea Acquisition Agreement.

         "DYNEA INVESTCOS" means Austrian Investco I, Austrian Investco II and German Investco.

         "DYNEA SECURITY ASSIGNMENT" means the assignment by way of security entered into by Dynea in favour of the Security Trustee on or about 13 February 2004 in respect of its rights under the Performance Guarantees.

         "DYNEA SHARES" means the Neste Austrian Shares, the Neste Canadian Shares, the Neste French Shares, the Neste Swedish Shares, the Neste US Shares and the Remaining Dynea Shares.

         "DYNO" means Dyno ASA, a company incorporated under the laws of Norway with registered number 820 051 122.

         "DYNO ACQUISITION" means the acquisition by Nordkem of the Dyno Shares pursuant to the Offer.

         "DYNO EXPLOSIVES SALE AGREEMENT" means the sale and purchase agreement relating to the explosives business of Dyno made or to be made between, among others, Dyno and Dyno Nobel ASA.

         "DYNO INVESTCOS" means Dyno Speciality Polymer AS, Dyno Radnor AS and Dynopart AS.

         "DYNO SHARES" means all of the issued share capital of Dyno.

         "EBITDA" means, in relation to the Group for any period the consolidated net profit of the Group for that period before Taxation and Total Net Interest Costs and adding back:

         (a) Depreciation charged to the consolidated profit and loss account of the Group during such period;

         (b) any amount of Acquisition Goodwill amortised in that period against the consolidated profit and loss account of the Group;

         (c) Acquisition Costs and other non-cash items charged or amortised in that period to, or against, the consolidated profit and loss account of the Group;

         (d) Restructuring Costs paid in such period to the extent the same do not constitute an extraordinary or exceptional item;

         (e) to the extent not taken account of in paragraph (a) above, any insurance proceeds received in such period in respect of business interruption to the extent such proceeds covers loss of revenue for the Group; and

         (f) the proceeds of any Further Equity Injections made after the Effective Date received in such period up to an aggregate maximum amount, for the period of 18 months following the Effective Date, of Euro 15 million, but excluding:

         (i)      profit and loss attributable to minority interests (if any);

         (ii)     any profit or loss arising on the disposal of fixed assets;

         (iii) income from, and investments in, participating interests in associated undertakings and income from any other fixed asset investment (excluding income from Methanor V of which, for the avoidance of doubt, shall be included in the consolidated net profit of the Group);

         (iv)     amounts written off the value of investments;

         (v)      realised and unrealised exchange gains and losses; and

         (vi)     extraordinary and exceptional items; and

         (vii) without double counting, all professional fees (being legal and accounting fees) directly incurred in relation to the amendment and restatement of this Agreement on or about 13 February 2004 or the implementation of both the business plan for the Group for the Financial Years ending 31 December 2004, 31 December 2005 and 31 December 2006 delivered to the Facility Agent on 15 December 2003 and the New Business Plan, in each case to the extent taken into account in the calculation of EBITDA for the relevant period.

         For the purposes of sub-clause 12.6.2 of Clause 12.6 (Financial Undertakings) in relation to any period (the "RELEVANT PERIOD") of 12 months ending on or before the date falling 12 months after the date of this Agreement, EBITDA shall be calculated on an annualised basis by multiplying EBITDA for the period (the "CALCULATION PERIOD") from the date of this Agreement to the end of the Relevant Period by the dividend of 365 divided by the number of days in the Calculation Period. In addition, in computing EBITDA for any 12 month period there shall be added (1) if but only if such proceeds are greater than or equal to EUR 5,000,000, up to a maximum of EUR 10,000,000 of the proceeds of any Issueco Loan or any Subscription Proceeds (other than, in either case, any of the same which constitute Chemitec Proceeds or are taken into account in ensuring that Dynea has received the amounts referred to in sub-clause 13.1.17 of Clause 13.1 (Default) on the dates for receipt of such amounts set out therein) made in cash during such period and (2) in the event that the Group acquires Chemitec Companies on or before 31 March 2003, the earnings before interest, tax depreciation and amortisation of the Chemitec Companies (computed, mutatis mutandis, on the same basis as EBITDA) for any part of such period falling on or after 1 January 2003 and before the date the Group acquired the Chemitec Companies.

         "EFFECTIVE DATE" has the meaning ascribed thereto in the amendment and restatement agreement dated on or about 12 November 2001 which relates to this Agreement.

         "EMU LEGISLATION" means legislative measures of the Council of the European Union for the introduction of, changeover to, or operation of, the Euro.

         "ENCUMBRANCE" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or entered into with the intention of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same, or any agreement to sell or otherwise dispose of any asset on terms whereby such asset is or may be leased to or re acquired or acquired by any Group Company.

         "ENVIRONMENT" means all or any of the following media: air (including air within buildings or other structures and whether above or below ground); land (including buildings and any other structures or erections in, on or under it and any soil and anything below the surface of land); land covered with water; and water (including sea, ground and surface water).

         "ENVIRONMENTAL LAW" means any statutory or common law, treaty, convention, directive or regulation having legal or judicial effect whether of a criminal or civil nature, concerning:

         (a)      pollution or contamination of the Environment;

         (b) harm, whether actual or potential, to mankind and human senses, living organisms and ecological systems;

         (c) the generation, manufacture, processing, distribution, use (including abuse), treatment, storage, disposal, transport or handling of Dangerous Materials; or

         (d) the emission, leak, release or discharge into the Environment of noise, vibration, dust, fumes, gas, odours, smoke, steam, effluvia, heat, light, radiation (of any kind), infection, electricity or any Dangerous Material and any matter or thing capable of constituting a nuisance or an actionable tort of any kind in respect of such matters.

         "ENVIRONMENTAL REPORTS" means (a) the report prepared by J&W Energi och Miljo dated 6 May 1999 relating to the business of the NCO Target Companies and (b) the report prepared by Jacobsen & Widmark AB in respect of Dyno and its Subsidiaries dated 26 November 1999 each addressed, among others, to the Finance Parties or subject to a reliance letter in favour of the Finance Parties.

         "EQUITY INJECTION" means (i) the subscription in cash for new issued share capital in Issueco by Parentco or Industri Kapital or the making of a subordinated loan to Issueco by Parentco or Industri Kapital and the making of an Issueco Loan with the proceeds of that subscription or loan, (ii) the subscription in cash for new issued share capital in Neste by Parentco or Industri Kapital or the making in cash of a subordinated loan to Issueco by Parentco or Industri Kapital (where the terms of the subscription are approved by the Majority Banks), or (iii) the distribution of pre-tax income in cash by a company incorporated in Norway to a Group Company as described in sections 10.2, 10.3 and 10.4 of the 1999 General Tax Act of Norway or an equivalent distribution made to the satisfaction of the Facility Agent (acting reasonably) in compliance with the laws of Finland.

         "EURO" means the single currency of the Participating Member States.

         "EURO EQUIVALENT" means, in relation to an amount in an Alternative Currency on the day on which the calculation falls to be made, the amount of Euro which could be purchased with that amount of the Alternative Currency using the Facility Agent's spot rate of exchange for the purchase in the London foreign exchange market of Euro with the Alternative Currency at or about 11.00 a.m. on the second Business Day before that date.

         "EXISTING DYNO BONDS" means Dyno's NOK300,000,000 5.65%
         obligassjonsslan 1997/2002 and Dyno's NOK300,000,000 7% obligassjonsslan 1993/2000.

         "EXPLOSIVES SUBSIDIARIES" means the subsidiaries and associated companies of Dyno and Dyno Industries USA Inc. in the explosives industry sold or to be sold pursuant to the Dyno Explosives Sale Agreement to the purchasers referred to therein.

         "FACILITIES" means the Term A Loan Facility, the Term B Loan Facility, the Term C Loan Facility, the Term D Loan Facility and the Revolving Credit Facility; and "FACILITY" shall be construed accordingly.

         "FACILITY AGENT" means Citibank International plc in its capacity as facility agent and each successor Facility Agent appointed under Clause
         16.3 (Default).

         "FEES LETTER" means the letter dated the same date as this Agreement from the Facility Agent to Dynea relating to certain fees payable to the Lead Arranger, the Agents and the Issuing Bank by Dynea in relation to this Agreement, being described on its face as the "Fees Letter".

         "FINAL REPAYMENT DATE" means:

         (a) in relation to the Term A Loan Facility and the Revolving Credit Facility, 30 June 2007;

         (b)      in relation to the Term B Loan Facility, 30 June 2008;

         (c)      in relation to the Term C Loan Facility, 30 June 2009; and

         (d)      in relation to the Term D Loan Facility, 31 December 2009.

         "FINANCE LEASE" means any lease, hire agreement, credit sale agreement, hire purchase agreement, conditional sale agreement or instalment sale and purchase agreement which should be treated in accordance with IAS as a finance lease or in the same way as a finance lease.

         "FINANCE LEASE EXPENDITURE" means the capital value of any asset the subject of a Finance Lease to which a Group Company is a party.

         "FINANCE PARTIES" means the Banks, the Agents, the Issuing Bank and the Lead Arranger.

         "FINANCIAL PLAN" means the projected financial statements for the Group dated July 2000 and prepared by the Management.

         "FINANCIAL YEAR" means in relation to a company, the tax and accounting year of such company.

         "FINANCING DOCUMENTS" means this Agreement, the Fees Letter, the Interest Rate Protection Agreements and the Security Documents.

         "FRENCH HOLDCO" means Marmorandum Holding S.A., a company incorporated in France with registered number 1999B02984.

         "FRENCH NESTE" means Neste Chimie France S.A., a company incorporated in France with registered number 353 078 868.

         "FURTHER EQUITY INJECTION" means one or more Equity Injections made after the Effective Date.

         "GERMAN INVESTCO" means Neste Chemicals GmbH.

         "GERMAN NESTE" means Neste Chemicals Service GmbH, a company incorporated in Germany.

         "GLOBAL TRANSFER AGREEMENT" means a global transfer agreement in the agreed form.

         "GROUP" means Dynea, Nordkem, Dyno and each of their respective Subsidiaries (but excluding the Explosives Subsidiaries and the Investcos); and "GROUP COMPANY" means any one of them.

         "GUARANTEE" means a guarantee in the agreed form executed or to be executed in favour of the Security Trustee.

         "GUARANTEE AND DEBENTURE" means a guarantee and debenture in the agreed form executed or to be executed in favour of the Security Trustee.

         "GUARANTOR" means each Group Company that has executed a Guarantee.

         "GUARANTEED AMOUNT" means, in relation to a Bank Guarantee, the maximum aggregate amount of the actual and contingent liabilities of the Issuing Bank under that Bank Guarantee.

         "HOLDCOS" means the Austrian Holdco, the Canadian Holdco, the French Holdco, the Dutch Holdco and the US Holdco.

         "IAS" means the international accounting principles formulated by the International Accounting Standards Committee.

         "INDEBTEDNESS" means, in relation to a person, its obligation (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

         (a)      moneys borrowed or raised;

         (b)      any bond, note, loan stock, debenture or similar instrument;

         (c) any acceptance credit, bill discounting, note purchase, factoring (to the extent that there is recourse to such person) or documentary credit facility;

         (d) the supply of any goods or services which is more than 90 days past the expiry of the period customarily allowed by the relative supplier after the due date;

         (e)      any Finance Lease;

         (f) any guarantee, bond, stand by letter of credit or other similar instrument issued by a financial institution, state or agency of a state in connection with the performance of payment obligations;

         (g) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

         (h) any arrangement entered into primarily as a method of raising finance pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re acquired by a Group Company (whether following the exercise of an option or otherwise); or

         (i) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person which would fall within (a) to (h),

         PROVIDED THAT there shall be no double counting.

         "INDUSTRI KAPITAL" means both of Industri Kapital 1997 Limited and Industri Kapital 2000 Limited, each incorporated under the laws of Jersey whose registered office is at 26 New Street, St Helier, Jersey JE2 3RA, Channel Islands.

         "INFORMATION PACKAGE" means:

         (a)      the Accountants' Reports;

         (b)      the Financial Plan;

         (c)      the Legal Due Diligence Reports;

         (d)      the Environmental Reports;

         (e)      the Kline Europe Consultants Reports;

         (f)      the Booz Allen Hamilton Reports; and

         (g)      the PWC Tax Review Report.

         "INITIAL EQUITY INJECTION" means an Equity Injection of Euro 30,000,000 made after the date the first Advance was made but on or before the Effective Date.

         "INSURANCE PROCEEDS" means all proceeds of insurance (net of Taxes and costs and expenses associated with the making of the relevant claims under the relevant policies) payable to (or to the order of) or received by a Group Company in respect of loss or destruction of, or damage to, an asset.

         "INTELLECTUAL PROPERTY RIGHTS" means all patents, trade marks, service marks, trade names, design rights, copyright (including rights in computer software and moral rights and in published and unpublished work), titles, rights to know-how and other intellectual property rights, in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world.

         "INTERCREDITOR AGREEMENT" means the intercreditor agreement dated the same date as this Agreement made between Issueco, Dynea, the Banks (other than the Term D Lender), the Facility Agent, the Security Trustee, the Issuing Bank and the Noteholder Trustee.

         "INTEREST DATE" means the last day of an Interest Period.

         "INTEREST RATE PROTECTION AGREEMENTS" means each agreement entered into or to be entered into between a Group Company and a Bank (other than the Term D Lender) for the purpose of hedging the Group's interest rate liabilities in relation to all or any part of the Term Loans.

         "INTEREST PERIOD" means each period determined in accordance with Clause 6 (Interest) for the purpose of calculating interest on Advances or overdue amounts.

         "INTRA-GROUP LOAN AGREEMENT" means each loan agreement, in the agreed form, made or to be made between Issueco and Dynea.

         "INVESTCOS" means the Dynea Investcos and the Dyno Investcos.

         "INVESTMENT AGREEMENT" means the subscription and shareholders' agreement dated 8 October 1999 as amended on as about the date of this Agreement made between, among others, (a) Parentco, (b) the Investors,
         (c) Orkla ASA, Swiss Branch, (d) Stichting Pensioenfonds PGGM, (e) Lansforsakringar Wasa Liv Forsakrings AB and (f) Weyerhaeuser Company Master Retirement Trust, together with the management shareholders' agreement dated on or about the date of this Agreement made between (a) Parentco, (b) the Management and (c) the Investors.

         "INVESTORS" means each of the entities specified in Schedule 1 of the Investment Agreement.

         "ISSUECO" means Dynea International Oy, a company incorporated in Finland with registered number 789.544 or any company that is substituted as the principal obligor in respect of the Senior Subordinated Notes pursuant to article 13 of the Senior Subordinated Notes Instrument and which has agreed to be bound by the terms of the Intercreditor Agreement pursuant to clause 16.2 of the Intercreditor Agreement.

         "ISSUECO BRIDGING LOAN" means the loan made pursuant to the Issueco Bridging Loan Agreement.

         "ISSUECO BRIDGING LOAN AMOUNT" means the principal amount of the Issueco Bridging Loan, as increased from time to time by the capitalisation of accrued interest.

         "ISSUECO BRIDGING LOAN AGREEMENT" means the credit agreement made or to be made between Issueco, Dynea, certain banks, Citibank International plc as facility agent and Salomon Brothers International Limited as lead arranger.

         "ISSUECO LOAN" means each loan made by Issueco to Dynea pursuant to an Intra-Group Loan Agreement or any other loan made by Issueco to a Group Company which is subject to the terms of the Intercreditor Agreement.

         "ISSUE DATE" means the date on which a Bank Guarantee is issued or is proposed to be issued by the Issuing Bank.

         "ISSUING BANK" means Citibank, N.A. or any other Bank (other than the Term D Lender) which is appointed as a successor Issuing Bank under Clause 16.15 (Distribution of Proceeds of Enforcement) as issuer of Bank Guarantees under the Revolving Credit Facility pursuant to Clause 4 (Utilisation of the Facilities).

         "KLINE EUROPE CONSULTANTS REPORTS" means the reports prepared by Kline Europe Consultants dated 27 October 1999 and 27 April 2000 respectively, each addressed, among others, to the Finance Parties or subject to a reliance letter in favour of the Finance Parties.

         "LEGAL DUE DILIGENCE REPORTS" means (a) the report entitled "Project Nova/Figaro Due Diligence Report Legal" dated September 1999 prepared by Messrs. Advokatfirman Vinge and (b) the report dated 25 November 1999 prepared by Messrs. Bugge, Arentz-Hansen & Rasmussen, in each case addressed, among others, to the Finance Parties or, as the case may be, subject to a reliance letter in favour of the Finance Parties.

         "LENDING OFFICE" means, in relation to a Bank, the office set out under its name in Schedule 1 (The Banks) or in the Schedule to its relevant Transfer Certificate, or such other office through which that Bank's Commitment is maintained and through which its Participation in the Facilities is made and maintained under this Agreement.

         "LIBOR" means, in relation to an Advance or overdue amount in a particular currency and in relation to a particular Interest Period:

         (a) the interest rate for deposits in that currency for a period equal to that Interest Period which appears on the screen display designated as "Page 248", "Page 3750", "Page 3740" or "Page 3770", as appropriate, on the Telerate Service (or such other screen display or service as may replace it for the purpose of displaying British Bankers' Association LIBOR Rates for deposits in that currency in the London interbank market) at or about 11.00 a.m. on the applicable Rate Fixing Day for that currency; and

         (b) if no such interest rate appears on the Telerate Service (or such replacement), the arithmetic mean (rounded upwards to the nearest whole multiple of 1/16%) of the rates per annum (as quoted to the Facility Agent at its request) at which each Reference Bank was offering deposits in that currency in an amount comparable with that Advance or overdue amount, as the case may be, to leading banks in the London interbank market for a period equal to that Interest Period at or about 11.00 a.m. on the applicable Rate Fixing Day for that currency.

         "LISTING" means the admission of any part of the share capital of Parentco or any Group Company to any recognised securities exchange.

         "LOANS" means the Term A Loan, the Term B Loan, the Term C Loan, the Term D Loan and the Revolving Loan; and "LOAN" shall be construed accordingly.

         "MAJORITY BANKS" means a group of Banks whose Commitments comprise at least 66-2/3 per cent. of the Total Commitments (taking no account, for the purpose of this definition, of the last sentence of sub-clause
         13.2.1 of Clause 13.2 (Acceleration, etc).

         "MANAGEMENT" means Oeivind Isaksen, Per Haga, Filip Frankenhauser, Pertti Silantera and Arve Sem-Henriksen.

         "MANAGEMENT ACCOUNTS" has the meaning given to that term in sub-clause
         12.2.2 of Clause 12.2 (Information Undertakings).

         "MANDATORY COST RATE" means the rate determined in accordance with
         Schedule 5 (Mandatory Cost Rate).

         "MARGIN" means the Cash Margin and, in respect of the Term D Loan Facility, the PIK Margin.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the ability of (a) any Group Company to comply with its payment obligations under any Financing Document or (b) Dynea to comply with its obligations under Clause 12.4 (Negative Undertakings).

         "MATERIAL COMPANY" means each Borrower, each Guarantor, Dynea Fort Smith Inc., Dyno Chemicals Ireland Ltd. and Dyno Overlays Inc. and each other Subsidiary of Dynea:

         (a) whose earnings before interest, Tax, depreciation and amortisation (computed, mutatis mutandis, on the same basis as EBITDA) are equal to or greater than 5 per cent. of EBITDA; or

         (b) whose net sales are equal to or greater than 5 per cent. of the aggregate net sales of the Group; or

         (c) whose assets have a value equal to or greater than 5 per cent. of the aggregate value of all assets owned by the Group.

         For the purpose of paragraphs (a) and (b), earnings before interest, Tax, depreciation, EBITDA and amortisation and net sales shall be measured over a period of at least 12 months duration ending on a Quarter Date.

         "NCO TARGET COMPANIES" means the NCO Group as such term is defined in the Dynea Acquisition Agreement.

         "NESTE AUSTRIAN SHARES" means all of the issued share capital of the Austrian Neste.

         "NESTE CANADIAN SHARES" means all of the issued share capital of the Canadian Neste.

         "NESTE FRENCH SHARES" means all of the issued share capital of the French Neste.

         "NESTE GROUP FACILITIES" means the senior term loan and revolving credit facilities in a maximum principal amount of Euro 288,300,000 made available, inter alia, by the Banks (other than the Term D Lender) to Dynea pursuant to a credit agreement dated 30th November 1999 and the mezzanine loan facility in a maximum principal amount of Euro 67,275,000 made available by certain lenders to Dynea pursuant to a mezzanine loan agreement dated 30 November 1999.

         "NESTE SWEDISH SHARES" means all of the issued share capital of the Swedish Neste.

         "NESTE US SHARES" means all of the issued share capital of the US
         Neste.

         "NET AVAILABLE PROCEEDS" means in relation to any Disposal by Dynea, the Net Cash Proceeds relating to such Disposal and in the case of any Disposal by any other Group Company such part of the Net Cash Proceeds thereof as:

         (a) such Group Company would be able lawfully to make available, directly or indirectly, to Dynea to enable Dynea to apply the same in prepayment of the Term Advances; and

         (b) in the case of a Disposal by a Group Company outside the United Kingdom, can be repatriated to Dynea without breaching any relevant exchange control or similar restrictions in the country where the Net Cash Proceeds are received by such Group Company.

         "NET CASH PROCEEDS" means in relation to a Disposal, the cash proceeds of such Disposal actually received by the Group Company concerned including, as at the date of actual receipt thereof any deferred consideration or consideration which is received, for whatever reason, otherwise than at the time of such Disposal, less:

         (a) all legal, title, registration and recording taxes and expenses, commissions, costs, fees and expenses incidental to, incurred on and fairly attributable to that Disposal;

         (b) such amount as the Auditors shall consider reasonable as provision against any Tax liability of any Group Company arising as a result of that Disposal as certified to the Facility Agent by such Auditors;

         (c) in the case of a Disposal by a Subsidiary of Dynea such provision as Dynea shall consider reasonable for all costs and Taxes incurred by the Group and fairly attributable to up-streaming the cash proceeds or making any distribution in connection therewith to enable them to reach Dynea;

         (d) any amount paid by the Group to top up an underfunded pension scheme in a Subsidiary or business disposed of to the extent necessary to facilitate the Disposal; and

         (e) any amount required to be paid by the Group to the proprietor of any Intellectual Property Rights related to the assets disposed of where such payment is required to enable such Intellectual Property Rights to be transferred with such assets to the extent necessary to facilitate the Disposal.

         "NEW BUSINESS PLAN" means the financial model including profit and loss, balance sheet and cash flow projections relating to the Group for the years 2005 to 2007 inclusive together with the written business plan each prepared by senior management of Dynea.

         "NORWEGIAN KRONER" and "NOK" means the lawful currency for the time being of Norway.

         "NOTEHOLDER TRUSTEE" means The Bank of New York as trustee for the holders of the Senior Subordinated Notes and any successor trustee.

         "OFFER" means the offer for the Dyno Shares to be made by Nordkem on the terms and conditions contained in the Offer Document.

         "OFFER DOCUMENT" means the document pursuant to which the Offer has been made.

         "OILFIELD CHEMICALS BUSINESS" means the business carried on by certain Group Companies specialising in the production of the speciality oilfield chemicals used predominantly to facilitate oil production and transportation.

         "ON-LENDING AGREEMENT" means the loan agreement dated 13 February 2004 between Dynco and Dynea pursuant to which Dynco agrees to lend the proceeds of the Term D Advances to Dynea.

         "OPERATING BUDGET" means, in relation to the Group and the period starting not later than the date of this Agreement and ending on 31 December 2000, the Financial Plan, and in relation to each successive 12 month period thereafter during the Security Period:

         (a)      a projected balance sheet;

         (b)      a projected profit and loss account;

         (c)      a projected cash flow statement; and

         (d) projected covenant calculations relating to each financial undertaking contained in Clause 12.4 (Negative Undertakings),

         relative to each such period and on a month by month basis and in relation to (b) and (c), on both consolidated and a segment business unit by segment business unit basis together with the Management's commentary drawing on the previous period's performance and forecast market conditions.

         "ORIGINAL EURO AMOUNT" means:

         (a) in relation to an Advance, or a Participation in an Advance, denominated in Euro, the amount of that Advance or that Participation, as the case may be;

         (b) subject to paragraph (e) below, in relation to an Advance, or a Participation in an Advance, denominated in an Alternative Currency, the Euro Equivalent of the amount of that Advance or that Participation, as the case may be, calculated as at the Drawdown Date of that Advance;

         (c) in relation to a Bank Guarantee, or that part of a Bank Indemnity relating to a particular Bank Guarantee, denominated in Euro, the Guaranteed Amount of that Bank Guarantee or the corresponding amount of the actual and contingent liability under that Bank Indemnity, as the case may be;

         (d) in relation to a Bank Guarantee, or that part of a Bank Indemnity relating to a particular Bank Guarantee, denominated in an Alternative Currency, the Euro Equivalent of the Guaranteed Amount of that Bank Guarantee or the Euro Equivalent of the corresponding amount of the actual and contingent liability under that Bank Indemnity, as the case may be, calculated as at the Issue Date of that Bank Guarantee;

         (e) in relation to a Term Advance denominated in an Alternative Currency under any Tranche or Facility listed in Column 1 of
                  Schedule 8 (Original Euro Amount), or a Participation in any such Advance the amount in Euros set out in Column 2 of
                  Schedule 8 (Original Euro Amount) opposite that Tranche or Facility or, as the case may be, the relevant portion of such amount; and

         (f) in relation to a Term Advance to be made under Tranche A1 or Tranche B1 or a Participation in any such Term Advance, the equivalent in euros calculated on the basis of an exchange rate of euro 1:NOK 8.0869,

         PROVIDED THAT if all or part of a Revolving Advance is not made or is repaid or prepaid or the liability of the issuer of a Bank Guarantee under that Bank Guarantee is permanently reduced, the "Original Euro Amount" of that Revolving Advance and of the Participations of the Banks in that Revolving Advance or, as the case may be, that Bank Guarantee and any related Bank Indemnities, shall be correspondingly reduced.

         "OXO SALE AGREEMENT" means the agreement dated on or about the date of this Agreement made between Nordkem B.V. and Lagrummet December nr 638 AB (to be renamed Oxo Holding AB) relating to the sale of the entire issued share capital of Marmorandum Holding AB.

         "PAPER CHEMICALS BUSINESS" means the paper chemicals business of Austrian Neste and its Subsidiaries and associated companies.

         "PAPER CHEMICALS BUSINESS SALE AGREEMENT" means the sale and purchase agreement relating to the Paper Chemicals Business made or to be made between Dynea and Austrian Neste as sellers and Kemira Chemicals Oy and Kemira Chemie GesmbH as buyers.

         "PARENTCO" means Nordkemi Oy Ab, a company incorporated in Finland with registered number 770.353.

         "PARTICIPATING MEMBER STATE" means a member state of the European Union which has adopted or adopts the single currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time).

         "PARTICIPATION" means, in relation to a Bank:

         (a) and an Advance or a Loan, the part of that Advance or that Loan, as the case may be, made available or to be made available by that Bank and thereafter the part of that Advance or that Loan, as the case may be, owing to that Bank from time to time;

         (b) and the Facilities, the aggregate of its Participations in each Loan and its liabilities under its Bank Indemnity.

         "PARTY" means a party to this Agreement.

         "PERFORMANCE GUARANTEES" means:

         (a) the performance guarantees entered into on or about 13 February 2004 by IK 1997 Limited and IK 2000 Limited in favour of Dynea guaranteeing the availability of Euro 9,700,000 of Tranche D2 of the Term D Loan Facility; and

         (b) the performance guarantee entered into on or about 13 February 2004 by Dynea Oy in favour of Dynea guaranteeing the availability of Euro 300,000 of Tranche D2 and all of Tranche D3 of the Term D Loan Facility.

         "PERMITTED ENCUMBRANCE" means:

         (a)      any Encumbrance created under the Financing Documents;

         (b) any right of set off or lien, in each case arising by operation of law or in the ordinary course of its day to day business;

         (c) any retention of title to goods supplied to a Group Company in the ordinary course of its trading activities;

         (d) any right of netting or set off over credit balances on bank accounts of Group Companies arising in the ordinary course of the banking arrangements of the Group including, for the avoidance of doubt, as part of a cash pooling arrangement;

         (e) any agreement entered into by a Group Company in the ordinary course of its trading activities to sell or otherwise dispose of any asset on terms whereby that asset is or may be leased to or re-acquired or acquired by a Group Company;

         (f) any lien in favour of a bank over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into in the ordinary course of its trading activities;

         (g) any Encumbrance over an asset of a company which becomes a Subsidiary of Dynea (other than by reason of its incorporation) after the date of this Agreement, being an Encumbrance which is in existence at the time at which that company becomes such a Subsidiary but only if (i) that Encumbrance was not created in contemplation of such company becoming a Subsidiary of Dynea, (ii) the principal amount secured by that Encumbrance has not been and shall not be increased and (iii) that Encumbrance is discharged within 6 months of the date on which that company became a Subsidiary of Dynea;

         (h) any Encumbrance over an asset acquired by a Group Company after the date of this Agreement and subject to which that asset is acquired but only if (i) that Encumbrance was not created in contemplation of its acquisition by that company,
                  (ii) the amount secured by that Encumbrance has not been increased in contemplation of, or since the date of, its acquisition by that company and (iii) that Encumbrance is discharged within 6 months of the date of its acquisition by that company;

         (i) for the period from the Unconditional Date to and including the date falling 30 days thereafter, any Encumbrance over the assets of Dyno and its Subsidiaries existing as at the date of this Agreement;

         (j) until the first Drawdown Date, Encumbrances securing the Neste Group Facilities;

         (k)      any other Encumbrance created with the consent of the Majority
                  Banks;

         (l) any Encumbrance over Dyno's future claims against the Captive Insurance Company securing Indebtedness under the Captive Bridging Loan Agreement;

         (m) any Encumbrance in respect of cash collateral provided in respect of Indebtedness under the Existing Dyno Bonds; and

         (n)      any Encumbrance not otherwise permitted pursuant to paragraphs
                  (a) to (l) (inclusive) in respect of any assets not exceeding, in aggregate, Euro 4,500,000 in value (but where the value of such assets which are beneficially owned by the Charging Group Companies does not exceed, in aggregate Euro 2,000,000).

         "PERMITTED INDEBTEDNESS" means:

         (a)      Indebtedness under any Financing Document;

         (b)      Indebtedness under the Intra-Group Loan Agreements;

         (c) Indebtedness existing at the date of this Agreement between Group Companies;

         (d) Indebtedness under any Finance Lease permitted under sub-clause 12.6.1(e) of Clause 12.6 (Financial Undertakings);

         (e) Indebtedness of any Charging Group Company to another Charging Group Company;

         (f) Indebtedness of any Group Company which is not a Charging Group Company to another such Group Company;

         (g) any Indebtedness that is subordinated to the Facilities on terms satisfactory to the Majority Banks;

         (h)      Indebtedness of any Group Company to a Charging Group Company;

         (i) Indebtedness of any Group Company under any forward or spot foreign exchange contract or any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement PROVIDED THAT such contract, agreement or instrument is entered into by such Group Company in the ordinary course of its day-to-day business for non-speculative purposes;

         (j) Indebtedness of Dynochem Vietnam in respect of a subsidised NORAD loan up to the maximum aggregate amount of NOK13,600,000;

         (k) Indebtedness of Krems Chemie AG up to the maximum aggregate amount of ATS 36,500,000 in respect of three loans made by CA-BV and Osterreichische Investkredit;

         (l) Indebtedness under the indemnity given in clause 10.5 of the Dynea Acquisition Agreement;

         (m) Indebtedness under any cash management facility entered into by one or more Group Companies;

         (n) Indebtedness under any documentary credit facility which is discharged within 120 days of the date such credit is issued;

         (o) until the first Drawdown Date, Indebtedness arising under the Neste Group Facilities;

         (p)      Indebtedness of Dyno under the Captive Bridging Loan
                  Agreement;

         (q) Indebtedness of Dynea under its guarantee of the Issueco Bridging Loan contained in the Issueco Bridging Loan Agreement;

         (r) Indebtedness of Dynea under its guarantee of the Senior Subordinated Notes contained in the Senior Subordinated Notes Instrument and under any indemnity given under the purchase agreement or the registration rights agreement or the Senior Subordinated Notes Instrument relating to the Senior Subordinated Notes;

         (s) until the date falling 30 days after the Unconditional Date, Indebtedness of Dyno and its Subsidiaries which existed at the date of this Agreement;

         (t) guarantees in respect of employees' Indebtedness to the extent that such guarantees when aggregated with loans under sub-clause 12.4.6(f) of Clause 12.4 (Negative Undertakings) do not exceed Euro 1,000,000;

         (u) until the date falling 60 days after the Unconditional Date, Indebtedness of Dyno under the Existing Dyno Bonds;

         (v)      Defeased Dyno Bonds Indebtedness;

         (w)      Indebtedness of Dynea under the On-Lending Agreement; and

         (x)      Indebtedness not otherwise referred to in paragraphs (a) to
                  (w) (inclusive) in an aggregate principal amount not exceeding Euro 9,500,000 for the Group taken as a whole.

         "PERMITTED SENIOR SUBORDINATED NOTES PAYMENT" means:

         (a) a payment of interest on the Senior Subordinated Notes at a rate of 12.25 per cent. per annum pursuant to section 4.01 of the Senior Subordinated Notes Indenture;

         (b) a payment of fees, costs, indemnities, taxes and/or expenses pursuant to article 7 of the Senior Subordinated Notes Instrument;

         (c) a payment of an Additional Amount (as defined in the Senior Subordinated Notes Instrument) pursuant to section 4.15 of the Senior Subordinated Notes Instrument;

         (d) a payment of Special Interest (as defined in the Senior Subordinated Notes); or

         (e) the repayment of the Senior Subordinated Notes on the Stated Maturity (as defined in the Senior Subordinated Notes Instrument of the Senior Subordinated Notes.

         "PIK MARGIN" means, in respect of the Term D Loan Facility, 1.00 per cent. per annum.

         "POLYESTER BUSINESS" means the business carried on by certain Group Companies specialising in the production of unsaturated polyesters and polyester gel coats.

         "POTENTIAL DEFAULT" means an event or omission which, with the giving of any notice or the lapse of time, in each case, under Clause 13.1 (Default), would be a Default.

         "PROPERTY CHARGE" means a mortgage or charge over real property in the agreed form.

         "PUT AND CALL AGREEMENT" means the put and call agreement entered into on or about 13 February 2004 between the Security Trustee, Dynea and Dynea Oy.

         "PWC DYNO STRUCTURING MEMORANDUM" means the memorandum prepared by PricewaterhouseCoopers in relation to, inter alia, the acquisition of the Dyno Shares.

         "PWC TAX REVIEW REPORT" means the tax review report prepared by PricewaterhouseCoopers entitled "PWC Project Fire - Limited Tax Review Report" dated 24 November 1999 addressed, among others, to the Finance Parties or subject to a reliance letter in favour of the Finance Parties.

         "QUARTER DATE" means each 31 March, 30 June, 30 September and 31 December.

         "RATE FIXING DAY" means, in relation to any currency and any Interest Period, the day on which quotes are customarily given in the London interbank market for deposits in that currency for delivery on the first day of that Interest Period, PROVIDED THAT if, for any such period, quotations would ordinarily be given on more than one date, the Rate Fixing Day for that period shall be the last of those dates.

         "RECEIVING AGENT" means Orkla Enskilda Securities ASA, P O Box 1724, Vika, 0121 Oslo, Norway in its capacity as receiving agent for acceptances under the terms of the Offer.

         "REFERENCE BANKS" means the principal London offices of Citibank N.A. or such other bank or banks as may be agreed between the Facility Agent (acting on the instructions of the Majority Banks) and Dynea.

         "REMAINING DYNEA SHARES" means that part of the issued share capital of each of the NCO Target Companies acquired pursuant to the Dynea Acquisition Agreement, other than the Neste Austrian Shares, the Neste Canadian Shares, the Neste French Shares, the Neste Swedish Shares and the Neste US Shares.

         "RESERVATIONS" means the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors, the time barring of claims, the possibility that an undertaking to assume liability for or to indemnify against non payment of stamp duty may be void, defences of set off or counterclaim and similar principles.

         "RESTRUCTURING COSTS" means any of the restructuring costs set out in the cashflow statement for the year 2000 contained in the Financial Plan which are paid by 31 December 2001 (up to an aggregate maximum amount of Euro 20,000,000).

         "REVOLVING ADVANCE" means an advance made or to be made to a Borrower under the Revolving Credit Facility or, as the case may be, the outstanding principal amount of any such advance.

         "REVOLVING CREDIT COMMITMENT" means, in relation to a Bank, the principal amount described as such set opposite its name in Schedule 1 (The Banks) or set out under the heading "Amount of Commitment Transferred" in the Schedule to any relevant Transfer Certificate, in each case as reduced or cancelled in accordance with this Agreement.

         "REVOLVING CREDIT COMMITMENT PERIOD" means the period from and including the date of this Agreement to but excluding the date falling 1 month before the Final Repayment Date in relation to the Revolving Credit Facility.

         "REVOLVING CREDIT FACILITY" means the multicurrency revolving loan and guarantee facility referred to in sub-clause 2.1.1(e) of Clause 2.1 (Facilities).

         "REVOLVING CREDIT FACILITY LIMIT" means, subject to Clause 7.15 (Cancellation of Facilities), Euro 100,000,000.

         "REVOLVING LOAN" means, at any time, all Revolving Advances at that time.

         "SALE" means a disposal of all or substantially all of the business and assets of the Group.

         "SECURITY DOCUMENTS" means:

         (a)      any Guarantee executed by a Group Company;

         (b)      any Share Charge executed by Issueco or a Group Company;

         (c)      any Guarantee and Debenture executed by a Group Company;

         (d)      any Asset Security Document executed by a Group Company;

         (e)      any Property Charge executed by a Group Company;

         (f)      the Dynea Security Assignment;

         (g)      the Put and Call Agreement;

         (h)      each Confirmation Document;

         (i)      the Intercreditor Agreement; and

         (j) any guarantee and any document creating security executed and delivered after the date of this Agreement as security for any of the obligations and liabilities of any Borrower and the other Group Companies under any Financing Document.

         "SECURITY PERIOD" means the period starting on the date of this Agreement and ending on the date on which all of the obligations and liabilities of the Group Companies under each Financing Document are discharged in full and none of the Finance Parties has any continuing obligation in relation to the Facilities.

         "SECURITY TRUSTEE" means Citibank International plc in its capacity as security trustee and agent and each successor Security Trustee appointed under Clause 16.2 (Payments).

         "SENIOR DISCHARGE DATE" means the date on which all of the obligations and liabilities of the Group Companies in respect of the Term A Loan Facility, the Term B Loan Facility, the Term C Loan Facility and the Revolving Credit Facility are discharged in full and none of the Finance Parties has any continuing obligation in relation to such Facilities.

         "SENIOR SUBORDINATED NOTES" means up to Euro 250,000,000 fixed interest senior subordinated notes due 2010 to be issued by Issueco and shall include any Exchange Notes (as defined in the Senior Subordinated Notes Instrument).

         "SENIOR SUBORDINATED NOTES DOCUMENTS" means the Senior Subordinated Notes Instrument and the Senior Subordinated Notes.

         "SENIOR SUBORDINATED NOTES INSTRUMENT" means the indenture executed or to be executed by Issueco, Dynea and the Noteholder Trustee pursuant to which the Senior Subordinated Notes are or will be constituted.

         "SHARE CHARGE" means any share charge or share pledge, in each case in the agreed form, executed or to be executed in favour of the Finance Parties represented by the Security Trustee over all or substantially all of the issued share capital of any Group Company.

         "SHARED SECURITY DOCUMENTS" has the meaning given to that term in sub-clause 16.15.1 of Clause 16.15 (Distribution of Proceeds of Enforcement).

         "SUBSCRIPTION PROCEEDS" means the proceeds of a subscription for new shares in Dynea by Issueco where such shares are subject to a Share Charge executed by Issueco.

         "SUBSIDIARY" means a company, partnership or stock corporation:

         (a) in respect of which another company, partnership or stock corporation holds (whether directly or indirectly) more than 50 per cent. of the voting rights in it; or

         (b) in respect of which another company, partnership or stock corporation is a member of it and either (i) has the right to appoint or remove a majority of its board of directors or (ii) controls alone, pursuant to an agreement with other shareholders, members, holders of partnership interests or stockholders, more than 50 per cent. of the voting rights in it; or

         (c) which is a subsidiary of a company, partnership or stock corporation which is itself a subsidiary of that other company, partnership or stock corporation.

         "SURPLUS CASH" means, in relation to any Financial Year of Dynea, the amount by which Cashflow for that Financial Year exceeds the aggregate of (a) Total Funding Costs for that Financial Year, (b) the aggregate amount of prepayments of the Term Loan Facilities made in that Financial Year pursuant to Clauses 7.6 (Mandatory Prepayment of Net Available Proceeds), 7.8 (Mandatory Prepayment of Insurance Proceeds),
         7.9 (Mandatory Prepayment of Vendor Payments), 7.11 (Net Cash Proceeds of the Polyester

         Business) and 7.13 (Voluntary Prepayment of Advances) inclusive and (c) Euro 10,000,000 PROVIDED THAT for the purpose of this definition Cashflow shall be calculated excluding paragraph (n) of that definition and PROVIDED THAT in computing Cashflow for the above purposes, no account shall be taken of paragraph (l) of the definition thereof or of
         (1) in the last sentence of the definition of EBITDA.

         "SWEDISH KRONER" and "SEK" means the lawful currency for the time being of Sweden.

         "TARGET" means the Trans-European Real-Time Gross Settlement Express Transfer payment system.

         "TARGET DAY" means any date on which TARGET is open for the settlement of payments in Euro.

         "TAXES" includes all present and future taxes, charges, imposts, duties, levies, deductions, withholdings or fees of any kind whatsoever, or any amount payable on account of or as security for any of the foregoing, by whomsoever on whomsoever and wherever imposed, levied, collected, withheld or assessed, together with any penalties, additions, fines, surcharges or interest relating thereto; and "TAX" and "TAXATION" shall be construed accordingly.

         "TERM A ADVANCE" means each advance made or to be made to a Borrower under the Term A Loan Facility or, as the case may be, the outstanding principal amount of that advance, and each advance into which a Term A Advance is split pursuant to sub-clause 6.3.4 of Clause 6.3 (Interest Periods).

         "TERM A INSTALMENT" has the meaning given to that term in Clause 7.1 (Repayment of Term A Loan).

         "TERM A INSTALMENT REPAYMENT DATE" has the meaning given to that term in Clause 7.1 (Repayment of Term A Loan).

         "TERM A LOAN" means, at any time, the aggregate of all Term A Advances outstanding at that time.

         "TERM A LOAN COMMITMENT" means, in relation to a Bank, the principal amount described as such set opposite its name in Schedule 1 (The Banks) or set out under the heading "Amount of Commitment Transferred" in the Schedule to any relevant Transfer Certificate, in each case, as reduced or cancelled in accordance with this Agreement.

         "TERM A LOAN FACILITY" means the term loan facility referred to in sub-clause 2.1.1(a) of Clause 2.1 (Facilities).

         "TERM ADVANCES" means all and each of the Term A Advances, the Term B Advances, the Term C Advances and the Term D Advances and "TERM ADVANCE" shall be construed accordingly.

         "TERM B ADVANCE" means the advance made or to be made to a Borrower under the Term B Loan Facility or, as the case may be, the outstanding principal amount of that advance and each advance into which a Term B Advance is split pursuant to sub-clause 6.3.4 of Clause 6.3 (Interest Periods).

         "TERM B INSTALMENT" has the meaning given to that term in Clause 7.2 (Repayment of Term B Loan).

         "TERM B INSTALMENT REPAYMENT DATE" has the meaning given to that term in Clause 7.2 (Repayment of Term B Loan).

         "TERM B LOAN" means, at any time, the aggregate of all Term B Advances outstanding at that time.

         "TERM B LOAN COMMITMENT" means, in relation to a Bank, the principal amount described as such set opposite its name in Schedule 1 (The Banks) or set out under the heading "Amount of Commitment Transferred" in the Schedule to any relevant Transfer Certificate, in each case, as reduced or cancelled in accordance with this Agreement.

         "TERM B LOAN FACILITY" means the term loan facility referred to in sub-clause 2.1.1(b) of Clause 2.1 (Facilities).

         "TERM C ADVANCE" means the advance made or to be made to a Borrower under the Term C Loan Facility or, as the case may be, the outstanding principal amount of that advance and each advance into which a Term C Advance is split to pursuant to sub-clause 6.3.4 of Clause 6.3 (Interest Periods).

         "TERM C LOAN" means, at any time, the aggregate of all Term C Advances outstanding at that time.

         "TERM C LOAN COMMITMENT" means, in relation to a Bank, the principal amount described as such set opposite its name in Schedule 1 (The Banks) or set out under the heading "Amount of Commitment Transferred" in the Schedule to any relevant Transfer Certificate, in each case, as reduced or cancelled in accordance with this Agreement.

         "TERM C LOAN FACILITY" means the term loan facility referred to in sub-clause 2.1.1(c) of Clause 2.1 (Facilities).

         "TERM COMMITMENT PERIOD" means the period from and including the date of this Agreement to and including 31 August 2000.

         "TERM D ADVANCE" means each advance made or to be made to Dynco under the Term D Loan Facility or, as the case may be, the outstanding principal amount of that advance and each advance into which a Term D Advance is split to pursuant to sub-clause 6.3.4 of Clause 6.3 (Interest Periods).

         "TERM D LENDER" means (a) Dynea Oy, (b) any bank or financial institution to which Dynea Oy assigns any of its rights and benefits under the Financing Documents or transfers any of its rights and obligations under the Financing Documents in accordance with Clause 21 (Assignments and Transfers) and (c) any further assignee or transferee of such rights, benefits and obligations.

         "TERM D LOAN" means, at any time, the aggregate of all Term D Advances outstanding at that time.

         "TERM D LOAN COMMITMENT" means, in relation to a Bank, the principal amount described as such set opposite its name in Schedule 1 (The Banks).

         "TERM D LOAN FACILITY" means the term loan facility referred to in sub-clause 2.1.1(d) of Clause 2.1 (Facilities).

         "TERM LOAN BORROWER" means Dynea, Nordkem or Dynco and "TERM LOAN BORROWERS" shall be construed accordingly.

         "TERM LOAN FACILITIES" means all and each of the Term A Loan Facility, the Term B Loan Facility, the Term C Loan Facility and the Term D Loan Facility.

         "TERM LOANS" means all and each of the Term A Loan, the Term B Loan, the Term C Loan and the Term D Loan; and "TERM LOAN" shall be construed accordingly.

         "TOTAL COMMITMENTS" means the aggregate of the Term A Loan Commitments, the Term B Loan Commitments, the Term C Loan Commitments and the Revolving Credit Commitments of the Banks.

         "TOTAL FUNDING COSTS" means, in relation to any period, the aggregate of:

         (a)      Total Net Interest Costs for that period;

         (b) all scheduled repayments of the Term Loans falling due during that period; and

         (c) the capital element of all rentals or, as the case may be, other payments payable in that period, in each case, under any Finance Lease entered into by any Group Company.

         "TOTAL NET DEBT" means the aggregate of:

         (a) that part of the Indebtedness of Group Companies (excluding the Issueco Loans) which relates to obligations for the payment or repayment of money in respect of principal incurred in respect of (i) moneys borrowed or raised, (ii) any bond, note, loan stock, debenture or similar instrument, or (iii) any acceptance credit, bill discounting, note purchase, factoring (to the extent that there is recourse to a Group Company) or documentary credit facility (including, for the avoidance of doubt, any indebtedness under this Agreement);

         (b)      the principal amount of the Senior Subordinated Notes; and

         (c) the capital element of all rentals or, as the case may be, other payments payable, in each case, under any Finance Lease entered into by any Group Company,

         less the aggregate of:

         (i)      cash at hand and at bank of the Group;

         (ii)     Cash Equivalents owned by the Group.

         "TOTAL NET INTEREST COSTS" means, in relation to any period, the aggregate of (a) all interest, commissions, periodic fees and other financing charges payable in cash by the

         Group Companies (other than to another Group Company) during that period (including the interest element payable under any Finance Lease) and (b) all interest payable in cash on the Senior Subordinated Notes during that period less any interest receivable in respect of cash balances, less any sums receivable or plus any sums payable by the Borrowers under any interest rate protection agreement of whatever description during that period, and for the avoidance of doubt excluding (a) any fees and commission payable in relation to the Dynea Acquisition or the Dyno Acquisition, (b) any amounts amortised on finance costs and issue costs arising from the Dynea Acquisition or the Dyno Acquisition, (c) any interest payable on the Issueco Loans, (d) any interest payable on the Captive Bridging Loan and (e) any PIK Margin.

         "TOTAL NET SENIOR INTEREST COSTS" means, in relation to any period, the aggregate of Total Net Interest Costs for that period less all interest and fees payable in cash on the Senior Subordinated Notes and the Term D Loan Facility during that period.

         "TOTAL REVOLVING CREDIT AMOUNT" means the aggregate of all Revolving Advances denominated in Euros, the Guaranteed Amount of all Bank Guarantees issued by the Issuing Bank denominated in Euros, the Euro Equivalent at the date of computation of all Advances denominated in Alternative Currencies, and the Euro Equivalent at the date of computation of the Guaranteed Amount of all Bank Guarantees denominated in an Alternative Currency.

         "TOTAL REVOLVING CREDIT COMMITMENTS" means the aggregate of the Banks' Revolving Credit Commitments.

         "TOTAL TERM A LOAN COMMITMENTS" means the aggregate of the Banks' Term A Loan Commitments.

         "TOTAL TERM B LOAN COMMITMENTS" means the aggregate of the Banks' Term B Loan Commitments.

         "TOTAL TERM C LOAN COMMITMENTS" means the aggregate of the Banks' Term C Loan Commitments.

         "TOTAL TERM D LOAN COMMITMENTS" means the aggregate of the Banks' Term D Loan Commitments.

         "TRANCHE A1", "TRANCHE A2" and "TRANCHE A3" have the meanings given to them respectively in sub-clause 2.1.1(a) of Clause 2.1 (Facilities), "TRANCHE B1", "TRANCHE B2", "TRANCHE B3" and "TRANCHE B4" have the meanings given to them respectively in sub-clause 2.1.1(b) of Clause
         2.1 (Facilities), and "TRANCHES" means any one of them.

         "TRANSACTION DOCUMENTS" means, in relation to a Group Company, each of the following documents to which it is a party: the Financing Documents, the Dynea Acquisition Agreement and the Investment Agreement.

         "TRANSFER CERTIFICATE" means a document substantially in the form set out in Schedule 6 (Form of Transfer Certificate).

         "UNCONDITIONAL DATE" means the date the Offer becomes unconditional in all respects.

         "US DOLLARS" and "US $" means the lawful currency for the time being of the United States of America.

         "US HOLDCO" means Marmorandum Holding Company Inc., a company incorporated in the United States of America whose registered office is at 4400 Post Oak Parkway, Suite 1230, Houston, TX 77027.

         "US NESTE" means Dynea Chemicals Holding Inc., a company incorporated in the United States of America whose registered office is at 4400 Post Oak Parkway, Suite 1230, Houston, TX 77027.

         "VAT" means value added tax as provided for in the Value Added Tax Act 1994 and legislation (or purported legislation and whether delegated or otherwise) supplemental to that Act or in any primary or secondary legislation promulgated by the European Community or any official body or agency of the European Community, and any tax similar or equivalent to value added tax imposed by any country other than the United Kingdom and any similar or turnover Tax replacing or introduced in addition to any of the same.

1.2      HEADINGS

         The headings in this Agreement are for convenience only and shall be ignored in construing this Agreement.

1.3      INTERPRETATION

         In this Agreement (unless otherwise provided):

         1.3.1 words importing the singular shall include the plural and vice versa;

         1.3.2 references to Clauses and Schedules are to be construed as references to the Clauses of, and schedules to, this Agreement;

         1.3.3 references to any Financing Document or any other document shall be construed as references to that Financing Document or that other document, as amended, varied, novated or supplemented, as the case may be;

         1.3.4 references to any statute or statutory provision include any statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute;

         1.3.5 references to a document being "IN THE AGREED FORM" means that document the form and content of which has been approved by the Facility Agent and which has endorsed on it the words "in the agreed form" and which is initialled by or on behalf of the Facility Agent and Dynea;

         1.3.6 references to "ASSETS" shall include revenues and property and the right to revenues and property and rights of every kind, present, future and contingent and whether tangible or intangible (including uncalled share capital);

         1.3.7 the words "INCLUDING" and "IN PARTICULAR" shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding words;

         1.3.8 the words "OTHER" and "OTHERWISE" shall not be construed ejusdem generis with any foregoing words where a wider construction is possible;

         1.3.9 references to a "PERSON" shall be construed so as to include that person's assigns, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state;

         1.3.10 where there is a reference in this Agreement to any amount, limit or threshold specified in Euro, in ascertaining whether or not that amount, limit or threshold has been attained, broken or achieved, as the case may be, a non Euro amount shall be counted on the basis of the Euro Equivalent of that amount;

         1.3.11 accounting terms shall be construed so as to be consistent with IAS; and

         1.3.12   references to time are to London time.

1.4      THIRD PARTY RIGHTS

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

2.       FACILITIES

2.1      FACILITIES

         2.1.1    Subject to the terms of this Agreement:

                  (a) the Banks (other than the Term D Lender) agree to make available a term A loan facility in an Original Euro Amount of Euro 189,841,693 in three tranches as follows:

                           (i) to Nordkem, a tranche ("TRANCHE A1") of up to NOK 843,333,333 to be drawn down in Norwegian Kroner;

                           (ii) to Dynea, a tranche ("TRANCHE A2") of US$ 44,666,667 to be drawn down in US Dollars;

                           (iii) to Dynea, a tranche ("TRANCHE A3") of Can$ 50,666,667 to be drawn down in Can Dollars;

                  (b) the Banks (other than the Term D Lender) agree to make available a term B loan facility in an Original Euro Amount of Euro 94,920,847 in four tranches as follows:

                           (i) to Nordkem, a tranche ("TRANCHE B1") of NOK 167,533,089 to be drawn down in Norwegian Kroner;

                           (ii) to Dynea, a tranche ("TRANCHE B2") of NOK 254,133,577 to be drawn down in Norwegian Kroner;

                           (iii) to Dynea, a tranche ("TRANCHE B3") of US$ 22,333,333 to be drawn down in US Dollars; and

                           (iv) to Dynea, a tranche ("TRANCHE B4") of Can$ 25,333,333 to be drawn down in Can Dollars;

                  (c) the Banks (other than the Term D Lender) agree to make available to Dynea a term C loan facility in the Original Euro Amount of Euro 94,786,533 to be drawn down in US Dollars in the amount of US$86,000,000;

                  (d) the Term D Lender agrees to make available to Dynco a term D loan facility in the maximum principal amount of Euro 31,700,000 in three tranches as follows:

                           (i)      a tranche ("TRANCHE D1") of Euro 15,300,000;

                           (ii)     a tranche ("TRANCHE D2") of Euro 10,000,000;
                                    and

                           (iii)    a tranche ("TRANCHE D3") of Euro 6,400,000;

                  (e) the Banks (other than the Term D Lender) agree to make available to the Borrowers, a multicurrency revolving loan and guarantee facility in the maximum principal amount of Euro 100,000,000.

         2.1.2 To the extent that Dynea receives any amount from Issueco by way of Subscription Proceeds or under any Issueco Loan (but excluding any Subscription Proceeds and the proceeds of any Issueco Loan which are taken into account in calculating EBITDA) then the Term D Commitments shall be correspondingly reduced, and any such reduction shall be applied against undrawn amounts under Tranche D2 and Tranche D3 in inverse chronological order.

         2.1.3 Notwithstanding any other term of this Agreement, the aggregate of the Original Euro Amount of all Revolving Advances and Bank Guarantees issued by the Issuing Bank shall not, at any time, exceed the Total Revolving Credit Commitments.

2.2      OBLIGATIONS SEVERAL

         2.2.1 The obligations of each of the Finance Parties under this Agreement are several.

         2.2.2 The failure of a Finance Party to carry out its obligations under this Agreement shall not relieve any other Party of any of its obligations under this Agreement.

         2.2.3 None of the Finance Parties shall be responsible for the obligations of any other Party under this Agreement.

2.3      RIGHTS SEVERAL

         2.3.1 The rights of each Finance Party under this Agreement are several. All amounts due, and obligations owed, to each of them are separate and independent debts or, as the case may be, obligations.

         2.3.2 Each Finance Party may, except as otherwise stated in this Agreement, separately enforce its rights under this Agreement.

         2.3.3 Dynea shall, and it shall procure that each Charging Group Company will, with the agreement of each of the Finance Parties, pay sums equal to any sums owing to any Finance Party under any of the Financing Documents to the Security Trustee as joint and several creditor thereof when and to the extent due from it under the terms of such Financing Documents to such bank account as the Security Trustee may direct.

         2.3.4 For the purposes of taking security as contemplated by the Security Documents governed by the laws of Austria, Belgium, Finland, France, Norway and The Netherlands the Security Trustee shall be the joint and several creditor (together with each other Finance Party) of each and every obligation of any Charging Group Company towards such Finance Party under any Financing Documents, so that accordingly the Security Trustee will have its own independent right to demand performance by the relevant Charging Group Company of those obligations, and such obligations will be discharged by and to the extent of any discharge thereof either to the Security Trustee or to the relevant Finance Party.

2.4      ADDITIONAL BORROWERS

         2.4.1 Dynea may, on giving notice to the Facility Agent, nominate a Charging Group Company incorporated in Norway, Canada, the USA or any country within the European Union as an additional Borrower.

         2.4.2 Dynea may, on giving notice to the Facility Agent and subject to the consent of each Bank, nominate a Charging Group Company incorporated outside the jurisdictions specified in sub-clause
                  2.4.1 as an additional Borrower.

         2.4.3 A Charging Group Company wishing to become an additional Borrower shall execute and deliver a Deed of Accession to the Facility Agent together with all the documents referred to in the Schedule to that Deed of Accession, each in form and substance satisfactory to the Facility Agent acting reasonably.

         2.4.4 A Charging Group Company shall accede to this Agreement as a Borrower on the Facility Agent counter signing the relevant Deed of Accession.

         2.4.5 Each Party authorises the Facility Agent to execute on its behalf a Deed of Accession delivered to the Facility Agent in accordance with the terms of this Clause 2.4 (Additional Borrowers).

2.5      THE TERM D LOAN FACILITY

         The terms relating to the repayment and prepayment in respect of the Term D Loan Facility are set out in Schedule 9 (Provisions relating to the Term D Loan Facility).

2.6      OBLIGATIONS OF THE TERM D LENDER

         The Term D Lender shall have no obligations hereunder save under sub-clause 2.2.1 of Clause 2.2 (Obligations several), sub-clause 2.4.5 of Clause 2.4 (Additional Borrowers), Clause 10.4 (Release of security on Disposals), Clause 10.5 (Release of security at end of Security Period) and Clause 16 (The Finance Parties) notwithstanding any other provision hereof.

2.7      ON-LENDING AGREEMENT

         2.7.1 Dynco and Dynea hereby agree that the terms of the On-Lending Agreement shall be subject to the provisions of Schedule 10 (Subordination).

         2.7.2    Dynco and Dynea hereby agree that:

                  (a) the On-Lending Agreement shall not be amended, varied, supplemented or novated; and

                  (b) neither Dynco nor Dynea shall assign or transfer its rights under the On-Lending Agreement,

                  in each case without the prior written consent of the Facility Agent.

2.8      PURPOSE OF THE TERM LOAN FACILITIES

         2.8.1    The proceeds of the Term A Advances (other than under Tranche
                  A1), the Term B Advances (other than under Tranche B1 and Tranche B2) and the Term C Loan Facility shall only be used to refinance, directly or indirectly, the Neste Group Facilities.

         2.8.2 The proceeds of Tranche A1, Tranche B1 and Tranche B2 shall only be used to:

                  (a) pay the consideration payable by Nordkem for the Dyno Shares purchased by it pursuant to the Offer or pursuant to the mandatory offer which Nordkem will issue pursuant to the Norwegian Securities Trading Act chapter 4 and the procedure as to compulsory transfer of shares in a subsidiary pursuant to the Norwegian Act relating to Public Limited Liability Companies (ASA) section 4-26, which Nordkem will undertake after completion of the mandatory offer;

                  (b) pay the Acquisition Costs relating to the Dyno Acquisition; and

                  (c) refinance the existing Indebtedness of Dyno and its Subsidiaries.

         2.8.3 The proceeds of the Term D Advances shall only be used by Dynco for working capital purposes.

2.9      PURPOSE OF THE REVOLVING CREDIT FACILITY

         2.9.1    The proceeds of Revolving Advances shall only be used by each
                  Borrower:

                  (a) for the general corporate purposes of that Borrower (but not to make prepayments of the Term Loans or any payments in respect of the Issueco Loan and not to acquire any business or shares or securities of any company);

                  (b)      to repay maturing Revolving Advances; and

                  (c) for the purposes set out in sub-clause 2.8.2(a) of Clause 2.8 (Purpose of the Term Loan Facilities) but only up to the maximum aggregate amount of Euro 20,000,000.

         2.9.2 Bank Guarantees shall be issued by the Issuing Bank for the general corporate purposes of the relevant Borrower.

2.10     UNDERTAKING BY THE BORROWERS

         Each Borrower undertakes that it will only utilise the Facilities as permitted by Clauses 2.8 (Purpose of the Term Loan Facilities) and 2.9 (Purpose of the Revolving Credit Facility).

2.11     NO LIABILITY

         None of the Finance Parties shall be concerned as to the use or application of the proceeds of the Advances or the use or applications of amounts made available under any Facility.

3.       CONDITIONS PRECEDENT

3.1      CONDITIONS PRECEDENT

         All the conditions set out in Part I of Schedule 2 (Conditions Precedent) have been satisfied or waived.

3.2      CONFIRMATION OF SATISFACTION

         The Facility Agent shall, at the request of Dynea, certify whether or not any one or more of the conditions set out in Part I of Schedule 2 (Conditions Precedent) have been satisfied or, as the case may be, waived.

4.       UTILISATION OF THE FACILITIES

4.1      DRAWDOWN OF TERM A LOAN FACILITY

         4.1.1 Subject to the other terms of this Agreement, the Term A Loan Facility shall be drawn down:

                  (a) by Dynea in one Term A Advance under each of Tranches A2 and A3 simultaneously with the making of the first Term Advance under any of Tranches A1, B1 or B2 or under the Term C Loan Facility when requested by Dynea by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice);

                  (b) by Nordkem in one or more Term A Advances under Tranche A1 at any time during the Term Commitment Period in each case when requested by Dynea by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice).

         4.1.2 No drawdown of the Term A Loan Facility may be made unless a Term B Advance and a Term C Advance has been, or simultaneously with the drawdown of the first Term A Advance, is made.

4.2      DRAWDOWN OF TERM LOAN FACILITY

         4.2.1 Subject to the other terms of this Agreement, the Term B Loan Facility shall be drawn down:

                  (a) by Dynea in one Term B Advance under each of Tranches B2, B3 and B4 simultaneously with the making of the first Term Advance under any of Tranches A1 or B1 or under the Term C Loan Facility when requested by Dynea by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice); and

                  (b) by Nordkem in one or more Term B Advances under Tranche B1 at any time during the Term Commitment Period, in each case when requested by Dynea by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice).

         4.2.2 No drawdown of the Term B Loan Facility may be made unless a Term C Advance has been or, simultaneously with the drawdown of the first Term B Advance, is made.

4.3      DRAWDOWN OF TERM C LOAN FACILITY

         Subject to the other terms of this Agreement, the Term C Loan Facility shall be drawn down in one Term C Advance at any time during the Term Commitment Period when requested by Dynea by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice).

4.4      DRAWDOWN OF TERM D LOAN FACILITY

         Subject to the other terms of this Agreement, the Term D Loan Facility shall be drawn down by Dynco:

         4.4.1 in one Term D Advance under Tranche D1, if requested by Dynco by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice), on or prior to 13 February 2004;

         4.4.2 in one Term D Advance under Tranche D2, if requested by Dynco by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice), on or prior to 13 August 2004; and

         4.4.3 in one Term D Advance under Tranche D3, if requested by Dynco by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice), on or prior to 20 August 2004.

4.5      LIMITATIONS APPLICABLE TO TERM ADVANCES

         The following limitations apply to Term Advances:

         4.5.1 the Drawdown Date of a Term A Advance, a Term B Advance or a Term C Advance shall be a Business Day during the Term Commitment Period;

         4.5.2 the principal amount of a Term Advance under Tranches A1 and B1 shall be a minimum amount of Euro 3,000,000 and an integral multiple of Euro 1,000,000;

         4.5.3 no Term Advance under Tranche A1 shall be made unless Tranche B1 and the Term C Loan Facility have been drawn down in full;

         4.5.4 no Term Advance under Tranche B1 shall be made unless the Term C Loan Facility has been drawn down in full; and

         4.5.5 no more than 8 Term Advances under Tranches A1 and B1 may be outstanding at any one time.

4.6      UTILISATION OF REVOLVING CREDIT FACILITY

         4.6.1 Subject to the other terms of this Agreement, Revolving Advances shall be made to any Borrower and Bank Guarantees shall be issued by the Issuing Bank for the account of any Borrower at any time during the Revolving Credit Commitment Period when requested by that Borrower by means of a Drawdown Notice in accordance with Clause 4.8 (Drawdown Notice) or, as the case may be, a Bank Guarantee Request in accordance with Clause 4.13 (Bank Guarantee Request). At close of business on the last day of the Revolving Credit Commitment Period the Revolving Credit Facility shall cease to be available for utilisation.

         4.6.2 No utilisation of the Revolving Credit Facility may be made unless a Term Advance has been or, simultaneously with the making of such utilisation is, made.

         4.6.3 Dynea will procure that after 31 July 2003 either for 2 periods of 5 successive days or, one period of 10 successive days, in each of its Financial Years the aggregate of all Revolving Advances shall not exceed Euro 10,000,000. The Facility Agent confirms that, pursuant to the terms of the letter dated 11 February 2003 from the Facility Agent to Dynea, compliance with this sub-clause 4.6.3 has been waived for the Financial Years of Dynea ending 31 December 2003 and 31 December 2004.

         4.6.4    The following limitations apply to Revolving Advances:

                  (a) the Drawdown Date of a Revolving Advance shall be a Business Day during the Revolving Credit Commitment Period;

                  (b) the principal amount of a Revolving Advance denominated in Euro shall be:

                           (i) a minimum amount of Euro 2,000,000 and an integral multiple of Euro 1,000,000; or

                           (ii) the amount of the Available Revolving Credit Facility;

                  (c) the principal amount of a Revolving Advance denominated in an Alternative Currency shall be in an Original Euro Amount of at least Euro 2,000,000 and a round amount in that currency as the Facility Agent and Dynea may agree (acting reasonably); or

                  (d) no Revolving Advance shall be made if the making of that Revolving Advance would result in the aggregate of the Original Euro Amount of all Revolving Advances and Bank Guarantees issued by the Issuing Bank exceeding the Revolving Credit Facility Limit;

                  (e) no more than 10 Revolving Advances may be outstanding at any one time; and

                  (f) in the case of a Revolving Advance denominated in an Alternative Currency, the requirements of Clause 5 (Alternative Currencies) are met.

4.7      CONDITIONS TO EACH ADVANCE

         4.7.1 Subject to sub-clause 4.7.2, the obligation of each Bank to make available its Participation in an Advance is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the relevant Drawdown Date:

                  (a) (save in respect of a Term D Advance) the representations and warranties in Clause 11 (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Advance is made; and

                  (b) no Default or (in relation to a Term A Advance, Term B Advance, Term C Advance or Revolving Advance) Potential Default has occurred and is continuing unwaived or would occur on the making of the Advance.

         4.7.2 In respect of a Revolving Advance to be made for the sole purpose of either:

                  (a) repaying an outstanding Revolving Advance in a matching amount; or

                  (b) if demand is made under a Bank Guarantee issued by the Issuing Bank, paying the amount guaranteed or otherwise assured under that Bank Guarantee or reimbursing the Issuing Bank in respect of the amount paid by the Issuing Bank under that Bank Guarantee, the Revolving Advance shall be made, notwithstanding the occurrence and continuation of a Default or a Potential Default or any of the representations and warranties to be repeated not being correct, unless the Facility Agent shall have served a Default Notice.

4.8      DRAWDOWN NOTICE

         4.8.1 Whenever a Borrower wishes to draw down an Advance, it shall give a duly completed Drawdown Notice to the Facility Agent to be received not later than 11.00 a.m. on the third Business Day before the relevant Drawdown Date (or in the case of an Advance to be denominated in Sterling, not later than 11.00 a.m. on the first Business Day before that Drawdown Date) or, in either case, such later time as the Facility Agent may agree.

         4.8.2 A Drawdown Notice shall be irrevocable and the relevant Borrower shall be obliged to borrow in accordance with its terms.

4.9      NOTIFICATION TO BANKS

         The Facility Agent shall promptly notify each Bank of the details of each Drawdown Notice received by it.

4.10    PARTICIPATIONS

         4.10.1 Subject to the terms of this Agreement, each Bank acting through its Lending Office shall make available to the Facility Agent on the Drawdown Date for an Advance an amount equal to its Participation in the amount and currency specified in the Drawdown Notice for that Advance.

         4.10.2   For the purposes of sub-clause 4.10.1:

                  (a) the Participation of a Bank in a Term A Advance, a Term B Advance, a Term C Advance or a Term D Advance shall be the proportion of that Term A Advance, Term B Advance, Term C Advance or, as the case may be, Term D Advance equal to the proportion borne by that Bank's Term A Loan Commitment to the Total Term A Commitments, that Bank's Term B Loan Commitment to the Total Term B Loan Commitments, that Bank's Term C Loan Commitment to the Total Term C Loan Commitments or, as the case may be, that Bank's Term D Loan Commitment to the Total Term D Loan Commitments on the Drawdown Date of that Advance; and

                  (b) the Participation of a Bank in a Revolving Advance shall be the proportion of that Revolving Advance equal to the proportion borne by that Bank's Available Revolving Credit Commitment to the Available Revolving Credit Facility on the Drawdown Date of that Advance.

4.11     LIMITATIONS ON BANK GUARANTEES

         The following limitations apply to Bank Guarantees issued by the Issuing Bank:

         4.11.1 the relevant Issue Date of each Bank Guarantee shall be a Business Day during the Revolving Credit Commitment Period;

         4.11.2 each Bank Guarantee shall be issued by the Issuing Bank in a form approved by the Issuing Bank;

         4.11.3 without prejudice to sub-clause 4.11.2, each Bank Guarantee shall, unless the Issuing Bank otherwise agrees:

                  (a)      be denominated in Euro or an Alternative Currency;
                           and

                  (b) state on its face the maximum amount payable under it and its expiry date;

         4.11.4 no Bank Guarantee shall be issued under which a claim could be made at any time after the Final Repayment Date in relation to the Revolving Credit Facility unless the Issuing Bank otherwise agrees on condition that on the Final Repayment Date in relation to the Revolving Credit Facility the Borrower on whose behalf the Bank Guarantee is to be issued shall provide full cash collateral on terms reasonably satisfactory to the Issuing Bank in the currency of the Bank Guarantee equal to the Guaranteed Amount of the Bank Guarantee;

         4.11.5 no Bank Guarantee shall be issued if the issuing of that Bank Guarantee would result in the aggregate of the Original Euro Amount of all Revolving Advances and Bank Guarantees issued by the Issuing Bank exceeding the Revolving Credit Facility Limit; and

         4.11.6 no more than 25 Bank Guarantees may be outstanding at any one time.

4.12     CONDITIONS TO EACH BANK GUARANTEE

         The obligation of the Issuing Bank to issue a Bank Guarantee is subject to the conditions that on the date on which the relevant Bank Guarantee Request is given and on the relevant Issue Date:

         4.12.1   the representations and warranties in Clause 11
                  (Representations and Warranties) to be repeated on those dates are correct and will be correct immediately after the Bank Guarantee is issued; and

         4.12.2 no Default or Potential Default has occurred and is continuing or would occur on the issue of the Bank Guarantee.

4.13     BANK GUARANTEE REQUEST

         4.13.1 Whenever a Borrower wishes a Bank Guarantee to be issued by the Issuing Bank, it shall give the Facility Agent a duly completed Bank Guarantee Request together with a draft of the proposed Bank Guarantee to be received not later than 5 Business Days prior to the relevant Issue Date. The Issuing Bank shall provide the Facility Agent with a copy of the form of the Bank Guarantee to be issued by the Issuing Bank at least 2 Business Days prior to the relevant Issue Date.

         4.13.2 The Facility Agent shall promptly provide the Issuing Bank and each Bank (other than the Term D Lender) with a copy of each Bank Guarantee Request and proposed Bank Guarantee received by it.

4.14     COUNTER INDEMNITY FROM THE BORROWERS

         4.14.1   Each Borrower shall:

                  (a) indemnify and keep indemnified the Issuing Bank and each Bank (other than the Term D Lender) (each an "INDEMNIFIED PERSON") from and against all actions, suits, proceedings, claims or demands (in each case, brought or made by third parties), liabilities, damages, costs, expenses, losses and charges in relation to or arising out of any Bank Guarantee issued by the Issuing Bank for the account of such Borrower and each Bank Indemnity insofar as it relates thereto save where the same arise as a result of the Indemnified Person's negligence or wilful default; and

                  (b) pay to the Issuing Bank for its own account or to the Facility Agent for the account of the Banks (other than the Term D Lender), as the case may be, on demand the amount of all payments made (whether directly or by way of set off, counterclaim or otherwise) and all losses, costs and expenses suffered or incurred by the Issuing Bank and the Banks (other than the

                           Term D Lender) under or by reason of each such Bank Guarantee and each Bank Indemnity insofar as it relates thereto.

         4.14.2 The Issuing Bank is irrevocably authorised by each Borrower to comply with the terms of any demand served or purporting to be served on the Issuing Bank pursuant to any Bank Guarantee issued by the Issuing Bank without any reference to, or further authority from, any Borrower and without any enquiry into the justification for that demand or its validity (save for verification of any documents delivered under the terms of the Bank Guarantee in question for apparent good order in accordance with the Uniform Customs and Practice for Documentary Credits). Any payment which the Issuing Bank shall make in accordance or purporting to be in accordance with such a demand shall be binding on each Borrower and be accepted by each Borrower as conclusive and binding evidence that the Issuing Bank was liable to comply with the terms of such demand and was liable to do so in the manner and for the amount in which the Issuing Bank effected such compliance.

         4.14.3 The liability of any Borrower under this Clause 4.14 shall not be discharged, lessened or impaired by any time being given or by any thing being done or other circumstance whatsoever which, but for this provision, would or might operate to exonerate or discharge that Borrower.

         4.14.4 The Borrower Indemnities shall constitute and be a continuing security to the Issuing Bank and the Banks (other than the Term D Lender) and shall extend to each Bank Guarantee issued by the Issuing Bank and each Bank Indemnity as they may be varied, modified, amended or extended.

         4.14.5 The Issuing Bank may claim under any Borrower Indemnity or under any Bank Indemnity in such order as the Issuing Bank shall think fit.

4.15     COUNTER INDEMNITY FROM THE BANKS

         4.15.1   Each Bank (other than the Term D Lender) shall:

                  (a) indemnify the Issuing Bank and keep the Issuing Bank indemnified (in the proportion which its Revolving Credit Commitment bears to the Total Revolving Credit Commitments) from and against all actions, suits, proceedings, claims, demands (in each case, brought or made by third parties), liabilities, damages, costs, expenses, losses and charges in relation to or arising out of any Bank Guarantee issued by the Issuing Bank save where the same arise as a result of the Issuing Bank's negligence or wilful default; and

                  (b) pay to the Issuing Bank on demand its relevant proportion of the amount of all payments made (whether directly or by way of set off, counterclaim or otherwise) and all losses, costs and expenses suffered or incurred by the Issuing Bank under or by reason of each such Bank Guarantee.

         4.15.2 The Issuing Bank is irrevocably authorised by each Bank to comply with the terms of any demand served or purporting to be served on the Issuing Bank pursuant to any Bank Guarantee issued by the Issuing Bank without any reference to, or further authority from, any Bank and without any enquiry into the justification for that demand or its validity (save for verification of any documents delivered under the terms of the Bank Guarantee in question for apparent good order in accordance with the Uniform Customs and Practice for Documentary Credits). Any payment which the Issuing Bank shall make in accordance or purporting to be in accordance with such a demand shall be binding on each Bank and be accepted by each Bank as conclusive and binding evidence that the Issuing Bank was liable to comply with the terms of such demand and was liable to do so in the manner and for the amount in which the Issuing Bank effected such compliance.

         4.15.3 The liability of any Bank under this Clause 4.15 shall not be discharged, lessened or impaired by any time being given or by any thing being done or other circumstance whatsoever which, but for this provision, would or might operate to exonerate or discharge that Bank.

         4.15.4 The Bank Indemnities shall constitute and be a continuing security to the Issuing Bank and shall extend to each Bank Guarantee issued by the Issuing Bank as it may be varied, modified, amended or extended.

         4.15.5 The Issuing Bank may claim under any Bank Indemnity or under any Borrower Indemnity in such order as the Issuing Bank shall think fit.

         4.15.6 For the avoidance of doubt, each Bank Indemnity shall extend to any interest expressed to be due from a Borrower pursuant to Clause 4.16 (Interest on Payments) in respect of any payment, loss, cost or expense made, suffered or incurred by the Issuing Bank under or by reason of any Bank Guarantee issued by the Issuing Bank.

4.16     INTEREST ON PAYMENTS

         Each Borrower shall pay to the Facility Agent for the account of the Issuing Bank or the account of the Banks (other than the Term D Lender), as the case may be, interest on the amount of each payment, loss, cost and expense made, suffered or incurred by the Issuing Bank or any Bank (other than the Term D Lender) under or by reason of any Bank Guarantee issued by the Issuing Bank and any Bank Indemnity from and including the date upon which such payment, loss, cost or expense is made, suffered or incurred up to and including the date upon which payment or reimbursement of such amount is demanded from that Borrower. The amount of such interest shall be calculated in accordance with Clause 6.4 (Default Interest). For the avoidance of doubt, interest on sums demanded under Clause 4.15 (Counter Indemnity from the Banks) shall also accrue in accordance with Clause 6.4 (Default Interest).

5.       ALTERNATIVE CURRENCIES

5.1      REQUESTS FOR ALTERNATIVE CURRENCY

         Subject to Clause 5.2 (Availability), a Borrower may request in a Drawdown Notice that a Revolving Advance be denominated in an Alternative Currency.

5.2      AVAILABILITY

         A Borrower may not request that a Revolving Advance be denominated in an Alternative Currency unless the Facility Agent has confirmed promptly to that Borrower that the Alternative Currency is available for drawing under the Revolving Credit Facility.

5.3      NOTIFICATION TO BANKS

         The Facility Agent shall promptly notify each Bank (other than the Term D Lender) of the currency and the Original Euro Amount of each Revolving Advance.

5.4      NO ALTERNATIVE CURRENCY

         If, no later than 10.00 a.m. on the second Business Day before the first day of an Interest Period in relation to a Revolving Advance which is proposed to be denominated in an Alternative Currency, a Bank (other than the Term D Lender) notifies the Facility Agent that:

         5.4.1 for whatever reason it is impracticable for that Bank to fund its Participation in that Revolving Advance in the proposed Alternative Currency in the ordinary course of business in the London interbank market; or

         5.4.2 central bank or other governmental authorisation in the country of the proposed Alternative Currency is required to permit its use by that Bank for the making of that Revolving Advance and the authorisation has not been obtained or is not in full force and effect or is subject to unacceptable conditions; or

         5.4.3 the use of the proposed Alternative Currency is restricted or prohibited by any request, directive, regulation or guideline of any governmental body, agency, department or regulatory or other authority (whether or not having the force of law) in accordance with which that Bank is accustomed to act, the Facility Agent shall notify Dynea and the Banks (other than the Term D Lender) by 11.00 a.m. on the same day. In this event, Dynea and such Banks may agree that the Revolving Advance shall not be made, PROVIDED THAT, in the absence of such agreement by 12.00 noon on the same day, the Revolving Advance shall be denominated in Euro during that Interest Period.

5.5      EXCHANGE RATE MOVEMENTS

         5.5.1    If on any Quarter Date:

                  (a) the Total Revolving Credit Amount exceeds the Revolving Credit Facility Limit; and

                  (b) the Facility Agent determines that the Euro Equivalent (calculated on that Quarter Date) of the Guaranteed Amount of all Bank Guarantees denominated in an Alternative Currency shall be greater than the Original Euro Amount of those Bank Guarantees by 5 per cent. or more, the relevant Borrowers shall, within 2 Business Days of receiving the Facility Agent's demand so to do, pay to the credit of their respective Collateral Accounts (as defined in sub-clause 5.5.3) such amounts in the relevant Alternative Currencies to ensure that the aggregate of (i) the Original Euro

                  Amount of those Bank Guarantees and (ii) the Euro Equivalent (calculated on that Quarter Date) of all sums standing to the credit of the Collateral Accounts on that Quarter Date shall, after the crediting of such amounts, equal the Euro Equivalent (calculated on that Quarter Date) of the Guaranteed Amount of those Bank Guarantees.

         5.5.2 On each Quarter Date, PROVIDED THAT no Default has occurred and is continuing, the Borrowers may withdraw such amounts standing to the credit of the Collateral Accounts (as determined by the Facility Agent and comprised of such Alternative Currencies as the Facility Agent may select) to ensure that, after payment of such amounts, the aggregate of
                  (a) the Original Euro Amount of all Bank Guarantees denominated in an Alternative Currency and (b) the Euro Equivalent (calculated on that Quarter Date) of all sums, if any, standing to the credit of the Collateral Accounts on that Quarter Date is equal to the Euro Equivalent (calculated on that Quarter Date) of the Guaranteed Amount of those Bank Guarantees.

         5.5.3 In this Clause 5.5, a "COLLATERAL ACCOUNT" means, in relation to a Borrower and an Alternative Currency, an account of that Borrower in that currency held with such bank as the Facility Agent may nominate and designated as being in respect of Bank Guarantees issued by the Issuing Bank at the request of that Borrower.

         5.5.4 On the first occasion a Borrower is obliged to make a payment to a Collateral Account, it shall open that Collateral Account and charge the same to the Facility Agent (as agent and trustee for itself, the Issuing Bank and the Banks (other than the Term D Lender)) on terms satisfactory to the Facility Agent acting reasonably.

         5.5.5 Except as expressly permitted in this Clause 5.5, no Borrower may withdraw any amount from a Collateral Account.

6.       INTEREST

6.1      INTEREST RATE

         Interest shall accrue on each Advance from and including the relevant Drawdown Date to but excluding the date the Advance is repaid at the rate determined by the Facility Agent to be the aggregate of:

         6.1.1    the Cash Margin;

         6.1.2    LIBOR; and

         6.1.3    the Additional Cost Rate.

6.2      MARGIN RATCHET

         6.2.1 In respect of each Financial Year of Dynea beginning after 31 December 2001, the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall reduce or increase in accordance with the other provisions of this Clause 6.2, PROVIDED THAT the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall at no time be greater than 2.00 per cent. per annum or less than 1.25 per cent. per annum.

         6.2.2 In this Clause 6.2, "RELEVANT FINANCIAL YEAR" means, in relation to a Financial Year of Dynea, the immediately preceding Financial Year of Dynea.

         6.2.3 Subject to the other provisions of this Clause 6.2, in respect of a Financial Year of Dynea beginning after 31 December 2001, the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall be 1.75 per cent. per annum if the ratio of Total Net Debt to EBITDA for the Relevant Financial Year is less than or equal to 4.00:1 but, after 31 December 2002, is greater than or equal to 3.50:1.

         6.2.4 Subject to the other provisions of this Clause 6.2, in respect of a Financial Year of Dynea beginning after 31 December 2002, the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall be in relation to the Term A Loan Facility and the Revolving Credit Facility shall be 1.50 per cent. per annum if the ratio of Total Net Debt to EBITDA for the Relevant Financial Year is less than or equal to 3.50:1 but, after 31 December 2003, is greater than or equal to 3.00:1.

         6.2.5 Subject to the other provisions of this Clause 6.2, in respect of a Financial Year of Dynea beginning after 31 December 2003, the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall be 1.25 per cent. per annum if the ratio of Total Net Debt to EBITDA for the Relevant Financial Year is less than or equal to 3.00:1.

         6.2.6 In relation to a Financial Year of Dynea, for the purpose of this Clause 6.2, any reduction or increase in the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall be determined on the day immediately following receipt by the Facility Agent of the Management Accounts for December in the Relevant Financial Year. Any reduction or increase shall, subject to sub-clause 6.2.7, take effect on the fifth day following receipt by the Facility Agent of those Management Accounts. If Dynea does not deliver the relevant Management Accounts to the Facility Agent in accordance with the terms of sub-clause 12.2.2 of Clause 12.2 (Information Undertakings), the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility shall, as from the date immediately following the last date on which such Management Accounts should have been delivered to the Facility Agent pursuant to sub-clause 12.2.2 of Clause 12.2 (Information Undertakings) (other than where such non delivery is beyond the control of Dynea) until the date once such Management Accounts have been so delivered, be reinstated to
                  2.00 per cent.

         6.2.7 Where in respect of a Financial Year of Dynea, the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility has been adjusted on the basis of Management Accounts and the Accounts for the Relevant Financial Year show that such adjustment should not have been made, the said adjustment shall be cancelled on the next Interest Date to occur after delivery of those

                  Accounts to the Facility Agent and the Borrowers and the Banks shall promptly make such payments as may be necessary to put themselves in the position they would have been had no such adjustment been made.

         6.2.8 Notwithstanding any other term of this Clause 6.2, if at the time a decrease in the Margin in relation to the Term A Loan Facility and the Revolving Credit Facility is to take effect a Default or Potential Default is continuing, such decrease shall not take effect unless and until such Default or Potential Default ceases to be continuing or is waived.

         6.2.9 For the avoidance of doubt, if in respect of a Financial Year of Dynea, none of the conditions set out in sub-clauses 6.2.3,
                  6.2.4 or 6.2.5 are satisfied in relation to the Relevant Financial Year, the Margin for that Financial Year of Dynea in relation to the Term A Loan Facility and the Revolving Credit Facility shall be 2.00 per cent. per annum.

6.3      INTEREST PERIODS

         6.3.1 Interest payable on each Advance shall be calculated by reference to Interest Periods of 1, 3 or 6 months duration (or such other Interest Period as the Facility Agent, acting on the instructions of all the Banks (other than the Term D Lender), may allow) as selected by the relevant Borrower in accordance with this Clause 6.3 PROVIDED THAT until 15 November 2000, or, if earlier, the close of the primary syndication of the Facilities, Interest Periods shall not be longer than 1 month and the first Interest Period for any Advance shall be 1 week.

         6.3.2 The relevant Borrower shall select an Interest Period for a Revolving Advance in the relevant Drawdown Notice. The relevant Borrower may select an Interest Period for a Term Advance in either the Drawdown Notice (in the case of the first Interest Period for that Advance) or (in the case of any subsequent Interest Period for that Advance) by notice received by the Facility Agent no later than 3 Business Days before the commencement of that Interest Period.

         6.3.3 In respect of Term Advances, interest shall be calculated by reference to successive Interest Periods. The first Interest Period for a Term Advance shall begin on the Drawdown Date of that Advance. Each succeeding Interest Period for that Advance shall begin on the Interest Date of the previous Interest Period.

         6.3.4 Dynea may, by notice to the Facility Agent at least 3 Business Days before an Interest Date relating to a Term Advance, elect that that Term Advance be split into two or more Term Advances of at least NOK 15,000,000, Euro 2,000,000, US$ 2,000,000 or, as the case may be, Can$ 3,000,000 each (and being multiples of NOK 8,100,000, Euro 1,000,000, US$ 1,000,000 or, as the
                  case may be, Can$ 1,500,000) or in the case of a Term A Advance or a Term B Advance such lesser amount equal to the amount of the Instalment falling due on the next Term A Instalment Repayment Date or, as the case may be, Term B Instalment Repayment Date. Any such notice shall specify the Interest Periods applicable to those Term Advances and shall take effect in accordance with its terms from that Interest Date, PROVIDED THAT there shall not be more than 8 Term Advances outstanding at any one time.

         6.3.5 Subject to the other terms of this Agreement, if the Interest Periods for two or more Term Advances in the same currency made under the same Facility end on the same day those Term Advances shall be deemed to be a single Term Advance from that day.

         6.3.6 If a Borrower fails to select an Interest Period for an Advance in accordance with sub-clause 6.3.2, that Interest Period shall, subject to the other provisions of this Clause 6, be 3 months.

         6.3.7 If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall instead end on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

         6.3.8 If an Interest Period begins on the last Business Day in a calendar month or on a Business Day for which there is no numerically corresponding day in the calendar month in which that Interest Period is to end, it shall end on the last Business Day in that later calendar month.

         6.3.9 In respect of Term A Advances and Term B Advances, Dynea shall select such Interest Periods to ensure that, on each Term A Instalment Repayment Date or, as the case may be, Term B Instalment Repayment Date, there are Term A Advances or, as the case may be, Term B Advances with an Interest Period ending on that Term A Instalment Repayment Date or, as the case may be, Term B Instalment Repayment Date which are, in aggregate, at least equal to, in the relevant currencies, the Instalment due on that Term A Instalment Repayment Date or, as the case may be, Term B Instalment Repayment Date.

         6.3.10 If an Interest Period for an Advance would otherwise extend beyond the Final Repayment Date for the Facility under which such Advance is made, it shall be shortened so that it ends on that Final Repayment Date.

6.4      DEFAULT INTEREST

         6.4.1 If a Borrower fails to pay any amount payable under any Financing Document on the due date, it shall pay default interest on the overdue amount from the due date to the date of actual payment calculated by reference to successive Interest Periods (each of such duration as the Facility Agent may select and the first beginning on the relevant due date) at the rate per annum being the aggregate of (a) 1 per cent. per annum, (b) the Cash Margin, (c) LIBOR and (d) the Additional Cost Rate.

         6.4.2 So long as the overdue amount remains unpaid, the default interest rate shall be recalculated in accordance with the provisions of this Clause 6.4 on the last day of each such Interest Period and any unpaid interest shall be compounded at the end of each Interest Period.

6.5      BANK GUARANTEE COMMISSION AND FRONTING FEES

         6.5.1    Commission in respect of all Bank Indemnities shall:

                  (a) accrue from day to day on an amount equal to the aggregate Original Euro Amount of all Bank Guarantees at a rate per annum equal to the Margin in respect of the Revolving Credit Facility;

                  (b) be calculated on the basis of actual days elapsed and a 360 day year (or such number of days as is market practice for the relevant currency); and

                  (c) be paid by the relevant Borrower to the Facility Agent for the account of the Banks (pro rata to their Revolving Credit Commitments) in arrear at the end of each successive period of 3 months, beginning on the Issue Date of the first Bank Guarantee issued by the Issuing Bank.

         6.5.2 Dynea shall pay a fronting fee to the Issuing Bank in accordance with the Fees Letter.

6.6      CALCULATION AND PAYMENT OF INTEREST

         6.6.1 At the beginning of each Interest Period, the Facility Agent shall notify the Banks and the relevant Borrower of the duration of the Interest Period and the rate and amount of interest payable for the Interest Period (but in the case of any default interest calculated under Clause 6.4 (Default Interest), any such notification need not be made more frequently than weekly). Each notification shall set out in reasonable detail the basis of computation of the amount of interest payable.

         6.6.2    Interest due from a Borrower under this Agreement shall:

                  (a) accrue from day to day at the rate calculated under this Clause 6 (Interest);

                  (b) except as otherwise provided in this Agreement, be paid by the relevant Borrower to the Facility Agent (for the account of the relevant Banks or the Facility Agent, as the case may be) in arrear on the last day of each Interest Period, PROVIDED THAT for any Interest Period which is for longer than 6 months, the relevant Borrower shall also pay interest 6 monthly in arrear during that Interest Period;

                  (c) be calculated on the basis of the actual number of days elapsed and a 360 day year or, if different, such number of days as is market practice for the relevant currency; and

                  (d)      be payable both before and after judgment.

6.7      FACILITY AGENT'S DETERMINATION

         The determination by the Facility Agent of any interest payable under this Clause 6 (Interest) shall be conclusive and binding on the Borrowers except for any manifest error.

7.       REPAYMENT, PREPAYMENT AND CANCELLATION

7.1      REPAYMENT OF TERM A LOAN

         The Term Loan Borrowers shall repay the Term A Loan by payment to the Facility Agent (for the account of the Banks) on each date set out in Column 1 below (each date being a "TERM A INSTALMENT REPAYMENT DATE") of an amount of each of Tranches A1 to A3 inclusive equal to the percentage of the Original Tranche A Amount (as defined below) set out in Column 2 below opposite the relevant Term A Instalment Repayment Date (so that the Term A Loan is repaid in full on or before the Final Repayment Date in relation to the Term A Loan Facility and with the aggregate amount payable on a Term A Instalment Repayment Date under this Clause 7.1 being herein referred to as a "TERM A INSTALMENT"):

          COLUMN 1                      COLUMN 2
TERM A INSTALMENT REPAYMENT DATE           %
30 June 2001                              3.95
31 December 2001                          3.95
30 June 2002                              5.26
31 December 2002                          5.26
30 June 2003                              6.58
31 December 2003                          6.58
30 June 2004                              7.89
31 December 2004                          7.89
30 June 2005                              9.21
31 December 2005                          9.21
30 June 2006                             10.53
31 December 2006                         10.53
30 June 2007                             13.16

         For the purposes of the above, in relation to a Tranche, the "ORIGINAL TRANCHE A AMOUNT" means the amount outstanding under such Tranche as at the end of the Term Commitment Period.

7.2      REPAYMENT OF TERM B LOAN

         The Term Loan Borrowers shall repay the Term B Loan by payment to the Facility Agent (for the account of the Banks) on each date set out in Column 1 below (each date being a "TERM B INSTALMENT REPAYMENT DATE") of an amount of each of Tranches B1 to B4 inclusive equal to the percentage of the Original Tranche B Amount (as defined below) set out in Column 2 below opposite the relevant Term B Instalment Repayment Date (so that the Term B Loan is repaid in full on or before the Final Repayment Date in relation to the Term B Loan Facility and with the aggregate amount payable on a Term B Instalment Repayment Date under this Clause 7.2 being herein referred to as a "TERM B INSTALMENT"):

           COLUMN 1                  COLUMN 2
TERM B INSTALMENT REPAYMENT DATE         %
31 December 2007                           50
30 June 2008                               50

         For the purposes of the above, in relation to a Tranche, the "ORIGINAL TRANCHE B AMOUNT" means the amount outstanding under such Tranche as at the end of the Term Commitment Period.

7.3      REPAYMENT OF TERM C LOAN

         Dynea shall repay the Term C Loan to the Facility Agent (for the account of the Banks) in full on the Final Repayment Date in relation to the Term C Loan Facility.

7.4      REPAYMENT OF REVOLVING ADVANCES

         7.4.1 Subject to sub-clause 7.4.3, each Revolving Advance shall be repaid in full on the Interest Date of the Interest Period relating to that Revolving Advance.

         7.4.2 Subject to the terms of this Agreement, any amounts repaid under sub-clause 7.4.1 may be re borrowed.

         7.4.3 If all or part of an existing Revolving Advance made to a Borrower is to be repaid from the proceeds of all or part of a new Revolving Advance to be made to that Borrower and denominated in the same currency as that existing Revolving Advance, then, as between each Bank and that Borrower, the amount to be repaid by that Borrower shall be set off against the amount to be advanced by that Bank in relation to the new Revolving Advance and the party to whom the smaller amount is to be paid shall pay to the other party a sum equal to the difference between the two amounts.

7.5      NO RE-BORROWING OF TERM A LOAN, TERM B LOAN OR TERM C LOAN

         Any amount repaid or prepaid in relation to the Term A Loan, the Term B Loan or the Term C Loan as the case may be, may not be re borrowed and shall reduce rateably each Bank's Term A Loan Commitment, Term B Loan Commitment or, as the case may be, the Term C Loan Commitment.

7.6      MANDATORY PREPAYMENT OF NET AVAILABLE PROCEEDS

         7.6.1 Dynea shall procure that the Net Available Proceeds of any Disposal (other than those set out in sub-clauses 12.4.2(a) to 12.4.2(j) (inclusive), 12.4.2(n) and 12.4.2(o) of Clause 12.4
                  (Negative Undertakings) made by a Group Company is applied in prepayment of the Facilities in accordance with Clause 7.10 (Application of Prepayments) PROVIDED THAT, while no Default or Potential Default is continuing, the Net Available Proceeds from Disposals falling within sub-clauses 12.4.2(h), 12.4.2(k), 12.4.2(m) and 12.4.2(p) of the said Clause 12.4
                  (Negative Undertakings) may be applied as follows:

                  (a) the first Euro 15,000,000, in aggregate, of such Net Available Proceeds may be paid to Issueco to be applied in prepayment of the Issueco Bridging Loan;

                  (b) the second Euro 15,000,000, in aggregate, of such Net Available Proceeds shall be applied, to the extent required, in accordance with the other terms of this Agreement; and

                  (c) to the extent they exceed Euro 30,000,000, in aggregate, such Net Available Proceeds may be paid to Issueco to be applied in prepayment of the Issueco Bridging Loan,

                  where the aggregate amount paid under (i) and (iii) above does not exceed the Issueco Bridging Loan Amount.

         7.6.2 Dynea undertakes to procure that in relation to a Disposal by a Group Company outside the United Kingdom to which sub-clause
                  7.6.1 applies such Group Company takes all steps that are reasonably open to it (and which may be taken without incurring costs which in the reasonable opinion of the Majority Banks are excessive) to obtain any exchange control clearance or other consents, permits, authorisations or licences which are required to enable the Net Cash Proceeds of such Disposal to be repatriated to Dynea or such other steps to make the Net Cash Proceeds available to Dynea as the Majority Banks may reasonably require.

7.7      MANDATORY PREPAYMENT OF SURPLUS CASH

         Dynea shall procure that, on or before the first Interest Date relating to a Term Advance that immediately follows the expiry of the period of 120 days after the end of each Financial Year of Dynea, an amount equal to 70 per cent. of the Surplus Cash for that Financial Year shall be applied in prepayment of the Facilities in accordance with Clause 7.10 (Application of Prepayments).

7.8      MANDATORY PREPAYMENT OF INSURANCE PROCEEDS

         Dynea shall procure that an amount equal to any Insurance Proceeds which are in aggregate in excess of Euro 200,000 received by any Group Company (other than any such proceeds received in respect of any of the Explosives Subsidiaries which are required to be paid by the relevant Group Companies to such Explosives Subsidiaries pursuant to the Dyno Explosives Sale Agreement) shall, to the extent (a) the same are not applied in reinstatement of the asset or payment of a third party liability in respect of which they were received within 6 months of being received, be applied in prepayment of the Facilities in accordance with Clause 7.10 (Application of Prepayments) and (b) pending any such reinstatement or payment, such Insurance Proceeds are credited to a bank account held with the Facility Agent (which at the request of the Facility Agent shall be charged to the Security Trustee on terms reasonably satisfactory to the Security Trustee).

7.9      MANDATORY PREPAYMENT OF VENDOR PAYMENTS

         7.9.1 Subject to sub-clause 7.9.2, Dynea shall procure that an amount equal to each amount (each a "VENDOR PAYMENT") received by a Group Company from any of the vendors under the Dynea Acquisition Agreement net of any reasonable costs and expenses of recovery and any Tax payable by a Group Company in respect of such Vendor Payment in excess of, in any Financial Year of Dynea, Euro 100,000 shall be applied in prepayment of the Facilities in accordance with Clause 7.10 (Application of Prepayments).

         7.9.2 In respect of a Vendor Payment, Dynea shall not be required to make the prepayment under sub-clause 7.9.1 where the Vendor Payment is applied within

                  6 months of its receipt by a Group Company to make good or purchase an asset to replace directly the asset or to pay the liabilities, in respect of which the Vendor Payment was received or to compensate the relevant Group Company for a cash loss and where pending such application, such Vendor Payment is credited to a bank account held with the Facility Agent (which at the request of the Facility Agent shall be charged to the Security Trustee on terms reasonably satisfactory to the Security Trustee).

7.10     APPLICATION OF PREPAYMENTS

         7.10.1 Any amount to be applied in prepayment pursuant to Clause 7.6 (Mandatory Prepayment of Net Available Proceeds), 7.7 (Mandatory Prepayment of Surplus Cash), 7.8 (Mandatory Prepayment of Insurance Proceeds), 7.9 (Mandatory Prepayment of Vendor Payments) or sub-clause 7.11.2 of Clause 7.11 (Net Cash Proceeds of the Polyester Business) shall be applied against all unpaid Term A Instalments, Term B Instalments, the Term C Loan and as against the Tranches, pro rata.

         7.10.2 Any amount to be applied in prepayment in accordance with this Clause 7.10 shall, unless Dynea requests the same to be so applied at an earlier date, be so applied on the immediately succeeding Interest Dates relating to the Facility which is to be prepaid. Pending any such prepayment, the relevant amount shall be credited to a bank account (a "PROCEEDS ACCOUNT") held with the Facility Agent (which at the request of the Facility Agent shall be charged to the Security Trustee on terms satisfactory to the Security Trustee acting reasonably). The Facility Agent is hereby authorised to apply amounts standing to the credit of a Proceeds Account in making the relevant prepayments on the relevant Interest Dates.

7.11     NET CASH PROCEEDS OF THE POLYESTER BUSINESS

         7.11.1 As at 30 April 2001 the Net Cash Proceeds from the Disposal of the Polyester Business have been paid to the credit of a bank account (the "POLYESTER BUSINESS PROCEEDS ACCOUNT") in the name of Dynea Asset Disposal account held with the Facility Agent.

         7.11.2 Notwithstanding any other term of this Agreement, amounts from the Polyester Business Proceeds Account shall only be withdrawn for the purposes of prepayment of the Facilities in accordance with Clause 7.10 (Application of Prepayments).

         7.11.3 The Facility Agent is hereby authorised to withdraw amounts standing to the credit of the Polyester Business Proceeds Account for the purposes of making the payments referred to above.

7.12     MANDATORY PREPAYMENT ON SALE, LISTING OR CHANGE OF CONTROL

         7.12.1 Notwithstanding the other provisions of this Clause 7, on any date on which a Sale, a Listing or a Change of Control occurs (each a "PREPAYMENT DATE"):

                  (a)      all Advances shall be repaid in full; and

                  (b) the Banks' obligations under this Agreement shall be terminated and each Bank's Commitments shall be cancelled.

         7.12.2 On a Prepayment Date, each Borrower shall in respect of each Bank Guarantee issued on its behalf:

                  (a) use its reasonable endeavours to procure the release of the Issuing Bank from each such Bank Guarantee; and

                  (b) without prejudice to sub-clause 7.12.2(a), either (i) pay to the credit of such account as the Issuing Bank shall stipulate an amount equal to the Guaranteed Amount of each Bank Guarantee which is not released on or before the Prepayment Date and charge such account in favour of the Issuing Bank in such manner and on such terms as the Issuing Bank may stipulate or (ii) provide to the Issuing Bank a counter-indemnity in respect of such Bank Guarantee from a bank acceptable to the Issuing Bank.

         7.12.3 Dynea shall use all reasonable endeavours to give the Facility Agent at least 30 days' prior notice of the date upon which a Sale, Listing or a Change of Control is proposed to occur.

7.13     VOLUNTARY PREPAYMENT OF ADVANCES

         7.13.1 A Borrower may, by giving the Facility Agent not less than 10 Business Days' prior notice, prepay the whole or part (but if in part, in a minimum amount of Euro 3,000,000 and an integral multiple of Euro 1,000,000 of the Term Loan Facilities or a Revolving Advance.

         7.13.2 Any notice of prepayment shall be irrevocable, shall specify the date on which the prepayment is to be made and the amount of the prepayment, and shall oblige the relevant Borrower to make that prepayment. The Facility Agent shall promptly notify the Banks (other than, prior to the Senior Discharge Date, the Term D Lender) of receipt of any such notice.

         7.13.3 Each prepayment of the Term Loans under this Clause 7.13 shall be applied against all unpaid Term A Instalments, Term B Instalments, the Term C Loan pro rata and as against the Tranches, pro rata.

7.14     INTEREST AND BROKEN FUNDING

         Any prepayment shall be made together with accrued interest on the amount prepaid and any amounts payable under Clause 22.1 (Breakage Costs Indemnity).

7.15     CANCELLATION OF FACILITIES

         7.15.1 Dynea may, by giving the Facility Agent not less than 5 Business Days' prior notice, cancel all or part of any undrawn Term Loan Facility or the Available Revolving Credit Facility (but if, in each case, in part, in a minimum amount of Euro 3,000,000 and an integral multiple of Euro 1,000,000).

         7.15.2 Any notice of cancellation shall be irrevocable and shall specify the date on which the cancellation shall take effect and the amount of the cancellation. The

                  Facility Agent shall promptly notify the Banks (other than, prior to the Senior Discharge Date, the Term D Lender) of receipt of any such notice.

         7.15.3 The Borrowers may not utilise any part of the Term Loan Facility or the Revolving Credit Facility which has been cancelled. Any cancellation of the Term Loan Facility or the Revolving Credit Facility shall reduce each Bank's Term A Loan Commitment, Term B Loan Commitment, Term C Loan Commitment, or as the case may be, the Revolving Credit Commitment rateably, and shall reduce the aggregate maximum amount of the relevant Term Loan Facility or, as the case may be, Revolving Credit Facility Limit by the aggregate amount so cancelled.

         7.15.4 Dynea may not cancel all or part of the Term Loan Facilities or the Revolving Credit Facility except as expressly provided in this Agreement.

7.16     OILFIELD CHEMICALS TAX PREPAYMENTS

         It is hereby agreed that until such date (the "RELEVANT DATE") the Group has paid all Taxes payable in respect of the Disposal of the Oilfield Chemicals Business, Dynea shall procure that in each 3 month period ending on a Quarter Date, the Original Euro Amount of all Revolving Advances and Bank Guarantees shall not exceed an amount equal to the aggregate of Euro 100,000,000 less the unpaid amount of such Taxes (up to a maximum amount of Euro 15,000,000 in respect of such unpaid Taxes) for a period of at least 10 successive Business Days. It is also agreed that in the event that if on the Relevant Date the aggregate amount of the said Taxes which has been paid by the Group is less than Euro 14,000,000 and the Net Cash Proceeds of the said Disposal (computed on the basis of the actual amount of the said Taxes which is paid) exceeds EUR 60,000,000, then an amount equal to the amount by which such Net Cash Proceeds (as so computed) exceeds the aggregate of (i) EUR 60,000,000 and (ii) the amount of any prepayment of the Term A Loan Facility, the Term B Loan Facility and the Term C Loan Facility made in connection with the Auditors' certification of the said Taxes pursuant to the letter dated on or about 11 February 2003 addressed by the Facility Agent to Dynea shall, on the Relevant Date, be applied to prepayment of the Term A Loan Facility, the Term B Loan Facility and the Term C Loan Facility in accordance with the order of application set out in Clause 7.10 (Application of prepayments).

8.       CHANGES IN CIRCUMSTANCES

8.1      ILLEGALITY

         8.1.1 If it is or becomes illegal for a Bank to maintain all or part of its Commitment or to continue to make available or fund or maintain its Participation in all or any part of the Facilities, then:

                  (a)      that Bank shall notify the Facility Agent and Dynea;
                           and

                  (b)

                           (i) the Commitment of that Bank shall be cancelled immediately; and

                           (ii)     the Borrowers shall:

                           (1) prepay to the Facility Agent (for the account of that Bank) that Bank's Participation in all Advances (together with accrued interest on the amount prepaid and all other amounts owing to that Bank under this Agreement) within 5 Business Days of demand by that Bank (or, if longer and if permitted by the relevant law, on the last day prior to such illegality taking effect); and

                           (2) within 5 Business Days of demand by that Bank or the Facility Agent (or, if longer and if permitted by the relevant law, on the last day prior to such illegality taking effect), pay to one or more accounts nominated by the Facility Agent amounts in the relevant currencies equal, in aggregate, to that Bank's actual and contingent liabilities under its Bank Indemnity and shall charge such accounts to the Facility Agent on terms satisfactory to the Facility Agent and the Issuing Bank in each case acting reasonably.

         8.1.2 If it is or becomes illegal for the Issuing Bank to issue or leave outstanding any Bank Guarantee, the Revolving Credit Facility shall cease to be available for the issue of Bank Guarantees and the Borrowers shall use their best endeavours to procure the release of each Bank Guarantee outstanding at such time.

8.2      INCREASED COSTS

         8.2.1 If, after the date of this Agreement, a Change occurs which causes an Increased Cost (as defined in sub-clause 8.2.3) to a Bank (or any company of which that Bank is a Subsidiary) then each Borrower shall pay (as additional interest) to the Facility Agent (for the account of that Bank) within 5 Business Days of demand all amounts which that Bank certifies to be necessary to compensate that Bank (or any company of which that Bank is a Subsidiary) for the Increased Cost.

         8.2.2 Any demand made under sub-clause 8.2.1 shall be made by the relevant Bank through the Facility Agent and shall set out in reasonable detail so far as is practicable the basis of computation of the Increased Cost.

         8.2.3    In this Clause 8.2:

                  "INCREASED COST" means any cost to, or reduction in the amount payable to, or reduction in the return on capital or regulatory capital achieved by, a Bank (or any company of which that Bank is a Subsidiary) to the extent that it arises, directly or indirectly, as a result of the Change and is attributable to the Commitment of that Bank or its Participation in the Facilities or the funding of that Bank's Participation in any Advance including:

                  (a) any Tax Liability (other than Tax on Overall Net Income) incurred by that Bank;

                  (b) any changes in the basis or timing of Taxation of that Bank in relation to its Commitment or Participation in the Facilities or to the funding of that Bank's Participation in any Advance;

                  (c) the cost to that Bank (or any company of which that Bank is a Subsidiary) of complying with, or the reduction in the amount payable to or reduction in the return on capital or regulatory capital achieved by that Bank (or any company of which that Bank is a Subsidiary) as a result of complying with, any capital adequacy or similar requirements howsoever arising, including as a result of an increase in the amount of capital to be allocated to any Facility or of a change to the weighting of that Bank's Commitment or Participation in any Facility;

                  (d) the cost to that Bank of complying with any reserve, cash ratio, special deposit or liquidity requirements (or any other similar requirements); and

                  (e) the amount of any fees payable by that Bank to any supervisory or regulatory authority.

                  "TAX LIABILITY" means, in respect of any person:

                  (i) any liability or any increase in the liability of that person to make any payment of or in respect of Tax;

                  (ii) the loss of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person;

                  (iii) the setting off against income, profits or gains or against any Tax liability of any relief, allowance, deduction or credit in respect of Tax which would otherwise have been available to that person; and

                  (iv) the loss or setting off against any Tax liability of a right to repayment of Tax which would otherwise have been available to that person.

                  For the purposes of this definition of "Tax Liability", any question of whether or not any relief, allowance, deduction, credit or right to repayment of Tax has been lost or set off, and if so, the date on which that loss or set off took place, shall be conclusively determined by the relevant person.

                  "TAX ON OVERALL NET INCOME" means, in relation to a Bank, Tax (other than Tax deducted or withheld from any payment) imposed on the net profits of that Bank by the jurisdiction in which its Lending Office or its head office is situated.

         8.2.4 The Borrowers shall not be obliged to make a payment in respect of an Increased Cost under this Clause 8.2:

                  (a) if and to the extent that the Increased Cost has been compensated for by the payment of the Additional Cost Rate or the operation of Clause 9.9 (Grossing-Up);

                  (b) if and to the extent that the Increased Cost is the result of the negligence or wilful default of the relevant Bank in complying with any law or regulation;

                  (c) if and to the extent that the Increased Cost arises as a direct result of a failure by the relevant Bank to file any relevant tax form or to provide any statements which have been reasonably requested by the relevant authorities within a reasonable time following a Change and which is within the control of such Bank to file or provide, as the case may be; or

                  (d) if and to the extent that the Increased Cost is compensated for under any other provision of this Agreement.

         8.2.5 If the Borrowers are required to pay any amount to a Bank under this Clause 8.2, then, without prejudice to that obligation and so long as the circumstances giving rise to the relevant Increased Cost are continuing and subject to Dynea giving the Facility Agent and that Bank not less than 5 days' prior notice (which shall be irrevocable), the Borrowers may
                  (a) prepay all, but not part, of that Bank's Participation in the Advances together with accrued interest on the amount prepaid and (b) pay to one or more accounts nominated by the Facility Agent amounts in the relevant currencies equal, in aggregate, to that Bank's actual and contingent liabilities under its Bank Indemnity and shall charge such accounts in favour of the Facility Agent on terms satisfactory to the Facility Agent and the Issuing Bank. Any such prepayment shall be subject to Clause 22.1 (Breakage Costs Indemnity). On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

8.3      MARKET DISRUPTION

         8.3.1    If, in relation to an Advance and a particular Interest
                  Period:

                  (a) the Facility Agent determines that, because of circumstances affecting the London interbank market generally, reasonable and adequate means do not exist for ascertaining LIBOR for that Advance for that Interest Period; or

                  (b) the Facility Agent has been notified by a group of Banks whose Term A Loan Commitments, Term B Loan Commitments, Term C Loan Commitments, Term D Loan Commitments or, as the case may be, Revolving Credit Commitments together exceed 33 per cent. of the Total Term A Loan Commitments, Total Term B Loan Commitments, Total Term C Loan Commitments, Total Term D Loan Commitments or, as the case may be, Total Revolving Credit Commitments that in their opinion:

                           (i) matching deposits may not be available to them in the London interbank market in the ordinary course of business to fund their Participations in that Advance for that Interest Period; or

                           (ii) the cost to them of obtaining matching deposits in the London interbank market would be in excess of LIBOR for that Interest Period,

                  the Facility Agent shall promptly notify Dynea and the Banks of that event but in any event by no later than 9.00 a.m. on the first Business Day before the commencement of the relevant Interest Period (such notice being a "MARKET DISRUPTION NOTICE").

         8.3.2 If a Market Disruption Notice applies to a proposed Advance, that Advance shall not be made. Instead, the Facility Agent and Dynea shall immediately enter into negotiations for a period of not more than 30 days with a view to agreeing a substitute basis for calculating the interest rate for the Advance or for funding the Advance (whether in Euros or another currency). Any substitute basis agreed by the Facility Agent (with the consent of all the Banks) and Dynea shall take effect in accordance with its terms and be binding on all the Parties.

         8.3.3 If a Market Disruption Notice applies to an outstanding Term Advance, then:

                  (a) the Facility Agent and Dynea shall immediately enter into negotiations for a period of not more that 30 days with a view to agreeing a substitute basis for calculating the rate of interest for the Advance or for funding the Advance;

                  (b) any substitute basis agreed under sub-clause 8.3.3(a) by the Facility Agent (with the consent of all the Banks) and Dynea shall take effect in accordance with its terms and be binding on all the Parties;

                  (c) if no substitute basis is agreed under sub-clause 8.3.3(a), then, subject to sub-clause 8.3.4, each Bank shall (through the Facility Agent) certify before the last day of the Interest Period to which the Market Disruption Notice relates a substitute basis for maintaining its Participation in the Advance which shall reflect the cost to the Bank of funding its Participation in the Advance from whatever sources it reasonably selects plus the Cash Margin and (if applicable) Additional Cost Rate; and

                  (d) each substitute basis so certified shall be binding on the relevant Borrower and the certifying Bank and treated as part of this Agreement.

         8.3.4 If no substitute basis is agreed under sub-clause 8.3.3(a), then, so long as the circumstances giving rise to the Market Disruption Notice continue and subject to Dynea giving the Facility Agent and the Banks not less than 5 days' prior notice (which shall be irrevocable), the relevant Borrower may prepay the Advance to which the Market Disruption Notice applies together with accrued interest on the amount prepaid. Any such prepayment shall be subject to Clause 22.1 (Breakage Costs Indemnity).

8.4      MITIGATION

         If any circumstances arise in respect of any Bank which would, or upon the giving of notice would, result in the operation of Clause 8.1 (Illegality), 8.2 (Increased Costs), 8.3 (Market Disruption) or 9.9 (Grossing-Up) to the detriment of any Borrower, then that Bank shall:

         8.4.1 promptly upon becoming aware of those circumstances and their results, notify the Facility Agent and Dynea; and

         8.4.2 in consultation with the Facility Agent and Dynea, take all such steps as it determines are reasonably open to it to mitigate the effects of those circumstances (including changing its Lending Office or consulting with Dynea with a view to transferring some or all of its rights and obligations under this Agreement to another bank or other financial institution acceptable to Dynea) in a manner which will avoid the circumstances in question and on terms acceptable to the Facility Agent, Dynea and that Bank,

                  PROVIDED THAT no Bank shall be obliged to take any steps which in its reasonable opinion would or might have an adverse effect on its business or financial condition or the management of its Tax affairs or cause it to incur any material costs or expenses except to the extent that such Bank is indemnified and secured for such costs and expenses to its reasonable satisfaction.

         8.4.3 Nothing in this Clause 8.4 shall limit, reduce, affect or otherwise qualify the rights of any Bank or the obligations of the Borrowers under Clause 8.1 (Illegality), 8.2 (Increased Costs), 8.3 (Market Disruption) or 9.9 (Grossing-Up).

8.5      CERTIFICATES

         The certificate or notification of the Facility Agent or, as the case may be, the relevant Bank as to any of the matters referred to in this Clause 8 shall be in reasonable detail and shall be conclusive and binding on the Borrowers except for any manifest error.

9.       PAYMENTS

9.1      PLACE AND TIME

         All payments by a Borrower or a Bank under this Agreement shall be made to the Facility Agent to its account at such office or bank at such time as the Facility Agent may notify the Borrowers or the Banks for this purpose.

9.2      FUNDS

         All payments to the Facility Agent under this Agreement shall be made for value on the due date in freely transferable and readily available funds.

9.3      DISTRIBUTION

         9.3.1 Each payment received by the Facility Agent under this Agreement for another Party shall, subject to sub-clauses
                  9.3.2 and 9.3.3, be made available by the Facility Agent to that Party by payment (on the date (being, in the case of Euros, a TARGET Day) and in the currency and funds of receipt) to its account with such office or bank in the principal financial centre of the country of the relevant currency as it may notify to the Facility Agent for this purpose by not less than 5 Business Days' prior notice.

         9.3.2 The Facility Agent may apply any amount received by it for a Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Borrower under this Agreement or in or towards the purchase of any amount of any currency to be so applied.

         9.3.3 Where a sum is to be paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received that sum. The Facility Agent may, however, assume that the sum has been paid to it in accordance with this Agreement, and, in reliance on that assumption, make available to that Party a corresponding amount. If the sum has not been made available but the Facility Agent has paid a corresponding amount to another Party, that Party shall immediately on demand by the Facility Agent refund the corresponding amount together with interest on that amount from the date of payment to the date of receipt, calculated at a rate determined by the Facility Agent to reflect its cost of funds.

         9.3.4 Notwithstanding the provisions of this Clause 9.3, the Facility Agent shall not be liable to any Borrower or any Bank for the failure, or the consequences of any failure, of any Euro cross-border payment system to effect same-day settlement to an account of any Borrower or any Bank.

9.4      BUSINESS DAYS

         If a payment under this Agreement is due on a day which is not a Business Day, the due date for that payment shall instead be the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

9.5      CURRENCY

         In this Agreement, subject to any EMU Legislation:

         9.5.1 all payments by a Borrower in respect of an Advance, whether of interest or principal, shall be made in the currency (or the denomination of the currency) in which that Advance is denominated;

         9.5.2 all payments relating to costs, losses, expenses or Taxes shall be made in the currency in which the relevant costs, losses, expenses or Taxes were incurred; and

         9.5.3 any other amount payable under this Agreement shall, except as otherwise provided, be made in Euros.

9.6      ACCOUNTS AS EVIDENCE

         Each Bank shall maintain in accordance with its usual practice an account which shall, as between the Borrowers and that Bank, be prima facie evidence of the amounts from time to time advanced by, owing to, paid and repaid to that Bank under this Agreement.

9.7      PARTIAL PAYMENTS

         9.7.1 If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by a Borrower under this Agreement, the Facility Agent shall apply that payment towards the obligations of that Borrower in the following order:

                  (a) first, in or towards payment of any unpaid costs and expenses of the Agents under this Agreement;

                  (b) second, in or towards payment pro rata of any accrued interest due by that Borrower but unpaid under this Agreement;

                  (c) third, in or towards payment pro rata of any principal due by that Borrower but unpaid under this Agreement; and

                  (d) fourth, in or towards payment pro rata of any other sum due by that Borrower but unpaid under the Financing Documents.

         9.7.2 The Facility Agent shall, if so directed by all the Banks, vary the order set out in sub-clauses 9.7.1(b) to 9.7.1(d).

         9.7.3 Sub-clauses 9.7.1 and 9.7.2 shall override any appropriation made by any Borrower.

9.8      SET-OFF AND COUNTERCLAIM

         All payments by any Borrower under this Agreement shall be made without set off or counterclaim.

9.9      GROSSING-UP

         9.9.1 Subject to sub-clause 9.9.2, all sums payable to either Agent, the Issuing Bank or any Bank pursuant to or in connection with any Financing Document shall be paid in full free and clear of all deductions or withholdings whatsoever except only as may be required by law.

         9.9.2 If any deduction or withholding is required by law in respect of any payment due from a Borrower to either Agent, the Issuing Bank or any Bank pursuant to or in connection with any Financing Document, that Borrower shall:

                  (a) ensure or procure that the deduction or withholding is made and that it does not exceed the minimum legal requirement therefor;

                  (b) pay, or procure the payment of, the full amount deducted or withheld to the relevant Taxation or other authority in accordance with the applicable law;

                  (c) (unless and to the extent the deduction or withholding arises as a direct result of the gross negligence or wilful default of the relevant Agent, the Issuing Bank or, as the case may be, such a Bank (the "PAYEE") or the failure of the Payee to comply with the relevant law or as a direct result of a failure of the Payee to file any relevant tax form or to provide any statements which have been reasonably requested by the relevant tax authorities within a reasonable time following a Change and which is within the control of the Payee to file or provide, as the case may be) increase the payment in respect of which the deduction or withholding is required so that the net amount received by the Payee after the deduction or withholding (and after taking account of any further deduction or withholding which is required to be made as a consequence of the increase) shall be equal to the amount which the payee would have been entitled to receive in the absence of any requirement to make any deduction or withholding; and

                  (d) promptly deliver or procure the delivery to the Payee of receipts evidencing each deduction or withholding which has been made.

         9.9.3 If either Agent is obliged to make any deduction or withholding from any payment to any Bank (an "AGENCY PAYMENT") which represents an amount or amounts received by that Agent from a Borrower under any Financing Document, that Borrower shall pay directly to that Bank such sum (an "AGENCY COMPENSATING SUM") as shall, after taking into account any deduction or withholding which that Borrower is obliged to make from the Agency Compensating Sum, enable that Bank to receive, on the due date for payment of the Agency Payment, an amount equal to the Agency Payment which that Bank would have received in the absence of any obligation to make any deduction or withholding.

         9.9.4 If any Bank determines, in its absolute discretion, that it has received, realised, utilised and retained a Tax benefit by reason of any deduction or withholding in respect of which a Borrower has made an increased payment or paid an Agency Compensating Sum under this Clause 9.9, that Bank shall, PROVIDED THAT the Agents, the Issuing Bank and each Bank have received all amounts which are then due and payable by the obligors under any Financing Document, pay to that Borrower (to the extent that that Bank can do so without prejudicing the amount of the benefit or repayment and the right of that Bank to obtain any other benefit, relief or allowance which may be available to it) such amount, if any, as that Bank, in its absolute discretion acting in good faith shall determine, will leave that Bank in no worse position than it would have been in if the deduction or withholding had not been required, PROVIDED THAT:

                  (a) each Bank shall have an absolute discretion as to the time at which and the order and manner in which it realises or utilises any Tax benefit and shall not be obliged to arrange its business or its Tax affairs in any particular way in order to be eligible for any credit or refund or similar benefit;

                  (b) no Bank shall be obliged to disclose any information regarding its business, Tax affairs or Tax computations;

                  (c) if a Bank has made a payment to a Borrower pursuant to this sub-clause 9.9.4 on account of any Tax benefit and it subsequently transpires that that Bank did not receive that Tax benefit, or received a lesser Tax benefit, that Borrower shall, on demand, pay to that Bank such sum as that Bank may determine as being necessary to restore its after-tax position to that which it would have been had no adjustment under this sub-clause 9.9.4 been made. Any sums payable by a Borrower to a Bank under this sub-clause 9.9.4 shall be subject to Clause 17.6 (Indemnity Payments).

         9.9.5    No Bank shall be obliged to make any payment under sub-clause
                  9.9.4 if, by doing so, it would contravene the terms of any applicable law or any notice, direction or requirement of any governmental or regulatory authority (whether or not having the force of law).

         9.9.6 If a Borrower is required to make an increased payment for the account of a Bank under sub-clause 9.9.2, then, without prejudice to that obligation and so long as such requirement exists and subject to Dynea giving the Facility Agent and that Bank not less than 5 days' prior notice (which shall be irrevocable), the Borrowers may (a) prepay all, but not part, of that Bank's Participation in the Advances together with accrued interest on the amount prepaid and (b) pay to one or more accounts nominated by the Facility Agent amounts in the relevant currencies equal, in aggregate, to that Bank's actual and contingent liabilities under its Bank Indemnity and shall charge such accounts in favour of the Facility Agent on terms satisfactory to the Facility Agent acting reasonably. Any such prepayment shall be subject to Clause 22.1 (Breakage Costs Indemnity). On any such prepayment the Commitment of the relevant Bank shall be automatically cancelled.

10.      SECURITY

10.1     SECURITY DOCUMENTS

         The obligations and liabilities of the Borrowers to the Agents, the Issuing Bank and each Bank under the Financing Documents shall be secured by the interests and rights granted in favour of the Security Trustee in its capacity as trustee and, for the purposes of the laws of Austria, Belgium, Finland, France, The Netherlands, Norway, as agent for itself, the Facility Agent, the Issuing Bank, the Lead Arranger and the Banks under the Security Documents.

10.2     EXECUTION OF SECURITY DOCUMENTS BY DYNO AND ITS SUBSIDIARIES

         Dynea undertakes to the Finance Parties that prior to the date which falls 45 days after the date of this Agreement, the Facility Agent and the Security Trustee shall have received all of the documents specified in Part II of Schedule 2 (Conditions Subsequent) unless the Facility Agent has waived the receipt of any such documents.

10.3     INTEREST RATE PROTECTION AGREEMENTS

         10.3.1 All obligations and liabilities of a Borrower to any Bank under or in connection with any Interest Rate Protection Agreement shall be treated, for all purposes (other than Clauses 9.7 (Partial Payments) and 15.1 (Redistribution), as obligations and liabilities incurred under this Agreement and, for the avoidance of doubt, a Borrower's obligations and liabilities under any Interest Rate Protection Agreement shall be secured obligations and liabilities under the Security Documents and for such purposes any reference in any Security

                  Document to a Bank shall be deemed to include that Bank as a party to the relevant Interest Rate Protection Agreements.

         10.3.2 In respect of an Interest Rate Protection Agreement, the Bank that is a party thereto may only exercise its rights to terminate that Interest Rate Protection Agreement by reason of an event of default (howsoever described) if:

                  (a) such event of default relates to non-payment of any amount under such Interest Rate Protection Agreement by the Group Company that is party thereto; or

                  (b) a resolution is passed, or a court order is made, which would result in the bankruptcy, liquidation or dissolution of such Group Company; or

                  (c)      a Default Notice has been served pursuant to Clause
                           13.2 (Acceleration, etc.).

10.4     RELEASE OF SECURITY ON DISPOSALS

         In respect of any Disposal made by a Group Company which falls within sub-clauses 12.4.2(a) to 12.4.2(o) of Clause 12.4 (Negative Undertakings), the Security Trustee shall (and is authorised by the Finance Parties so to do) on the completion of that Disposal release, at the cost and expense of Dynea, from the Security Documents, the assets which are the subject of that Disposal but, in relation to a Disposal which falls within sub-clause 12.4.2(b), only if the Security Trustee is reasonably satisfied that it will receive security over the asset purchased with the Net Cash Proceeds of the released asset equivalent to that which attached to the released asset immediately prior to its release from the Security Documents.

10.5     RELEASE OF SECURITY AT END OF SECURITY PERIOD

         Upon the termination of the Security Period the Security Trustee shall (and is authorised by the Finance Parties so to do) release at the cost and expense of the relevant Borrowers the Security Documents.

10.6     SALE OF DYNEA

         In the event that there is a sale or other disposal of the entire issued share capital of Dynea pursuant to enforcement action commenced by the Security Trustee under the terms of the Share Charge over the entire issued share capital of Dynea, on application of the proceeds of such disposal against amounts due hereunder, any amounts which are then due and unpaid hereunder shall be automatically discharged in full.

11.      REPRESENTATIONS AND WARRANTIES

11.1     REPRESENTATIONS AND WARRANTIES

         Dynea represents and warrants to each Finance Party (other than the Term D Lender) that:

         11.1.1 Status: each Group Company is a limited company duly incorporated under the laws of the jurisdiction of its incorporation, and it possesses the capacity to sue and be sued in its own name and has the power to carry on its business and to own its property and other assets;

         11.1.2 Powers and authority: each Group Company has power to execute, deliver and perform its obligations under the Transaction Documents and to carry out the transactions contemplated by those documents and all necessary corporate, shareholder and other action has been or will be taken to authorise the execution, delivery and performance of the same;

         11.1.3 Binding obligations: subject to the Reservations, the obligations of each Group Company under the Transaction Documents constitute its legal, valid, binding and enforceable obligations;

         11.1.4 Contraventions: the execution, delivery and performance by each Group Company of the Transaction Documents does not:

                  (a) contravene any applicable law or regulation or any order of any governmental or other official authority, body or agency or any judgment, order or decree of any court having jurisdiction over it;

                  (b) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which it is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound; or

                  (c) contravene or conflict with the provisions of its constitutional documents;

         11.1.5 Insolvency: except as disclosed to the Facility Agent before the date of this Agreement no Group Company has taken any action nor have any steps been taken or legal proceedings been started or, to the best of its information, knowledge and belief, threatened against it for winding up, dissolution or re organisation, the enforcement of any Encumbrance over its assets or for the appointment of a receiver, administrative receiver, or administrator, trustee or similar officer of it or of any of its assets;

         11.1.6 No default: no Group Company is (nor would be with any of the giving of notice, the lapse of time, the determination of materiality, or the satisfaction of any other condition) in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets in a manner or to an extent which could reasonably be expected to have a Material Adverse Effect;

         11.1.7 Litigation: save as disclosed to the Facility Agent before the date of this Agreement no action, litigation, arbitration or administrative proceeding has been commenced, or, to the best of Dynea's information, knowledge and belief, is pending or threatened, against any Group Company which, if decided adversely, could reasonably be expected to have a Material Adverse Effect nor is there subsisting any unsatisfied judgment or award given against any of them by any court, arbitrator or other body;

         11.1.8   Accounts:

                  (a) each of the latest Accounts of each Material Company required to be delivered under sub-clause 12.2.1 of Clause 12.2 (Information

                           Undertakings) is prepared in accordance with IAS and gives a true and fair view of the financial position of the relevant company as at the date to which they were prepared and for the Financial Year of that company then ended; and

                  (b) each of the latest set of Management Accounts required to be delivered under sub-clause 12.2.2 of Clause 12.2 (Information Undertakings) shows with reasonable accuracy the financial position of the Group during the period to which it relates;

         11.1.9 Encumbrances: no Encumbrance other than a Permitted Encumbrance exists over all or any part of the assets of any Group Company;

         11.1.10 No Encumbrances created: the execution of the Financing Documents by the Charging Group Companies and the exercise of each of their respective rights and the performance of each of their respective obligations under the Financing Documents will not result in the creation of, or any obligation to create, any Encumbrance over or in respect of any of their assets (other than under the Financing Documents);

         11.1.11 Authorisations: other than the giving of notice in respect of contracts to be assigned), all authorisations, approvals, licences, consents, filings, registrations, payment of duties or taxes and notarisations required:

                  (a) for the conduct of the business, trade and ordinary activities of each Group Company except to the extent that failure to make, pay or obtain the same would not have a Material Adverse Effect;

                  (b) for the performance and discharge of the obligations of each Group Company under the Financing Documents to which it is a party; and

                  (c) in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Financing Documents,

                  are in full force and effect;

         11.1.12 Taxes: to the best of Dynea's information, knowledge and belief, each Group Company has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes except for assessments in relation to the ordinary course of its business or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest Accounts or other information delivered to the Facility Agent under this Agreement;

         11.1.13 Information Package: to the best of Dynea's information, knowledge and belief to so far as it relates to Dynea and its Subsidiaries and the chemicals business of Dyno and its
                  Subsidiaries:

                  (a) the factual information contained in the Information Package was, at the date of the relevant report or document, true and accurate in all material respects and not misleading in any material respect, there are no other facts the omission of which would make any fact or statement in the Information Package misleading in any material respect and nothing has occurred which would render any fact or statement in the Information Package untrue or misleading in any material respect; and

                  (b) all estimates, forecasts and projections contained or referred to in the Information Package, and all assumptions and presumptions upon the basis of which the same were made, were fair and reasonable at the time they were made, and nothing has occurred since the date the same were made which would necessitate a material revision to any of those estimates, forecasts or projections in order for them to be fair and reasonable;

         11.1.14 Accounting reference date: the accounting reference date of each Group Company is 31st December;

         11.1.15  Corporate structure: on the Unconditional Date:

                  (a)      the details of the Group set out in Part I of
                           Schedule 4 (Charging Group Companies) are accurate and complete in all respects; and

                  (b) Dynea has no Subsidiaries other than those companies, relevant details of which are set out in Schedule 4 (The Group);

         11.1.16 Disclosures: there is no disclosure made in the Disclosure Letter or any other disclosure to the Dynea Acquisition Agreement, the Investment Agreement which makes or could reasonably be expected to make any of the information, prospects, estimates, forecasts and projections contained in the Information Package inaccurate in any material respect;

         11.1.17 Nordkem: prior to the date of this Agreement, Nordkem has not traded or undertaken any commercial activities of any kind nor (except as contemplated by, or otherwise in connection with, this Agreement and the other Transaction Documents and the transactions contemplated by this Agreement or by the other Transaction Documents) has any liabilities (other than liabilities for professional fees in connection with the Offer or other administrative liabilities in the ordinary course of its day to day business) or obligations, actual or contingent;

         11.1.18 Intellectual Property Rights: save as disclosed to the Facility Agent prior to the date of this Agreement:

                  (a) each Group Company owns or has the legal right to use all of the Intellectual Property Rights which are material to the conduct of its business or are required by it in order for it to carry on its business in all material respects;

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                  (b)      so far as it is aware, the operations of each Group
                           Company do not infringe any Intellectual Property Rights held by any third party which infringement has or could reasonably be expected to have a Material Adverse Effect;

                  (c) all Intellectual Property Rights owned by it and which are material to the conduct of the business of the Group are subsisting and no written claim by any third party alleging any infringement of, act or process relating to registered Intellectual Property Rights which would be likely to render such Intellectual Property Rights subject to revocation, compulsory licence, cancellation or amendment remains outstanding which has or could reasonably be expected to have a Material Adverse Effect; and

         11.1.19 Environmental: save as disclosed in the Environmental Reports, to the best of Dynea's knowledge, information and belief, each Group Company has and has at all times complied with all applicable Environmental Law, non compliance with which could reasonably be expected to have a Material Adverse Effect, every consent, authorisation, licence or approval required under or pursuant to any Environmental Law by each Group Company in connection with the conduct of its business and the ownership, use, exploitation or occupation of its assets the absence or lack of which could reasonably be expected to have a Material Adverse Effect, has been obtained and is in full force and effect, there has been no default in the observance of the conditions and restrictions (if any) imposed in, or in connection with, any of the same which default could reasonably be expected to have a Material Adverse Effect, and, to the best of Dynea's information, knowledge and belief, no circumstances have arisen (a) which would entitle any person to revoke, suspend, amend, vary, withdraw or refuse to amend any of the same or (b) which might give rise to a claim against any Group Company which could reasonably be expected to have a Material Adverse Effect having regard to the cost to that Group Company of meeting such a claim;

         11.1.20 Offer: the making of the Offer and the acquisition by Nordkem of Dyno Shares pursuant to the Offer will not result in any breach of the terms of, or constitute a default under, or give any other person a right to terminate any agreement or instrument to which any Group Company is a party or any licence or other authorisation to which it is subject or by which it or any of its property is bound which could reasonably be expected to have a Material Adverse Effect; and

         11.1.21 No material adverse change: since 6 December 1999 no event has occurred in relation to the Group which has had or could be reasonably expected to have a Material Adverse Effect.

11.2     REPETITION

         The representations and warranties set out in Clause 11.1 (Representations and Warranties) shall survive the execution of this Agreement and shall be deemed to be repeated as follows:

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         11.2.1   each of the said representations and warranties shall be
                  deemed to be repeated on the first Drawdown Date; and

         11.2.2 each of the said representations and warranties (other than those made under sub-clauses 11.1.5, 11.1.6, 11.1.7 and 11.1.9 to 11.1.21 (inclusive) of Clause 11.1 (Representations and Warranties)) shall be repeated on each Drawdown Date (other than the first Drawdown Date) and each Issue Date, in each case, as if made with reference to the facts existing at the time of repetition.

12.      UNDERTAKINGS

         The Term D Lender shall not have the benefit of any undertaking given in this Clause 12.

12.1     OFFER RELATED UNDERTAKINGS

         Dynea undertakes to procure that it and Nordkem shall unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

         12.1.1 Compliance with laws, etc: in relation to the Offer, comply in all material respects with all relevant laws and the requirements, rules and regulations of all applicable regulatory authorities;

         12.1.2 Disclosure: make full disclosure to the Facility Agent as soon as reasonably practicable upon becoming aware of the same, of any material information which is relevant to the Offer or which indicates that any condition to the Offer will not be satisfied;

         12.1.3 Information: promptly keep the Facility Agent informed upon the Facility Agent's reasonable request as to the progress of the Offer and at the request of the Facility Agent provide the Facility Agent with such information in respect of the Offer that the Facility Agent may reasonably request; and

         12.1.4   No waiver or amendment: not:

                  (a) waive, revise, vary or amend any material terms of, or conditions to, the Offer, including any condition relating to the level of acceptances; nor

                  (b) exercise any discretion under the material terms and conditions of the Offer, including any condition relating to the level of acceptances.

12.2     INFORMATION UNDERTAKINGS

         Dynea undertakes that during the Security Period it shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

         12.2.1 Accounts: as soon as the same become available (and in any event within 120 days (or, in the case of the first such Financial Year, 150 days) after the end of each of its Financial Years), deliver to the Facility Agent in sufficient copies for all the Banks the Accounts for each such Financial Year of Dynea and each Material Company;

         12.2.2 Management accounts: commencing with September 2000 as soon as the same become available (and in any event within 30 days (or in the case of the first

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                  such accounting period, 90 days and in respect of 5 such
                  accounting periods thereafter, 45 days) after the end of each successive accounting period (none of which shall be more than 5 weeks in duration) (each an "ACCOUNTING PERIOD") during each of its Financial Years), deliver to the Facility Agent in sufficient copies for all the Banks the consolidated management accounts (the "MANAGEMENT ACCOUNTS") of Dynea for each such Accounting Period and in such a form as to disclose with reasonable accuracy the financial position of the Group and which shall include the following information in respect of each such Accounting Period on both a consolidated and a segment business unit by segment business unit basis:

                  (a)      a statement of profit and loss;

                  (b)      a balance sheet; and

                  (c)      a cashflow statement;

                  together with a comparison, where appropriate, of all such information with the estimates, forecasts and projections in the relevant Operating Budget (or any replacement or substitution made therefor) in relation to each such Accounting Period including an analysis justifying any variations therefrom and, if necessary, revised estimates, forecasts and projections;

         12.2.3   Operating Budgets:

                  (a) provide to the Facility Agent (in a format acceptable to the Facility Agent, acting on the instructions of the Majority Banks acting reasonably) an Operating Budget for each of its Financial Years during the Security Period beginning on or after 1 January 2001, not less than 15 days prior to the start of each such Financial Year, together with a comparison of the information, estimates, forecasts and projections contained therein with any relevant information, estimates, forecasts and projections contained in the Financial Plan including an analysis justifying any variations therefrom; and

                  (b) if any Group Company shall determine that any of the estimates, forecasts or projections made in relation to any of its Financial Years should be materially different from those set out in the then current Operating Budget (or any substitution therefor subsequently made and agreed by the Facility Agent), provide to the Facility Agent revised estimates, forecasts or projections in respect of any part of each such Financial Year and such revised estimates, forecasts or projections shall apply immediately following their approval by the boards of directors of the relevant company and Dynea;

         12.2.4 Information on request: promptly following the Facility Agent's request, provide to the Facility Agent such other information, estimates, forecasts or projections in relation to any Group Company and any of their respective

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                  businesses, assets, financial condition, ownership or
                  prospects as the Facility Agent may reasonably require;

         12.2.5 Compliance certificates: provide to the Facility Agent within 30 days of each Quarter Date a certificate (a "COMPLIANCE CERTIFICATE") executed under the authority of the board of directors of Dynea certifying that in relation to the 3 month period ending on each such Quarter Date all the undertakings on the part of Dynea under this Agreement are for the time being complied with and including calculations relating to the financial undertakings set out in sub-clause 12.6.1 of Clause
                  12.6 (Financial Undertakings). (For the purpose of this sub-clause 12.2.5, the calculations shall be made by reference to the Management Accounts prepared for the period in relation to which the relevant Compliance Certificate is to be given and, in relation to a Compliance Certificate given in relation to the last 3 months in any Financial Year of Dynea, Dynea shall procure that the Auditors shall, if they are so satisfied, confirm when the relevant Accounts are delivered, in a confirmation addressed to the Agents, the Issuing Bank and the Banks, that the calculations contained in the relevant certificate have been made correctly, based on the Accounts PROVIDED THAT if there have been any breaches of those undertakings at any time during the period to which that certificate relates then Dynea shall include in that certificate relevant details of all those breaches);

         12.2.6 IAS: ensure that all Accounts and other financial information submitted to the Facility Agent have been prepared in accordance with IAS; and

         12.2.7 Default, litigation, etc: promptly, upon becoming aware of the same, notify the Facility Agent of:

                  (a)      any Default or Potential Default;

                  (b) any litigation, arbitration or administrative proceeding commenced against any Group Company involving a potential liability of any Group Company exceeding Euro 1,000,000;

                  (c) any Encumbrance (other than a Permitted Encumbrance) attaching to any of the assets of any Group Company; and

                  (d) any other occurrence relating to a Group Company (including any third party claim or liability) which could reasonably be expected to have a Material Adverse Effect.

12.3     POSITIVE UNDERTAKINGS

         Dynea undertakes that during the Security Period it shall, and it shall procure that each Group Company, shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

         12.3.1 Pay Taxes: pay and discharge all Taxes and governmental charges payable by or assessed upon it prior to the date on which the same become overdue unless, and only to the extent that, such Taxes and charges shall be contested in good faith by appropriate proceedings, pending determination of which payment may

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

                  lawfully be withheld, and there shall (if the Auditors so advise) be set aside adequate reserves with respect to any such Taxes or charges so contested in accordance with IAS;

         12.3.2 Insurance: cause its assets to be and kept insured with reputable insurers in such amounts and against such risks as is customary for prudent companies carrying on business comparable to that of the relevant Group Company;

         12.3.3 Authorisations: comply with all laws and obtain, maintain and comply with the terms of any authorisation, approval, licence, consent, exemption, clearance, filing or registration required:

                  (a) for the conduct of its business, trade and ordinary activities, save to the extent that failure to comply, obtain, maintain or comply with the same could reasonably be expected not to have a Material Adverse Effect; and

                  (b) to enable it to perform its obligations under, or for the validity, enforceability or admissibility in evidence of, any Financing Document;

         12.3.4 Access: if a Default or Potential Default is continuing (or if any Agent has reasonable grounds for believing that a Default or Potential Default has occurred), upon reasonable notice being given to Dynea by the Facility Agent, permit the Facility Agent and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of the Facility Agent) authorised by the Facility Agent to have, at all reasonable times during normal business hours, access to the property, premises and accounting books and records of any Group Company and to the senior management of the Group;

         12.3.5 Ranking of obligations: ensure that its obligations under the Financing Documents to which it is a party shall at all times rank at least pari passu with all its other present and future unsecured and unsubordinated Indebtedness except for any obligations which are mandatorily preferred by law and not by contract;

         12.3.6 Further documents: at the request of the Facility Agent, do or procure the doing of all such things and execute or procure the execution of all such documents as are, in the opinion of the Facility Agent acting reasonably, necessary to ensure that the Facility Agent and the Banks obtain all their rights and benefits under the Financing Documents;

         12.3.7 Delivery of declarations, etc: within any relevant period laid down in any statute, law or regulation make all necessary declarations and deliver all necessary forms and documents required to be delivered to, filed with or registered with any governmental, statutory or other body or agency by it in connection with the Transaction Documents and any of the transactions contemplated under the Transaction Documents;

         12.3.8 Hedging: within 60 days of the date of the Agreement, procure that Dynea enters into such interest rate protection agreements with one or more Banks in

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                  respect of a principal amount of at least 50 per cent. of the aggregate amount of the Term Loans for a period of at least 3 years;

         12.3.9 Additional security: procure that, in respect of each Material Company from time to time but subject to any legal prohibition or limitation on the giving of such Guarantee or Share Charge and the Group not incurring costs which are materially more extensive than those incurred in executing the Security Documents pursuant to Clause 3.1 (Conditions Precedent):

                  (a)      that Material Company has executed a Guarantee;

                  (b) a Group Company has executed a Share Charge in respect of the entire issued share capital of that Material Company; and

                  (c) such Group Guarantee and Share Charge have been delivered to the Security Trustee within 30 days of the relevant company becoming a Material Company together with such documentation in support thereof as the Security Trustee may reasonably require, including legal opinions (in form and content satisfactory to the Security Trustee acting reasonably) from lawyers reasonably acceptable to the Security Trustee;

         12.3.10 Compliance with Environmental Law: without prejudice to sub-clause 12.3.3, comply in all respects with Environmental Law save to the extent that non-compliance could reasonably be expected not to have a Material Adverse Effect and, in any event, implement any recommendations and proposals contained in the Environmental Reports substantially within the time periods specified in that report, or if no such time periods are specified, as soon as reasonably practicable;

         12.3.11 Dangerous materials: ensure that all Dangerous Materials treated, kept and stored, produced, manufactured, generated, refined or used from, in, upon, or under any of the real property owned by a Group Company are held and kept upon such real property in such a manner and up to such standards as they would be kept by a prudent company carrying on the same trade as that Group Company;

         12.3.12 Intellectual Property Rights: take all reasonable action to protect, maintain and keep in full force and effect all the rights and benefits of each Group Company in relation to Intellectual Property Rights which are material in the context of the business of such Group Company;

         12.3.13 Nordkem, Dynea and Holdcos: procure that none of Nordkem, Dynea or the Holdcos have creditors or assets and undertakes any activity (other than as contemplated by the Transaction Documents);

         12.3.14 Protection of rights under the Dynea Acquisition Agreement: take all reasonable and practical steps to preserve and enforce its rights arising under the Dynea Acquisition Agreement;

         12.3.15  Disposals to be made: in respect of Dynea only, procure that:

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                  (a)      within 6 months of the date of this Agreement, the
                           three companies through which Dyno's speciality polymers operations are sold or liquidated; and

                  (b) within 1 month of the date of this Agreement, the interest of the Group in Polimoon is sold,

                  in each case in accordance with the PWC Dyno Structuring Memorandum;

         12.3.16 Dynea B.V.: use its reasonable endeavours to promptly obtain an approval from the works council of Dynea B.V. for the execution by Dynea B.V. of a Guarantee, an Asset Security Document and a Property Charge, each in an agreed form, and procure that immediately following the receipt of such approval Dynea B.V. deliver the same, together with a Certified Copy of the company's board minutes approving and authorising the execution and delivery of the said documents in accordance with paragraph (c) of Part I of Schedule 2 (Conditions Precedent) of this Agreement, to the Security Trustee, and procure that the Security Trustee receives a legal opinion from Nauta Dutilh in form and substance satisfactory to it;

         12.3.17 Property Charges: within 14 days after the date of this Agreement, procure:

                  (a) the delivery by the US counsel of Dynea USA Inc. (formerly Neste Resins Corporation) and Dynea Fort Smith Inc. (formerly Neste Polyester Inc.) to the US counsel of the Banks all title reports, copies of any existing land surveys and results of all environmental searches in respect of the properties described in paragraphs 2(e)(i) and (ii) of Part II of Schedule 2 (Conditions Precedent) together with any such further information or searches in respect of those properties as the Facility Agent may reasonably require; and

                  (b) that the Facility Agent be provided full information about any real properties owned by Dyno and its Subsidiaries and within 45 days after the date of this Agreement procure that such of Dyno or its Subsidiaries execute and deliver to the Security Trustee (in each case in the form and substance reasonably satisfactory to the Facility Agent) Property Charges over such real properties as the Facility Agent may reasonably require, together in each case with a legal opinion from Calfee, Halter & Griswold LLP (and any legal opinions from local counsel, if such opinions are reasonably requested by the Facility Agent) together with Certified Copies of the relevant Group Companies' board minutes approving and authorising the execution and delivery of the said documents in accordance with paragraph 1 of Part II of Schedule 2 (Conditions Precedent). The relevant Group Companies shall procure the issuance in favour of the Finance Parties policies of mortgage title insurance (written on ALTA form and in amounts and form reasonably acceptable to the Facility Agent) in respect of all Property Charges deliverable by such Group Companies pursuant to this sub-clause 12.3.17 and shall pay all costs, fees and premiums therefor and deliver to the Facility Agent such

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                           additional documentation (including without
                           limitation, UCC-1 financing statements and environmental indemnity agreements) as may be required by the Facility Agent (acting reasonably); and

         12.3.18 Additional Security Documents: on or before 31 March 2004, deliver to the Facility Agent in form and substance satisfactory to the Facility Agent the documentation set out in Part III of Schedule 2.

12.4     NEGATIVE UNDERTAKINGS

         Dynea undertakes that during the Security Period it shall not, and it shall procure that none of the Group Companies shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

         12.4.1 Negative Pledge: create or permit to subsist any Encumbrance over any of its assets other than Permitted Encumbrances;

         12.4.2   Disposal of assets: make a Disposal other than:

                  (a)      in the ordinary course of its trading activities; or

                  (b) where the Net Cash Proceeds of the Disposal of a fixed asset are used within 6 months of that Disposal for the purchase of a fixed asset to replace directly the fixed asset the subject of that Disposal and pending such purchase, the said Net Cash Proceeds are paid to the credit of such bank account (bearing at least a market rate of interest) as the Facility Agent may stipulate (and, which at the request of the Facility Agent shall be charged to the Security Trustee); or

                  (c) a Disposal of an asset which is obsolete for the purpose for which such an asset is normally utilised; or

                  (d)      a Disposal to a Charging Group Company; or

                  (e) a Disposal by a Group Company which is not a Charging Group Company to another Group Company; or

                  (f) a Disposal of cash or Cash Equivalents on arm's length terms and, in each case, on terms not otherwise prohibited by this Agreement; or

                  (g) a Disposal by a Group Company on arm's length terms of fixed assets in return for other fixed assets of comparable or greater value and where if such first mentioned fixed assets were charged or pledged under the Security Documents, the second mentioned fixed assets are so charged or pledged; or

                  (h) a Disposal of the Oilfield Chemicals Business or the Polyester Business where the Net Cash Proceeds of such Disposal are either applied in prepayment of the Facilities in accordance with Clause 7.10 (Application of Prepayments) or, are paid to Issueco to be applied in prepayment of the Issueco Bridging Loan in accordance with the proviso to sub-clause
                           7.6.1 of Clause 7.6 (Mandatory Prepayment of Net Available Proceeds) or are

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

                           used within 270 days (or, in the event that there is reasonable evidence within the 360 days period that such Disposal will be completed within such period, 360 days) of that Disposal for the purchase of a business which (1) is complimentary to the Group's existing business, (2) which has annual earnings before interest, Tax, Depreciation and amortisation comparable on a pro forma basis with the annual earnings before interest, Tax, Depreciation and amortisation of the Oilfield Chemical Business or, as the case may be, the Polyester Business and (3) in respect of which Dynea has provided a cashflow forecast for the period of 3 years following such purchase which shows that on the basis of the projected cashflows of the Group for such 3-year period the Group can service its payment obligations under this Agreement and, in any event, pending such purchase, the Net Cash Proceeds are paid to the credit of such bank account (bearing at least a market rate of interest) as the Facility Agent may stipulate (and, which shall be charged to the Security Trustee); or

                  (i)      any Disposal which constitutes a Permitted
                           Encumbrance; or

                  (j) a Disposal of the PVC Rovin plant at Porvoo, Finland owned by Dynea (as referred to in the Dynea Acquisition Agreement); or

                  (k) a Disposal of the formaldehyde and resin plant at Kitee, Finland owned by Dynoresins Oy; or

                  (l) a Disposal pursuant to the Dyno Explosives Sale Agreement, the US Explosives Sale Agreement or the Oxo Sale Agreement; or

                  (m) a Disposal of the Paper Chemicals Business pursuant to the Paper Chemicals Business Sale Agreement; or

                  (n) a Disposal of the Captive Insurance Company where the Captive Bridging Loan is discharged in full; or

                  (o) a Disposal of the Investcos or the Groups interest in Polimoon in accordance with the PWC Dyno Structuring Memorandum; or

                  (p) a Disposal on arm's length terms where the aggregate value of the assets the subject of a Disposal by Group Companies other than in accordance with paragraphs (a) to (o) of this sub-clause 12.4.2 in any Financial Year of Dynea does not exceed Euro 7,500,000 (for the purposes of this paragraph, the value of any asset shall be the greater of its book value and the consideration received for it);

         12.4.3 Change of business: other than as set out in the PWC Dyno Structuring Memorandum, make any substantial change to the general nature or scope of the business of the Group as a whole from that carried on at the date of this Agreement;

         12.4.4 Mergers: in relation to the Material Companies only, enter into any amalgamation, demerger, merger or reconstruction (other than (a) a

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

                  reconstruction which is effected by means of capitalisation of any intra-Group loan permitted under this Agreement or (b) as set out in the PWC Dyno Structuring Memorandum;

         12.4.5 Fees: pay any fees or commissions to any person other than (a) on open market terms and for the purpose of and in the ordinary course of its day to day business, (b) fees incurred under any Transaction Document and/or as set out in the PWC Dyno Structuring Memorandum;

         12.4.6 Loans: make any loans or grant any credit to or for the benefit of any person, other than:

                  (a) amounts of credit allowed by the relevant company in the normal course of its trading activities; or

                  (b) loans made by a Group Company to a Charging Group Company; or

                  (c) loans made by a Group Company which is not a Charging Group Company to another such Group Company; or

                  (d) loans made by Charging Group Companies to Group Companies which are not Charging Group Companies which do not exceed in aggregate Euro 1,000,000 at any time; or

                  (e) loans made to Parentco where the proceeds of the same are used by Parentco to pay Acquisition Costs; or

                  (f) loans made by a Group Company to its employees where such loans do not, when aggregated with the amount of all guarantees referred to in paragraph (v) of Permitted Indebtedness with all such loans made by all Group Companies, exceed Euro 1,000,000 at any time;

         12.4.7 Indebtedness: incur or permit to subsist any Indebtedness other than Permitted Indebtedness;

         12.4.8 Acquisitions: acquire any business of, or shares or securities of, any company other than:

                  (a)

                           (i)      the shares of a Group Company; or

                           (ii) of a business by a Group Company which is not a Charging Group Company from another such Group Company;

                  (b)

                           (i) (1) where the aggregate of the consideration payable for, and Indebtedness assumed or repaid by Group Companies in connection with, all such acquisitions made by Group Companies in any Financial Year of Dynea does not exceed Euro 2,000,000 or (2) is an acquisition to which sub-clause 12.4.2(h) refers and is funded from the Net Cash Proceeds of the Oilfield Chemicals Business or, as the case may be, the Polyester Business; and

                           (ii) where the acquisition is of a business, or of shares in a company whose business is, complementary to the Group's existing businesses and which, on a pro forma basis, has positive annual earnings before interest, Tax, Depreciation and amortisation; and

                           (iii) in the case of an acquisition to which paragraph (b)(i)(2) above refers, if the Security Trustee reasonably requires, promptly on such acquisition if the acquisition is of shares comprising more than 50 per cent. of the issued share capital of a company which upon such acquisition becomes a Material Company or if the acquisition is of a business the acquiring Group Company becomes a Material Company, subject to any legal prohibition or limitation on the giving of a Guarantee and Debenture (or a Group Guarantee and Asset Security Document), that company executes a Guarantee and Debenture or a Group Guarantee and Asset Security Document (in a form approved by the Security Trustee acting reasonably and on terms no more onerous and which would not impede or affect the business of any member of the Group to a greater extent than the security delivered on the date of Completion under the laws of the jurisdiction of that company's incorporation) and delivers the same to the Security Trustee together with, in the latter case, a legal opinion (in a form and content satisfactory to the Security Trustee (acting reasonably)) from lawyers appointed by the Security Trustee.

         12.4.9 Payments and dealings with Parentco and Issueco: without prejudice to the other provisions of this Clause 12.4:

                  (a) in respect of Dynea only, make, pay or declare any dividend or other distribution in relation to any shares forming part of its issued share capital;

                  (b) make, repay or redeem an Issueco Loan or any other loan or grant any credit to or for the benefit of Parentco, Issueco or any Investco or pay any interest to or for the benefit of Parentco, Issueco or any Investco whether in respect of an Issueco Loan or otherwise;

                  (c) enter into or give any guarantee or other instrument of suretyship in respect of any obligation or liability of Parentco or Issueco (other than Permitted Indebtedness falling within paragraphs (t) and (u) of that definition);

                  (d) incur or permit to subsist any Indebtedness (other than an Issueco Loan or as permitted pursuant to paragraph (c) above) owed to Parentco, Issueco or any Investco;

                  (e) pay any fees or commissions to, or for the benefit of, Parentco, Issueco or any Investco;

                  (f) make any Disposal of an asset to or for the benefit of Parentco, Issueco or any Investco; nor

                  (g) enter into any transaction with Parentco, Issueco or any Investcos other than on arm's length terms,

                  PROVIDED THAT:

                           (i) Group Companies may pay amounts to Parentco and Issueco by way of dividends made by Dynea, make loans, repay an Issueco Loan, pay interest on an Issueco Loan, pay fees and, in each case, whether or not on arms length terms, where such amounts are forthwith used to pay:

                                    (1)      fees (including, for the avoidance
                                             of doubt, directors' fees) and
                                             expenses of an administrative
                                             nature incurred by Parentco or
                                             Issueco;

                                    (2)      a Permitted Senior Subordinated
                                             Notes Payment; or

                                    (3)      interest, fees, costs and expenses,
                                             grossing up amounts and indemnity
                                             payments payable by Issueco under
                                             the Issueco Bridging Loan
                                             Agreement,

                                    so long as, in each case, on the date
                                    falling 2 days prior to the making of the relevant payment, there is no outstanding Default or Potential Default;

                           (ii) a Group Company may, at a time there is no outstanding Default or Potential Default, repay an Issueco Loan made to it where Issueco simultaneously makes a new loan to a Group Company that has executed a Guarantee in an amount at least equal to the amount that is to be repaid or novate to such a Group Company an Issueco Loan;

                           (iii) the Group may, so long as there is no outstanding Default or Potential Default, pay, in accordance with the proviso to sub-clause 7.6.1 of Clause 7.6 (Mandatory Prepayment of Net Available Proceeds), up to an aggregate amount equal to the Issueco Bridging Loan Amount, the Net Available Proceeds from Disposals referred to in any of sub-clauses 12.4.2(h), 12.4.2(j),
                                    12.4.2(l) and 12.4.2(o) to Issueco where the same are applied in prepayment of the Issueco Bridging Loan; nor

         12.4.10 Variation of Transaction Documents: permit or effect any variations, novations or amendments to the Dynea Acquisition Agreement (other than where the effect of the same is not material), the Intra-Group Loan Agreements, the On-

                  Lending Agreement, the Put and Call Agreement or the Performance Guarantees.

12.5     UNDERTAKINGS RELATING TO DYNCO

         12.5.1 Dynea undertakes that during the Security Period it shall procure that, other than as contemplated by the other Transaction Documents or as the Facility Agent (acting on the instructions of the Majority Banks and the Term D Lender) otherwise agrees, Dynco does not trade or undertake any commercial activities of any kind, that Dynco does not acquire any assets and does not make any loans (other than under the terms of the On-Lending Agreement) and that Dynco does not have any employees.

         12.5.2 Dynea undertakes that prior to the Senior Discharge Date (and notwithstanding any other term of this Agreement) it shall not, and it shall procure that none of the Group Companies shall, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

                  (a) make, repay or redeem any loan or grant any credit to or for the benefit of Dynco or pay any interest to or for the benefit of Dynco PROVIDED THAT Dynea may pay interest under the terms of the On-Lending Agreement where the same is immediately applied in paying interest which is then due and payable by Dynco under the Term D Loan Facility;

                  (b) enter into or give any guarantee or other instrument of suretyship in respect of any obligation or liability of Dynco (other than the Confirmation Documents);

                  (c) incur or permit to subsist any Indebtedness owed to Dynco (other than under the On-Lending Agreement);

                  (d) pay any fees or commission to, or for the benefit of, Dynco;

                  (e) make any Disposal of an asset to or for the benefit of Dynco; or

                  (f) other than the On-Lending Agreement, enter into any transaction with Dynco.

12.6     FINANCIAL UNDERTAKINGS

         12.6.1 Dynea undertakes to ensure that during the Security Period, unless the Facility Agent (acting on the instructions of the Majority Banks) otherwise agrees:

                  (a)      EBITDA to Total Net Interest Costs

                           the ratio of EBITDA to Total Net Interest Costs for each period referred to in Column A below shall not be less than the ratio set out in Column B below opposite that period:

         COLUMN A                                     COLUMN B
          PERIOD                                       RATIO
12 months to 31 March 2004                             1.33:1

                    COLUMN A                          COLUMN B
                     PERIOD                            RATIO
12 months to 30 June 2004                              1.16:1
12 months to 30 September 2004                         1.22:1
12 months to 31 December 2004                          1.60:1
12 months to 31 March 2005                             2.40:1
12 months to 30 June 2005                              2.50:1
12 months to 30 September 2005                         2.60:1
Each period of 12 months falling on a Quarter Date     2.60:1
occurring after 30 September 2005;

                  (b)      Total Net Debt to EBITDA

                           the ratio of Total Net Debt on each Quarter Date set out in Column A below to EBITDA for the period of 12 months ending on such Quarter Date shall not be greater than the ratio set out in Column B below opposite such Quarter Date:

              COLUMN A                           COLUMN B
            QUARTER DATE                          RATIO
31 March 2004                                     8.42:1
30 June 2004                                      9.57:1
30 September 2004                                 9.20:1
31 December 2004                                  6.72:1
31 March 2005                                     3.90:1
30 June 2005                                      3.80:1
30 September 2005                                 3.70:1
31 December 2005                                  3.50:1
31 March 2006                                     3.40:1
30 June 2006                                      3.30:1
30 September 2006                                 3.20:1
31 December 2006                                  3.10:1
Each Quarter Date occurring after 31              3.10:1
December 2006;

                  (c)      EBITDA to Total Net Senior Interest Costs

                           the ratio of EBITDA to Total Net Senior Interest Costs for each period referred to in Column A below shall not be less than the ratio set out in Column B below opposite that period:

         COLUMN A                                COLUMN B
          PERIOD                                  RATIO
12 months to 31 March 2004                        3.91:1

                  COLUMN A                       COLUMN B
                   PERIOD                         RATIO
12 months to 30 June 2004                         3.56:1
12 months to 30 September 2004                    3.70:1
12 months to 31 December 2004                     4.94:1
12 months to 31 March 2005                        4.40:1
12 months to 30 June 2005                         4.60:1
12 months to 30 September 2005                    4.70:1
12 months to 31 December 2005                     4.90:1
12 months to 31 March 2006                        5.00:1
12 months to 30 June 2006                         5.10:1
12 months to 30 September 2006                    5.20:1
12 months to 31 December 2006                     5.40:1
Each period of 12 months falling on a Quarter     5.40:1
Date occurring after 31 December 2006;

                  (d)      Cashflow to Total Funding Costs

                           the ratio of Cashflow to Total Funding Costs for each period of 12 months ending on each Quarter Date set out in Column A below shall not be less than the ratio set out opposite such Quarter Date in Column B below:

                  COLUMN A                       COLUMN B
                   PERIOD                         RATIO
31 March 2004                                     0.95:1
30 June 2004                                      0.78:1
30 September 2004                                 0.76:1
31 December 2004                                  1.10:1
31 March 2005                                     1.05:1
30 June 2005                                      1.05:1
30 September 2005                                 1.10:1
Each Quarter Date falling after 30 September      1.10:1
2005;

                  (e)      Capital Expenditure and Finance Lease Expenditure

                           no Group Company shall incur any Capital Expenditure or Finance Lease Expenditure if it would result in the aggregate Capital Expenditure and Finance Lease Expenditure incurred by the Group Companies in any period set out in Column A below exceeding the amount set out opposite such period in Column B below (or such other amount as the Majority Banks may, acting in good faith, agree from time to time):

           COLUMN A                                COLUMN B
            PERIOD                               AMOUNT (EURO)
Completion to 31 December 2000                    55,000,000
12 months to 31 December 2001                     47,000,000
12 months to 31 December 2002                     48,000,000
12 months to 31 December 2003                     50,000,000
12 months to 31 December 2004                     51,000,000
12 months to 31 December 2005                     51,000,000
12 months to 31 December 2006                     51,000,000
12 months to 31 December 2007                     51,000,000
12 months to 31 December 2008                     51,000,000

                           PROVIDED THAT in respect of a period listed in Column A above, if the Group incurs Capital Expenditure and Finance Lease Expenditure, in an aggregate amount which is less than the amount set out opposite such period in Column B above (the difference being hereafter referred to as the "ADDITIONAL AVAILABLE EXPENDITURE") the amount set out in Column B above opposite the next succeeding period shall be deemed to be increased by the Additional Available Expenditure.

         12.6.2

                  (a) If the directors of any Group Company determine at any time during the Security Period that the accounting reference date of that Group Company has or should be changed or any of the accounting principles applied in the preparation of any of the Accounts and the Management Accounts shall be different from the Accounting Principles (including any change to IAS), or if as a result of the introduction or implementation of any applicable accounting standard or any change in any of them or in any applicable law such accounting principles are required to be changed, Dynea shall promptly give notice to the Facility Agent of that change, determination or requirement.

                  (b) If the Facility Agent believes that the financial undertakings set out in this Clause 12.6 need to be amended as a result of any such change, determination or requirement, Dynea shall negotiate with the Facility Agent in good faith to amend the existing financial undertakings so as to provide the Banks with substantially the same protections as the financial undertakings set out in this Clause 12.6 (but which are not materially more onerous).

                  (c) If Dynea and the Facility Agent cannot agree such amended financial undertakings within 30 days of that notice, Dynea and the Facility Agent shall jointly nominate a firm of chartered accountants to settle the amended financial undertakings, or in default of such nomination the Facility Agent shall request the President for the time being of the Institute of Chartered Accountants in England and Wales to nominate a firm of chartered accountants for that purpose. Such accountants shall act as experts and not arbitrators and their decision shall be final and binding on the Parties. The costs of such accountants shall be paid by Dynea.

         12.6.3   The calculation of ratios and other amounts under this Clause
                  12.6 shall be made by reference to the latest Accounts, Management Accounts and other financial information of the Group Companies for the Financial Year of Dynea, or other period in relation to which the calculation falls to be made.

         12.6.4

                  (a) Dynea may deliver to the Facility Agent on or before 3 December 2004 the New Business Plan where the New Business Plan:

                           (i) is based upon assumptions and projections which by the date of such New Business Plan being so delivered shall have been verified by Deloitte (or any other firm of accountants subsequently appointed as advisors to the Banks, in each case in the opinion of the Banks acting reasonably in making such verification) as being reasonable; and

                           (ii) demonstrates that the ratio of Cashflow to Total Funding Costs in respect of each period of 12 months ending on a Quarter Date in any of the years 2005 to 2007 inclusive is not less than 1.00:1 (and in doing so may utilise the excess (if any) of Cashflow over Total Funding Costs in respect of the immediately previous Financial Year of Dynea which is not required to be applied in prepayment of the Facilities in accordance with Clause 7.7 (Mandatory Prepayment of Surplus Cash)).

                  (b) The Parties agree that, on receipt of the New Business Plan pursuant to, and complying with, paragraph (a) above, the financial undertakings set out in sub-clauses 12.6.1(a), (b) and (c) of Clause
                           12.6 (Financial undertakings) shall be amended for the 12 month period ending on 31 December 2004 so as to provide the Banks (other than the Term D Lender) with protections based on a 15 per cent. tolerance and for the years 2005, 2006 and 2007 so as to provide the Banks (other than the Term D Lender) with protections based on a 10 per cent. tolerance.

13.      DEFAULT

         For the purposes of this Clause 13, any reference to a Bank or Banks or Party or Parties shall not include the Term D Lender.

13.1     DEFAULT

         Each of the following shall be a Default:

         13.1.1 Non-payment: a Borrower does not pay on the due date any amount payable by it under this Agreement at the place at and in the currency and funds in which it is expressed to be payable unless the failure to pay such amount is due solely to administrative or technical delays in the transmission of funds which are not the fault of that Borrower and such amount is paid within 3 Business Days after its due date for payment; or

         13.1.2 Other defaults: any Charging Group Company breaches any of its obligations under any Financing Document (other than the obligations referred to in sub-clause 13.1.1) and, if that breach is capable of remedy, it is not remedied within 15 Business Days after notice of that breach has been given by the Facility Agent to Dynea; or

         13.1.3 Breach of representation or warranty: any representation, warranty or statement made or deemed to be repeated by any Charging Group Company under any Financing Document or in any document delivered by or on behalf of any Borrower under or in connection with any Financing Document is incorrect when made or deemed to have been repeated; or

         13.1.4 Unlawfulness or repudiation: it is unlawful for any Charging Group Company to perform or comply with, or any Charging Group Company repudiates, any of its obligations under any Financing Document; or

         13.1.5 Cross-default: any Indebtedness (other than Defeased Dyno Bonds Indebtedness) of all or any of the Group Companies in excess of, in aggregate, Euro 2,000,000:

                  (a) is not paid when due or within any originally applicable grace period; or

                  (b) is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of default (howsoever described),

                  or any creditor of all or any of the Group Companies becomes entitled to declare any such Indebtedness (other than Defeased Dyno Bonds Indebtedness) due and payable prior to its specified maturity; or

         13.1.6 Cross-default into Senior Subordinated Notes: the occurrence of an Event of Default as defined in the Senior Subordinated Notes Instrument which is continuing or the giving of notice (if required) or any other event or omission referred to in
                  Section 6.01 of the Senior Subordinated Notes Instrument which with the lapse of time would be an Event of Default as so defined and such event or omission is continuing; or

         13.1.7 Attachment or distress: a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the assets of any Group Company (having a value of at least Euro 1,000,000) and such process is not discharged within 21 days; or

         13.1.8   Inability to pay debts: any Material Company:

                  (a) suspends generally payment of its debts or is unable or admits its inability to pay its debts as they fall due; or

                  (b) begins negotiations with any creditor with a view to the readjustment or rescheduling of any of its Indebtedness which it would otherwise not be able to pay as it falls due; or

                  (c) proposes or enters into any restructuring (yrityssaneeraus), composition or other arrangement for the benefit of its creditors generally or any class of creditors; or

         13.1.9 Insolvency proceedings: any person takes any action or any legal proceedings are started or other steps taken (including the presentation of a petition) for:

                  (a) any Material Company to be adjudicated or found insolvent; or

                  (b) the bankruptcy (konkurssi), winding up or dissolution of any Material Company other than (i) in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Majority Banks, (ii) a liquidation sent out in the PWC Dyno Structuring Memorandum, or (iii) a winding up petition which is proved to the satisfaction of the Majority Banks to be frivolous or vexatious and which is, in any event, discharged within 21 days of its presentation and before it is advertised; or

                  (c) the appointment of a trustee, receiver, administrative receiver or similar insolvency officer in respect of any Group Company or any of its assets; or

         13.1.10 Adjudication or appointment: any adjudication, order or appointment is made under or in relation to any of the proceedings referred to in sub-clause 13.1.1; or

         13.1.11 Administration order: an application is made to the court for an administration order under the Insolvency Act 1986 with respect to any Material Company; or

         13.1.12 Analogous proceedings: any event occurs or proceeding is taken with respect to any Material Company in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in sub-clauses 13.1.7, 13.1.8, 13.1.9, 13.1.10 or 13.1.11; or

         13.1.13 Cessation of business: any Material Company suspends or ceases or threatens to suspend or cease to carry on all or a substantial part of its business; or

         13.1.14 Material adverse change: any event or series of events occur which has or could reasonably be expected to have a Material Adverse Effect; or

         13.1.15 Redemption of shares by Dynea: without the prior written consent of the Facility Agent (acting on the instructions of the Majority Banks), Dynea makes any redemption of any of its shares, purchases any of its shares or otherwise reduces its issued share capital; or

         13.1.16 Qualification of Accounts: the Auditors issue any qualification in respect of the Accounts of Dynea or Dyno for any of its Financial Years where the circumstances to which such qualification relates have, or could reasonably be expected to have, a Material Adverse Effect; or

         13.1.17 Dynea Oy funding: Dynea does not receive, whether from Dynco under the terms of the On-Lending Agreement or from Issueco by way of Subscription Proceeds or under any Issueco Loan excluding any Subscription Proceeds and any proceeds of any Issueco Loan which are taken into account in calculating EBITDA), the sum of at least Euro 10,000,000 on or before 13 August 2004 and the sum of at least Euro 6,400,000 on or before 20 August 2004, otherwise than by reason of a Default being continuing and unwaived as at the relevant said date.

13.2     ACCELERATION, ETC.

         13.2.1 If a Default occurs and remains unremedied the Facility Agent may, and shall if so instructed by the Majority Banks, by notice (a "DEFAULT NOTICE") to Dynea cancel the Facilities and require the Borrowers immediately to repay each Loan together with accrued interest and all other sums payable under this Agreement, whereupon they shall become immediately due and payable. Upon the service of any Default Notice the Banks' obligations to each Borrower under this Agreement shall be terminated and the Commitment of each Bank shall be cancelled.

         13.2.2 Immediately upon the Facility Agent serving a Default Notice, each Borrower shall in respect of each Bank Guarantee issued on its behalf:

                  (a) use its reasonable endeavours to procure the release of the Issuing Bank from that Bank Guarantee; and

                  (b) without prejudice to sub-clause 13.2.2(a), pay to the credit of such account as the Issuing Bank shall stipulate an amount equal to the Guaranteed Amount of that Bank Guarantee and charge such account in favour of the Issuing Bank, in such manner and on such terms as the Issuing Bank may stipulate.

14.      SET-OFF

         Without prejudice to its rights at law, following a Default which is continuing each Finance Party (other than the Term D Lender) may set off any matured obligation owed by a Borrower under any Financing Document against any obligation (whether or not matured) owed by the relevant Finance Party to that Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the relevant Finance Party may convert either obligation at the relevant spot rate of exchange of the relevant Finance Party for the purpose of the set off.

15.      PRO RATA SHARING

15.1     REDISTRIBUTION

         If any amount owing by a Borrower under this Agreement to a Bank (the "SHARING BANK") is discharged by voluntary or involuntary payment, set-off or any other manner other than through the Facility Agent in accordance with Clause 9 (Payments), then:

         15.1.1 the Sharing Bank shall immediately notify the Facility Agent of the amount discharged and the manner of its receipt or recovery;

         15.1.2 the Facility Agent shall determine whether the amount discharged is in excess of the amount which the Sharing Bank would have received had the amount discharged been received by the Facility Agent and distributed in accordance with Clause 9 (Payments);

         15.1.3 the Sharing Bank shall pay the Facility Agent an amount equal to that excess (the "EXCESS AMOUNT") within 5 Business Days of demand by the Facility Agent;

         15.1.4 the Facility Agent shall treat the excess amount as if it were a payment by a Borrower under Clause 9 (Payments) and shall pay the excess amount to the Banks (other than the Sharing
                  Bank) in accordance with Clause 9.7 (Partial Payments); and

         15.1.5 as between the relevant Borrower and the Sharing Bank the excess amount shall be treated as not having been received or recovered, and that Borrower shall owe the Sharing Bank an immediately payable debt equal to the excess amount.

15.2     LEGAL PROCEEDINGS

         Notwithstanding Clause 15.1 (Redistribution), no Sharing Bank shall be obliged to share any excess amount which it receives or recovers pursuant to legal proceedings taken by it to recover any sums owing to it under this Agreement with any other Bank which has a legal right to, but does not, either join in such proceedings or commence and diligently pursue separate proceedings to enforce its rights, unless the proceedings instituted by the Sharing Bank are instituted by it without prior notice having been given to such Bank through the Facility Agent and an opportunity to such Bank to join in such proceedings.

15.3     REVERSAL OF REDISTRIBUTION

         If any excess amount subsequently has to be wholly or partly refunded to a Borrower by a Sharing Bank which has paid an amount equal to that excess amount to the Facility Agent under Clause 15.1 (Redistribution), each Bank to which any part of that amount was distributed shall on request from the Sharing Bank repay to the Sharing Bank that Bank's proportionate share of the amount which has to be so refunded by the Sharing Bank.

15.4     INFORMATION

         Each Bank shall on request supply to the Facility Agent such information as the Facility Agent may from time to time request for the purpose of this Clause 15 (Pro Rata Sharing).

16.      THE FINANCE PARTIES

16.1     APPOINTMENT AND DUTIES

         16.1.1 Each Bank irrevocably appoints the Facility Agent to act as its agent in connection with the Facilities and this Agreement and irrevocably authorises the Facility Agent on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Financing Documents together with any other incidental rights, powers and discretions PROVIDED THAT each of Dynea Oy and the Facility Agent acknowledge and agree that for so long as Dynea Oy or any other member of the Group is the Term D Lender, the Facility Agent shall not owe any duties or obligations to the Term D Lender.

         16.1.2 The Facility Agent, the Issuing Bank and each Bank (other than the Term D Lender) irrevocably appoints the Security Trustee to act as its agent and trustee in connection with the Security Documents (other than the Shared Security Documents) and each Bank (other than the Term D Lender) irrevocably authorises the Security Trustee on its behalf to perform the duties and to exercise the rights, powers and discretions specifically delegated to it under or in connection with the Financing Documents (other than the Shared Security Documents) together with any incidental rights, powers and discretions.

         16.1.3 The Facility Agent, the Issuing Bank and each Bank (including the Term D Lender) irrevocably appoints the Security Trustee to act as its agent and trustee in connection with the Shared Security Documents and each Bank (including the Term D Lender) irrevocably authorises the Security Trustee on its behalf to perform the duties and to exercise the rights, powers and discretions specifically delegated to it under or in connection with the Shared Security Documents together with any incidental rights, powers and discretions.

         16.1.4 Neither Agent shall have any duties or responsibilities except those expressly set out in the Financing Documents. As to any matters not expressly provided for, each Agent shall act in accordance with the instructions of the Majority Banks (but in the absence of any such instructions shall not be obliged to act). Any such instructions, and any action taken by an Agent in accordance with those instructions, shall be binding upon all the Banks.

         16.1.5   Each Agent may:

                  (a) act in an agency, trustee, fiduciary or other capacity on behalf of any other banks or financial institutions providing facilities to any Group Company or any associated company of a Group Company, as freely in all respects as if it had not been appointed to act as agent and/or trustee for the Banks under this Agreement and without regard to the effect on the Banks of acting in such capacity; and

                  (b) subscribe for, hold, be beneficially entitled to or dispose of shares or securities, or options or other rights to and interests in shares or securities in any Group Company or any associated company of a Group Company (in each case, without liability to account).

         16.1.6 Each division or department of an Agent (including, for so long as Citibank International plc is an Agent, the European Loans Agency department of Citibank International plc) shall be treated as a separate entity from any other division or department of that Agent. If any of an Agent's divisions or departments (including, in the case of Citibank International plc, its European

                  Loans Agency department) should act for any Group Company in any capacity (whether as bankers or otherwise) in relation to any other matter, any information given by any Group Company to any such division or department may be treated as confidential and each Agent shall, as between itself and the Banks, not be obliged to disclose the same to any Bank or any other person.

         16.1.7 The Issuing Bank acts solely as issuer of Bank Guarantees under the Revolving Credit Facility and owes no fiduciary duties to any other Party in respect of the Financing Documents and the Bank Guarantees.

16.2     PAYMENTS

         16.2.1 The Facility Agent shall promptly account to the Lending Office of each Bank for such Bank's due proportion of all sums received by the Facility Agent for such Bank's account, whether by way of repayment or prepayment of principal or payment of interest, fees or otherwise.

         16.2.2 The Facility Agent shall maintain a memorandum account showing the principal amount of each Advance outstanding under this Agreement and the amount of each Bank's Participation in each Advance.

         16.2.3 Each Bank confirms in favour of the Facility Agent that, unless it notifies the Facility Agent to the contrary, it will be the beneficial owner of any interest paid to it under this Agreement, and it will be within the charge to United Kingdom corporation tax as respects that interest.

16.3     DEFAULT

         Neither Agent shall be obliged to monitor or enquire as to whether or not a Default or Potential Default has occurred. An Agent shall be entitled to assume that no Default or Potential Default has occurred unless it receives notice to the contrary from a Borrower or any Bank describing the Default or Potential Default and stating that such notice is a "Default Notice" or unless it is aware of a payment default under this Agreement, in which case it shall promptly notify each Bank and the Issuing Bank.

16.4     RELIANCE

         Each Agent may:

         16.4.1 rely on any communication or document believed by it to be genuine and correct and to have been communicated or signed by the person by whom it purports to be communicated or signed; and

         16.4.2 engage, pay for and rely on the advice of any professional advisers selected by it given in connection with the Financing Documents or any of the matters contemplated by the Financing Documents, and shall not be liable to any Party for any of the consequences of such reliance.

16.5     LEGAL PROCEEDINGS

         16.5.1 Neither Agent shall be obliged to take or commence any legal action or proceeding against a Borrower or any other person arising out of or in connection with the Financing Documents until it shall have been indemnified or secured to its satisfaction against all costs, claims and expenses (including any costs award which may be made against it as a result of any such legal action or proceeding not being successful) which it may expend or incur in such legal action or proceeding.

         16.5.2 An Agent may refrain from doing anything which might in its opinion constitute a breach of any law or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

16.6     NO LIABILITY

         16.6.1 None of the Agents, the Lead Arranger or any of their respective officers, employees or agents shall be liable for any action taken or not taken by it or any of them under or in connection with the Financing Documents unless directly caused by its or their gross negligence or wilful misconduct.

         16.6.2 None of the Agents or the Lead Arranger shall be responsible for any statements, representations or warranties in the Financing Documents or for any information supplied or provided to any Bank or the Issuing Bank by an Agent or the Lead Arranger in respect of a Borrower or any other person or for any other matter relating to the Financing Documents or for the execution, genuineness, validity, legality, enforceability or sufficiency of such documents or any other document referred to in the Financing Documents or for the recoverability of any Advance or any other sum to become due and payable under the Financing Documents.

16.7     CREDIT DECISIONS

         16.7.1   Each Bank and the Issuing Bank:

                  (a) acknowledges that it has, independently and without reliance on the Agents or the Lead Arranger, made its own analysis of the transaction contemplated by, and reached its own decision to enter into, this Agreement and made its own investigation of the financial condition and affairs and its own appraisal of the creditworthiness of the Borrowers and any surety for the Borrowers' obligations; and

                  (b) shall continue to make its own independent appraisal of the creditworthiness of the Borrowers and any surety for the Borrowers' obligations.

         16.7.2 Each Bank and the Issuing Bank shall, independently and without reliance on the Agents or the Lead Arranger, make its own decision to take or not take action under the Financing Documents.

         16.7.3 The Term D Lender confirms to the Agents and the Lead Arranger that save to the extent that it relies on legal opinions addressed to it and issued by counsel for either of them, it has not relied upon any statement or representation made by either of them in entering into this Agreement.

16.8     INFORMATION

         16.8.1 Each Agent shall provide to the relevant Banks and the Issuing Bank all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to such Banks and the Issuing Bank, as the case may be.

         16.8.2 Except as provided in this Agreement, none of the Agents or the Lead Arranger shall be under any duty or obligation:

                  (a) either initially or on a continuing basis, to provide any Bank or the Issuing Bank with any credit information or other information with respect to the financial condition of a Borrower or which is otherwise relevant to the Facilities; or

                  (b) to request or obtain any certificate, document or information from a Borrower unless specifically requested to do so by a Bank (other than the Term D Lender) or the Issuing Bank in accordance with this Agreement.

16.9     RELATIONSHIP WITH BANKS

         16.9.1 In performing its functions and duties under this Agreement, the Facility Agent shall act solely as the agent for the Banks (save to the extent set out in sub-clause 16.1.1 of Clause
                  16.1 (Appointment and duties)) and except as provided in the Financing Documents shall not be deemed to be acting as trustee for any Bank. Neither Agent shall assume or be deemed to have assumed any obligation as agent or trustee for, or any relationship of agency or trust with, any Borrower.

         16.9.2 No Finance Party shall be under any liability or responsibility of any kind to a Borrower or any other Finance Party arising out of or in relation to any failure or delay in performance or breach by a Borrower or any other Finance Party of any of its or their respective obligations under the Financing Documents.

16.10    AGENTS' POSITION

         16.10.1 With respect to its own Participation in the Facilities, each Agent shall have the same rights and powers under and in respect of the Financing Documents as any other Bank and may exercise those rights and powers as though it were not also acting as agent and/or trustee under this Agreement. An Agent may, without liability to account, accept deposits from, lend money to and generally engage in any kind of banking, finance, advisory, trust or other business with or for a Borrower as if it were not the agent or the trustee for other persons under any Financing Documents.

         16.10.2 An Agent may retain for its own use and benefit (and shall not be liable to account to any Bank or the Issuing Bank for all or any part of) any sums received by it by way of agency or management or arrangement fees or by way of reimbursement of expenses incurred by it.

16.11    INDEMNITY

         Each Bank shall immediately on demand indemnify each Agent (to the extent not reimbursed by the Borrowers) rateably according to that Bank's Participation in the

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

         Facilities (or, if no Term Advance shall then be outstanding, its Commitment) from and against all liabilities, losses and expenses of any kind or nature whatsoever (except in respect of any agency, management or other fee due to that Agent) which may be incurred by that Agent in its capacity as agent or trustee under this Agreement or in any way relating to or arising out of the Financing Documents or any action taken or omitted by the Facility Agent in enforcing or preserving the rights of the Finance Parties under the Financing Documents, PROVIDED THAT no Bank shall be liable for any portion of such liabilities, losses or expenses resulting from an Agent's gross negligence or wilful misconduct.

16.12    RESIGNATION

         16.12.1 An Agent may resign by giving at least 60 days' notice to Dynea and each Bank. Upon receipt of a notice of resignation Dynea and the Majority Banks may select any bank or other financial institution as successor Facility Agent or Security Trustee, as the case may be.

         16.12.2 If no bank or other financial institution selected by Dynea and the Majority Banks shall have accepted such appointment within 20 days after the resigning Agent has given a notice of resignation then the Majority Banks may, after consultation with Dynea, appoint any bank or other financial institution as successor Facility Agent or Security Trustee, as the case may be.

         16.12.3 If no bank or other financial institution selected by the Majority Banks shall have accepted such appointment within 40 days after the resigning Facility Agent has given a notice of resignation then the resigning Facility Agent may, after consultation with Dynea, appoint any bank or other financial institution with an office in London as successor Facility Agent or Security Trustee, as the case may be.

         16.12.4 The resignation of an Agent and the appointment of any successor Agent shall both become effective only upon the successor Agent notifying the resigning Facility Agent, Dynea and each Bank that it accepts its appointment. On such notification:

                  (a) the resigning Agent shall be discharged from its obligations and duties as Facility Agent or Security Trustee, as the case may be, under the Financing Documents but it shall continue to be able to rely on the provisions of this Clause 16 (The Finance Parties) in respect of all matters relating to the period of its appointment; and

                  (b) the successor Agent shall assume the role of Facility Agent or Security Trustee, as the case may be, and shall have all the rights, powers, discretions and duties which the Facility Agent or Security Trustee, as the case may be, has under the Financing Documents.

         16.12.5 The resigning Agent shall make available to the successor Agent all records and documents held by it as Facility Agent or Security Trustee, as the case may be, and shall co operate with the successor Agent to ensure an orderly transition.

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

16.13    CHANGE OF OFFICE

         An Agent may at any time in its sole discretion by notice to the other Agent, Dynea and each Bank designate a different office in the United Kingdom from which its duties as an Agent will be performed.

16.14    SECURITY DOCUMENTS

         16.14.1 The Security Trustee shall accept without investigation, requisition or objection such title as any person may have to the assets which are subject to the Security Documents and shall not:

                  (a) be bound or concerned to examine or enquire into the title of any person; nor

                  (b) be liable for any defect or failure in the title of any person, whether such defect or failure was known to the Security Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not; nor

                  (c) be liable for any failure on its part to give notice of the Security Documents to any third party or otherwise perfect or register the security created by the Security Documents.

         16.14.2 The Security Trustee shall hold the benefit of the Security Documents (other than the Shared Security Documents) upon trust for and, in respect of those Security Documents governed by Austrian law, Belgian law, Finnish law, French law, Dutch law and Norwegian law, as agent for itself, the Facility Agent, the Issuing Bank and the Banks (other than the Term D Lender). The Security Trustee shall hold the benefit of the Shared Security Documents upon trust for and, in respect of those Security Documents governed by Austrian law, Belgian law, Finnish law, French law, Dutch law and Norwegian law, as agent for itself, the Facility Agent, the Issuing Bank and the Banks. Upon the appointment of any successor Security Trustee under Clause 16.2 (Payments), the resigning Security Trustee shall execute and deliver such documents and do such other acts and things as may be necessary to vest in the successor Security Trustee all the rights, title and interests vested in the resigning Security Trustee under the Security Documents.

         16.14.3 The Security Trustee is hereby appointed and hereby accepts its appointment as fonde de pouvoir (holder of a power of attorney) of the Facility Agent, the Issuing Bank and the Banks (in this sub-clause 16.14.3 collectively referred to as the "Creditors" and individually as a "Creditor") as contemplated by Article 2692 of the Civil Code of Quebec to enter into, to take and to hold, on behalf of and for the benefit of the Creditors, the Security Documents governed by the laws of the Province of Quebec, Canada, and to exercise such powers and duties which are conferred on it by such Security Documents. Anyone who hereafter becomes a Creditor shall be deemed to have consented to and confirmed the Security Trustee as fonde de pouvoir and to have ratified as of the date he becomes a Creditor all actions taken by the fonde de pouvoir. As fonde de pouvoir the Security Trustee shall be entitled to delegate from time to time any of its powers or duties to such persons, and on such terms and conditions, as the Security Trustee may determine from time to time.

         16.14.4 Each of the Finance Parties hereby authorises the Security Trustee to represent each of them in executing the Security Documents in Indonesia in the required form and for this purpose to appear before notaries, PPAT (Land Deed Officials) and other competent officials in Indonesia without exception including, without limitation, before the Fiduciary Registry Office to effectuate the Asset Security Document to be executed by PT MUGI Dyno Indonesia and to carry out all acts required or incidental for the purpose stated in this sub-clause 16.14.4.

16.15    DISTRIBUTION OF PROCEEDS OF ENFORCEMENT

         16.15.1  In this Clause 16.15:

                  "BANK OUTSTANDINGS" means, in respect of a Bank (other than the Term D Lender) the aggregate of:

                  (a) all amounts actually and contingently due to it under any of the Financing Documents; and

                  (b) all amounts actually and contingently due to it in respect of the Interest Rate Protection Agreements.

                  "NON SHARED SECURITY DOCUMENTS" means the Security Documents which are not Shared Security Documents.

                  "SHARED SECURITY DOCUMENTS" means each of:

                  (a) the Share Charge dated 7 August 2000 entered into by Issueco in favour of the Security Trustee in respect of the shares of Dynea;

                  (b) the Share Charge dated 7 August 2000 entered into by Dynea in favour of the Security Trustee in respect of the shares of Dynea Finland Oy;

                  (c) the Share Charge dated 7 August 2000 entered into by Dynea in favour of the Security Trustee in respect of the shares of French Holdco;

                  (d) the Share Charge dated 7 August 2000 entered into by Dynea in favour of the Security Trustee in respect of the shares of Nordkem AS;

                  (e) the Share Charge dated 7 August 2000 entered into by Dynea in favour of the Security Trustee in respect of the shares of US Holdco;

                  (f) the Share Charge dated 7 August 2000 entered into by Dynea in favour of the Security Trustee in respect of the shares of Dynea Holding GmbH;

                  (g) the Share Charge dated 30 May 2003 entered into by Dynea in favour of the Security Trustee in respect of the shares of Dynea Holding B.V.;

                  (h) the Share Charge dated 7 August 2000 entered into by Dynea in favour of the Security Trustee in respect of the shares of Dynea Canada Limited; and

                  (i) the Share Charge dated 13 February 2004 entered into by Dynea in favour of the Security Trustee in respect of the shares of Dynco.

                  "TERM D LENDER LIABILITIES" means all amounts actually and contingently due to the Term D Lender under any of the Financing Documents.

                  "TOTAL OUTSTANDINGS" means the aggregate amount of all Bank Outstandings.

         16.15.2  Following:

                  (a) the enforcement of all or any of the Shared Security Documents or the receipt of any monies by the Security Trustee pursuant to the provisions of
                           Schedule 10 (Subordination), the Security Trustee shall be entitled to deduct from the proceeds thereof any costs, charges and expenses incurred by it in connection with any such enforcement together with an amount equal to all sums due to the Agents under this Agreement before distributing such proceeds:

                           (i) first to each Bank (other than the Term D Lender) an amount equal to the lesser of (x) the Bank Outstandings of such Bank and (y) the remaining proceeds multiplied by:

                                              Bank Outstandings of such Bank
                                         ---------------------------------------
                                                 Total Outstandings; and

                           (ii) second, after the discharge in full of the Total Outstandings and up to an aggregate amount not exceeding the Term D Lender Liabilities, to the Term D Lender to be applied in discharge, to the extent of such payment, of the Term D Lender Liabilities; and

                  (b) the enforcement of all or any of the Non Shared Security Documents, the Security Trustee shall be entitled to deduct from the proceeds of such enforcement its costs, charges and expenses incurred in connection with such enforcement together with an amount equal to all sums due to the Agents under this Agreement before distributing to each Bank (other than the Term D Lender) an amount equal to the lesser of (x) the Bank Outstandings of such Bank and (y) the remaining proceeds multiplied by:

                                             Bank Outstandings of such Bank
                                         ---------------------------------------
                                                  Total Outstandings

                  where, in each case, Bank Outstandings and the Total Outstandings are all calculated as at the date of distribution, PROVIDED THAT if a Bank owes moneys under this Agreement to the Issuing Bank, all distributions which would otherwise be made to that Bank shall be made to the Issuing Bank to be applied in discharge of such moneys until the same have been discharged in full.

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

         16.15.3 Where any part of any Bank Outstandings is denominated in a currency other than Euros, any calculation for the purposes of this Clause 16.15, shall be made on the basis of the Euro Equivalent of that part calculated at the date of distribution. However, an actual distribution may, in the Security Trustee's discretion, be made in the currencies of the Bank Outstandings and for this purpose the Security Trustee is authorised to convert any proceeds of enforcement (including the proceeds of any previous conversion under this Clause) from their existing currency into any other currency at such rate of exchange and at such time as the Security Trustee thinks fit.

         16.15.4 The Security Trustee shall notify the Facility Agent and each Bank of any proposed distribution and the proposed date of distribution and each Bank shall provide to the Security Trustee a calculation of what is due to it in respect of the sums referred to in sub-clause 16.14.1 of Clause 16.14 (Security Documents). The Security Trustee shall send copies of all such calculations to each Bank and shall make the distributions on the basis of such calculations.

         16.15.5 If any future or contingent liability included in the calculation of Bank Outstandings finally matures, or is settled, for less than the future or contingent amount provided for in that calculation, the relevant Bank shall notify the Security Trustee of that fact and such adjustment shall be made by payment by that Bank to the Security Trustee for distribution amongst the Banks as may be necessary to put the Banks into the position they would have been in (but taking no account of the time cost of money) had the original distribution been made on the basis of the actual as opposed to the future or contingent liability.

         16.15.6 The Security Trustee may, prior to payment in full of all Bank Outstandings, at its discretion, accumulate proceeds of enforcement in an interest bearing account in its own name until there is a minimum of Euro 1,000,000 to distribute under sub-clause 16.14.2 of Clause 16.14 (Security Documents).

16.16    RELEASES

         If the Majority Banks direct the Security Trustee that any Shared Security Document (other than the Share Charge granted by Issueco over the shares in Dynea) is to be released in whole or in part (other than on a discharge in full of the Facilities) such Shared Security Document shall be released.

16.17    ISSUING BANK

         16.17.1 The Issuing Bank may, with the prior consent of Dynea and the Facility Agent be replaced as Issuing Bank by another Bank (other than the Term D Lender).

         16.17.2 Any replacement of the Issuing Bank shall take effect only on the beneficiaries under all outstanding Bank Guarantees, if any, agreeing that the Bank that is to replace the existing Issuing Bank may be substituted in place of the existing Issuing Bank as the obligor under all such Bank Guarantees.

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

16.18    LEAD ARRANGER

         Except as specifically provided in this Agreement, the Lead Arranger has no obligations of any kind to any other Party and shall not have any liability whatsoever to any other Party under or in connection with any Financing Documents.

16.19    TERM D LENDER

         The Term D Lender shall not:

         16.19.1 enforce in any manner or be entitled to require the Facility Agent or the Security Trustee to enforce in any manner, any Shared Security Document prior to the date on which no amounts are actually or contingently due to the Finance Parties (other than the Term D Lender) under this Agreement and all the Facilities (other than the Term D Loan Facility) have been discharged; and

         16.19.2 be bound by the provisions of Clause 15 (Pro Rata Sharing) notwithstanding that it is a Bank for the purposes of this Agreement.

17.      FEES AND EXPENSES

17.1     EXPENSES

         Dynea shall on demand pay all expenses incurred (including legal, valuation and accounting fees but, in relation to sub-clauses 17.1.1 and 17.1.2, only to the extent the same are reasonable in amount), and any VAT on those expenses:

         17.1.1 by an Agent or the Lead Arranger in connection with the negotiation, preparation and execution of the Financing Documents and the other documents contemplated by the Financing Documents;

         17.1.2 by the Facility Agent or the Lead Arranger in respect of the syndication of the Facilities;

         17.1.3 by an Agent or the Banks in connection with the granting of any release, waiver or consent or in connection with any amendment or variation of any Financing Document, in each case, requested by a Group Company; and

         17.1.4 by an Agent or the Banks in enforcing, perfecting, protecting or preserving (or attempting so to do) any of their rights, or in suing for or recovering any sum due from a Borrower or any other person under any Financing Document, or any reasonable action taken in investigating any possible Default or Potential Default.

17.2     ARRANGEMENT AND AGENCY FEES

         Dynea shall pay arrangement and agency fees in accordance with the terms of the Fees Letter. For the avoidance of doubt, all liabilities and obligations of Dynea under the Fees Letter shall be deemed to be incurred under this Agreement and shall be secured by the Security Documents.

17.3     COMMITMENT FEE

         Dynea shall pay a commitment fee in Euro to the Facility Agent for the account of the Banks having Revolving Credit Commitments at the rate of
         0.50 per cent. per annum on the Available Revolving Credit Facility. The commitment fee shall be calculated on a

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

         day-to-day basis and a 360 day year in respect of the Revolving Credit Commitment Period and shall be payable in arrear at the end of each successive period of 3 months commencing on the date of this Agreement and also on the last day of the Revolving Credit Commitment Period or on any earlier date on which the Total Revolving Credit Commitments equal zero.

17.4     DOCUMENTARY TAXES INDEMNITY

         All stamp, documentary, registration or other like duties or Taxes, including any penalties, additions, fines, surcharges or interest relating to those duties and Taxes, which are imposed or chargeable on or in connection with any Financing Document shall be paid by Dynea. The Facility Agent shall be entitled but not obliged to pay any such duties or Taxes (whether or not they are its primary responsibility). If the Facility Agent does so Dynea shall on demand indemnify the Facility Agent against those duties and Taxes and against any costs and expenses incurred by the Facility Agent in discharging them.

17.5     VAT

         17.5.1 All payments made by a Borrower under the Financing Documents are calculated without regard to VAT. If any such payment constitutes the whole or any part of the consideration for a taxable or deemed taxable supply (whether that supply is taxable pursuant to the exercise of an option or otherwise) by a Finance Party, the amount of that payment shall be increased by an amount equal to the amount of VAT which is chargeable in respect of the taxable supply in question.

         17.5.2 No payment or other consideration to be made or furnished to a Borrower by Finance Party pursuant to or in connection with any Financing Document or any transaction or document contemplated in any Financing Document may be increased or added to by reference to (or as a result of any increase in the rate of) any VAT which shall be or may become chargeable in respect of any taxable supply.

17.6     INDEMNITY PAYMENTS

         Where in any Financing Document a Borrower has an obligation to indemnify or reimburse a Finance Party in respect of any loss or payment, the calculation of the amount payable by way of indemnity or reimbursement shall take account of the likely Tax treatment in the hands of the relevant Finance Party (as conclusively determined by the relevant party) of the amount payable by way of indemnity or reimbursement and of the loss or payment in respect of which that amount is payable.

18.      AMENDMENTS AND WAIVERS

18.1     MAJORITY BANKS

         18.1.1 Subject to Clause 18.2 (All Banks), Clause 18.3 (Issuing Bank) and Clause 18.6 (Amendments to Shared Security Documents), any term of any Financing Document (other than any right affecting the Term D Lender only) may be amended or waived with the written agreement of Dynea and the Majority Banks. The Facility Agent may effect, on behalf of the Majority Banks, an amendment or waiver to which the Majority Banks have agreed.

         18.1.2 The Facility Agent shall promptly notify Dynea and each Bank of any amendment or waiver effected under sub-clause 18.1.1 and any such amendment or waiver shall be binding on Dynea and each Bank.

18.2     ALL BANKS

         An amendment or waiver which relates to:

         18.2.1   the definition of "Majority Banks" in Clause 1.1
                  (Definitions);

         18.2.2 an extension of the date for, or a decrease in an amount or a change in the currency of, any payment under any Financing Document;

         18.2.3   an increase in a Bank's Commitment;

         18.2.4 a release of any Charging Group Company from its obligations under any Security Document (other than those to which Clause
                  10.4 (Release of Security on Disposals) applies);

         18.2.5 a term of any Financing Document which expressly requires the consent of each Bank; or

         18.2.6 Clause 6 (Interest) (other than an increase in the Margin which may be effected with the prior consent of the Majority Banks), Clause 7 (Repayment, Prepayment and Cancellation), Clause 15 (Pro Rata Sharing) or Clause 17.3 (Commitment Fee) or this Clause 18 (other than where the Facility Agent certifies that the relevant amendment or waiver is not material), may not be effected without the prior written consent of each Bank (other than the Term D Lender).

18.3     ISSUING BANK

         An amendment or waiver which affects the rights and obligations of the Issuing Bank in that capacity may not be effected without the prior written consent of the Issuing Bank.

18.4     NO IMPLIED WAIVERS; REMEDIES CUMULATIVE

         The rights of each Finance Party under the Financing Documents:

         18.4.1   may be exercised as often as necessary;

         18.4.2 are cumulative and not exclusive of its rights under the general law; and

         18.4.3   may be waived only in writing and specifically.

         Delay in exercising or non exercise of any such right is not a waiver of that right.

18.5     EURO CONVENTIONS

         The Facility Agent may (after consultation with the Banks (other than the Term D Lender)) notify Dynea that any references in this Agreement to a Business Day, day-count fraction or other convention (whether for the calculation of interest, determination of payment dates or otherwise) shall, if different, be amended to comply with any generally accepted conventions and market practice from time to time applicable to Euro denominated obligations in the London interbank market. Upon such notification and notwithstanding Clause 18.1 (Majority Banks), Clause 18.2 (All Banks) or Clause 18.3 (Issuing Bank), this Agreement shall be deemed to be amended accordingly.

18.6     AMENDMENTS TO THIS AGREEMENT AND SHARED SECURITY DOCUMENTS

         18.6.1 No amendment that could reasonably be considered to be materially prejudicial to the rights of the Term D Lender shall be made to this Agreement without the prior consent of the Term D Lender. For the avoidance of doubt, any amendments to Clause 7 (Repayment, Prepayment and Cancellation), Clause 11 (Representations and Warranties), Clause 12 (Undertakings) and Clause 13 (Default) (but not, for the avoidance of doubt, Schedule 9 (Provisions relating to the Term D Loan Facility)) will be considered not to be materially prejudicial to the rights of the Term D Lender.

         18.6.2 A waiver of the terms of a Financing Document that is a waiver of a right affecting only the Term D Lender shall not be given without the consent of the Term D Lender.

19.      MISCELLANEOUS

19.1     SEVERANCE

         If any provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

         19.1.1 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

         19.1.2 the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

19.2     COUNTERPARTS

         This Agreement may be executed in any number of counterparts and this shall have the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

20.      NOTICES

20.1     METHOD

         20.1.1 Each notice or other communication to be given under this Agreement shall be given in writing in English and, unless otherwise provided, shall be made by fax or letter.

         20.1.2 With the consent of the relevant Bank, the Facility Agent may serve notices and other information on a Bank by way of electronic mail.

20.2     DELIVERY

         Any notice or other communication to be given by one Party to another under this Agreement shall (unless one Party has by 15 days' notice to the other Party specified another address) be given to that other Party, in the case of Dynea, Nordkem, the Facility Agent, the Security Trustee and the Issuing Bank, at the respective addresses given in Clause 20.3 (Addresses), in the case of the Banks, at the respective addresses given in Schedule 1 (The Banks) or, as the case may be, the Schedule to its relevant Transfer

         Certificate and in the case of any Borrower (other than those becoming Borrowers as at the date of this Agreement) as set out in the Schedule to its relevant Deed of Accession.

20.3     ADDRESSES

         The address and fax number of Dynea, Nordkem, the Facility Agent, the Security Trustee and the Issuing Bank are:

         20.3.1   Dynea:

                  Dynea Chemicals Oy
                  Snellmaninkatu 13
                  00170 Helsinki
                  Finland

                  Attention: Sari Merinen
                  Fax:       00 358 10 585 2094

         20.3.2   Nordkem:

                  c/o Dynea Chemicals Oy
                  Snellmaninkatu 13
                  00170 Helsinki
                  Finland

                  Attention: Sari Merinen
                  Fax:       00 358 10 585 2094

         20.3.3   the Facility Agent:

                  Citibank International plc
                  Citigroup Centre
                  Canada Square
                  Canary Wharf
                  London E14 5LB

                  Attention: Sonia Gosparini
                  Fax:       0208 636 3824

         20.3.4   the Security Trustee:

                  Citibank International plc
                  Citigroup Centre
                  Canada Square
                  Canary Wharf
                  London E14 5LB

                  Attention: Sonia Gosparini
                  Fax:       0208 636 3824

         20.3.5   the Issuing Bank:

                  Citibank, N.A.

                  Citigroup Centre
                  Canada Square
                  Canary Wharf
                  London E14 5LB

                  Attention: Sonia Gosparini
                  Fax:       0208 636 3824

20.4     DEEMED RECEIPT

         20.4.1 Any notice or other communication given by an Agent shall be deemed to have been received:

                  (a) if sent by fax, with a confirmed receipt of transmission from the receiving machine, on the day on which transmitted;

                  (b) in the case of a notice given by hand, on the day of actual delivery;

                  (c) if posted, on the second Business Day or, in the case of airmail, the fifth Business Day following the day on which it was despatched by first class mail postage prepaid or, as the case may be, airmail postage prepaid; or

                  (d)      if sent by way of electronic mail, when received

                  PROVIDED THAT a notice given in accordance with the above but received on a day which is not a Business Day or after normal business hours in the place of receipt shall be deemed to have been received on the next Business Day.

         20.4.2 Any notice or other communication given to an Agent shall be deemed to have been given only on actual receipt.

20.5     NOTICES THROUGH FACILITY AGENT

         Any notice or other communication from or to a Borrower under this Agreement shall be sent through the Facility Agent.

21.      ASSIGNMENTS AND TRANSFERS

21.1     BENEFIT OF AGREEMENT

         This Agreement shall be binding upon and enure to the benefit of each Party and its successors and assigns.

21.2     ASSIGNMENTS AND TRANSFERS BY BORROWERS

         No Borrower shall be entitled to assign or transfer any of its rights or obligations under this Agreement.

21.3     ASSIGNMENTS BY BANKS

         Any Bank may, subject to Clause 21.5 (Minimum Amounts), assign any of its rights and benefits under the Financing Documents to another bank or other financial institution (including, for the avoidance of doubt, a fund) PROVIDED THAT, until the assignee has confirmed to the Finance Parties that it shall be under the same obligations towards each of them as it would have been under if it had been a party to this Agreement as a Bank, the Finance Parties shall not be obliged to recognise the assignee as having the rights against each of them which it would have had if it had been such a party to this Agreement.

21.4     TRANSFERS BY BANKS

         21.4.1 Any Bank may, subject to Clause 21.5 (Minimum Amounts), transfer, in accordance with this Clause 21.4, any of its rights and obligations under the Financing Documents.

         21.4.2 If any Bank (the "EXISTING BANK") wishes to transfer all or any part of its Commitment or Participation in the Facilities to another bank or other financial institution (including, for the avoidance of doubt, a fund) (the "BANK TRANSFEREE"), such transfer may be effected by way of a novation by the delivery to, and the execution by, the Facility Agent of a duly completed Transfer Certificate, PROVIDED THAT if a Bank wishes to transfer all or a part of its Revolving Credit Commitment it shall obtain the prior written consent of the Issuing Bank.

         21.4.3   On the date specified in the Transfer Certificate:

                  (a) to the extent that in the Transfer Certificate the Existing Bank seeks to transfer its Commitment or Participation in the Facilities, the Borrowers and the Existing Bank shall each be released from further obligations to each other under this Agreement and their respective rights against each other shall be cancelled (such rights and obligations being referred to in this sub-clause 21.4.3 as "DISCHARGED RIGHTS AND OBLIGATIONS");

                  (b) the Borrowers and the Bank Transferee shall each assume obligations towards each other and/or acquire rights against each other which differ from the Discharged Rights and Obligations only insofar as the Borrowers and the Bank Transferee have assumed and/or acquired the same in place of the Borrowers and the Existing Bank;

                  (c) each of the Parties and the Bank Transferee shall acquire the same rights and assume the same obligations among themselves as they would have acquired and assumed had the Bank Transferee been a party under this Agreement as a Bank with the rights and/or the obligations acquired or assumed by it as a result of the transfer; and

                  (d) a proportion of the Existing Bank's rights under the Security Documents, equal to the proportion of the Existing Bank's rights under this Agreement being transferred, shall automatically be transferred to the Bank Transferee.

         21.4.4 The Facility Agent shall promptly complete a Transfer Certificate on request by an Existing Bank and upon payment by the Bank Transferee of a fee of Euro 1,500 to the Facility Agent. Each Party irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf PROVIDED THAT such authorisation does not extend to the execution of a Transfer

                  Certificate on behalf of either the Existing Bank or the Bank Transferee named in the Transfer Certificate.

         21.4.5 The Facility Agent shall promptly notify the Security Trustee, the Lead Arranger and Dynea of the receipt and execution on its behalf by the Facility Agent of any Transfer Certificate.

21.5     MINIMUM AMOUNTS

         Any transfer or assignment shall:

         21.5.1 be in respect of a minimum Commitment of Euro 5,000,000 or, if less the whole Commitment of the transferor or assignor as the case may be; and

         21.5.2 be made with the prior consent of Dynea (such consent not to be unreasonably withheld or delayed) PROVIDED THAT this shall not apply to a transfer or assignment (a) made as part of the primary syndication of the Facilities, (b) to another Bank and
                  (c) to an affiliate of the transferor or assignor. For these purposes, an "affiliate" of a Bank is a company which is a holding company or a Subsidiary of such Bank or a subsidiary of that holding company.

21.6    GLOBAL TRANSFER AGREEMENT

         21.6.1 It is agreed that, notwithstanding any other provision of the Agreement, a Bank may transfer its rights and obligations under this Agreement by the execution of a Global Transfer Agreement.

         21.6.2 At the request of the Facility Agent, each of the Parties will execute a Global Transfer Agreement.

21.7     CONSEQUENCES OF TRANSFER

         The Borrowers shall be under no obligation to pay any greater amount under this Agreement following an assignment or transfer by a Bank of any of its rights or obligations pursuant to this Clause 21 if, in the circumstances existing at the time of such assignment or transfer, such greater amount would not have been payable but for the assignment or transfer.

21.8     DISCLOSURE OF INFORMATION

         Each Finance Party may not disclose except to each other, to their professional advisers and, subject to any such person entering into a confidentiality undertaking in favour of Dynea, to any person with whom they are proposing to enter, or have entered into, any kind of assignment, transfer, novation, participation or other agreement in relation to this Agreement, any information which that Finance Party has acquired under or in connection with any Financing Document, PROVIDED THAT each Finance Party may disclose to any person any information that such Finance Party has acquired under or in connection with any Financing Document which is already in the public domain or which it is required by law or any regulatory authority to disclose.

22.      INDEMNITIES

22.1     BREAKAGE COSTS INDEMNITY

         Dynea shall indemnify each Bank on demand against any loss or expense (including any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under this Agreement, any amount repaid or prepaid under this Agreement or any Advance) which that Bank has sustained or incurred as a consequence of:

         22.1.1 an Advance not being made following the service of a Drawdown Notice (except as a result of the failure of that Bank to comply with its obligations under this Agreement);

         22.1.2   the operation of Clause 5.4 (No Alternative Currency);

         22.1.3 the failure of a Borrower to make payment on the due date of any sum due under this Agreement;

         22.1.4 the occurrence of any Default or the operation of Clause 13.2 (Acceleration, etc.); or

         22.1.5 (other than pursuant to Clause 8.1 (Illegality)) any prepayment or repayment of an Advance otherwise than on an Interest Date relative to that Advance.

22.2     CURRENCY INDEMNITY

         22.2.1 Any payment made to or for the account of or received by an Agent, the Issuing Bank or any Bank in respect of any moneys or liabilities due, arising or incurred by a Borrower to an Agent, the Issuing Bank or any Bank in a currency (the "CURRENCY OF PAYMENT") other than the currency in which the payment should have been made under this Agreement (the "CURRENCY OF OBLIGATION") in whatever circumstances (including as a result of a judgment against a Borrower) and for whatever reason shall constitute a discharge to that Borrower only to the extent of the Currency of Obligation amount which that Agent, the Issuing Bank or that Bank, as the case may be, is able on the date of receipt of such payment (or if such date of receipt is not a Business Day, on the next succeeding Business Day) to purchase with the Currency of Payment amount at its spot rate of exchange (as conclusively determined by that Agent, the Issuing Bank or that Bank) in the London foreign exchange market.

         22.2.2 If the amount of the Currency of Obligation which that Agent, the Issuing Bank or that Bank is so able to purchase falls short of the amount originally due to that Agent, the Issuing Bank or that Bank, as the case may be, under this Agreement, then the relevant Borrower shall immediately on demand indemnify that Agent, the Issuing Bank or that Bank, as the case may be, against any loss or damage arising as a result of that shortfall by paying to that Agent, the Issuing Bank or that Bank, as the case may be, that amount in the Currency of Obligation certified by that Agent, the Issuing Bank or that Bank, as the case may be, as necessary so to indemnify it.

22.3     GENERAL

         22.3.1 Each indemnity in this Clause 22 shall constitute a separate and independent obligation from the other obligations contained in this Agreement, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due under this Agreement or under any such judgment or order.

         22.3.2 The certificate of the relevant Agent, the Issuing Bank or the relevant Bank as to the amount of any loss or damage sustained or incurred by it shall be conclusive and binding on the Borrowers except for any manifest error.

23.      LAW AND JURISDICTION

23.1     LAW

         This Agreement is governed by and shall be construed in accordance with English law.

23.2     JURISDICTION

         23.2.1 The Parties agree that the courts of England shall have jurisdiction to settle any disputes which may arise in connection with any Financing Document and that any judgment or order of an English court in connection with any Financing Document is conclusive and binding on them and may be enforced against them in the courts of any other jurisdiction. This sub-clause 23.2.1 is for the benefit of each Agent, the Issuing Bank and each Bank only and shall not limit the right of each Agent, the Issuing Bank and each Bank to bring proceedings against any Borrower in connection with any Financing Document in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

         23.2.2   Each Borrower:

                  (a) waives any objections which it may have to the English courts on the grounds of venue or forum non conveniens or any similar grounds as regards proceedings in connection with any Financing Document; and

                  (b) consents to service of process by mail or in any other manner permitted by the relevant law.

23.3     AGENT FOR SERVICE

         Each Borrower shall at all times maintain an agent for service of process in England. That agent shall be Neste Chemicals UK Limited of Cambridge House, 37 Bramhall Lane South, Bramhall Stockport, Cheshire, SK7 2DU. Any claim form, writ, summons, judgment or other notice of legal process shall be sufficiently served on each Borrower if delivered to that agent at its address for the time being. No Borrower shall revoke the authority of that agent. If for any reason that agent no longer serves as agent of each Borrower to receive service of process, each Borrower shall promptly appoint another such agent and immediately advise the Facility Agent of that appointment.

IN WITNESS whereof the Parties have caused this Agreement to be duly executed on the date set out above.

                                   SCHEDULE 1

                                    THE BANKS

                                                                                                                        REVOLVING
                                                                   TERM A LOAN   TERM B LOAN  TERM C LOAN  TERM D LOAN    CREDIT
   BANK AND LENDING OFFICE             ADDRESS FOR NOTICES         COMMITMENT     COMMITMENT  COMMITMENT   COMMITMENT   COMMITMENT
------------------------------ ---------------------------------- ------------- ------------- ------------ ----------- -------------
Banca Nazionale Del Lavoro SpA Fitzwilliam House                   5,099,785.71  3,757,213.00 1,560,380.46           - 5,176,470.59
London Branch                  10 St. Mary Axe.
Fitzwilliam House              London EC3A 8NA
10 St. Mary Axe.
London EC3A 8NA                Attn:   Lee Alderson (Credit)/
                               Anne Murray (Operational)

                               Fax: 020 7337 2504/ 020 7929
                                    7983

The Governor and Company of    Orchard Brae House                  5,099,785.71  3,757,213.00 1,560,380.46           - 5,176,470.59
The Bank of Scotland           30 Queensferry Road
Broad Street House             Edinburgh  EH4 2UG
55 Old Broad Street
London  EC2P 2HL               Attn: Karen Lockie  (Credit)/
                                     Lesley Ross (Operational)

                               Fax:  0131 343 7080

ING Bank N.V., London Branch   60 London Wall                     10,199,571.41  7,514,426.00 3,120,760.92           -10,352,941.18
60 London Wall                 London  EC2M 5TQ
London  EC2M 5TQ
                               Attn: Martin Riordan (Credit)/
                                     Sam McKenzie
                                     (Operational)
                               Fax:  020 7767 7324

                                                                                                                        REVOLVING
                                                                   TERM A LOAN   TERM B LOAN  TERM C LOAN  TERM D LOAN    CREDIT
   BANK AND LENDING OFFICE             ADDRESS FOR NOTICES         COMMITMENT     COMMITMENT  COMMITMENT   COMMITMENT   COMMITMENT
------------------------------ ---------------------------------- ------------- ------------- ------------ ----------- -------------
Citibank, N.A.,                Citigroup Centre                    3,303,270.30  8,069,468.79 4,486,251.91           - 3,878,963.64
Citigroup Centre               Canada Square
Canada Square                  Canary Wharf
Canary Wharf                   London E14 5LB
London E14 5LB
                               Attn: Nilesh Desai/Ian Cockerill

                               Fax:  0207 986 82 75

Danske Bank A/S                2-12 Holmens Kanal                  5,099,785.71  3,757,213.00 1,560,380.46           - 5,176,470.59
                               DK 1092 - Copenhagen  _ Denmark

                               Attn: Christel Heckman (Credit)/
                                     Jette Johansen (Operational)

                               Fax:  0045 433 91 327

Den Norske Bank ASA            PO Box 1171 Sentrum                 5,099,785.71  3,757,213.00 1,560,380.46           - 5,176,470.59
PO Box 1171 Sentrum            N-0107 Oslo
N-0107 Oslo                    Norway
Norway
                               Attn: Havard Bjorge (Credit)/
                                     Rolf S. Andresen
                                     (Operational )

                               Fax:  00 47 22 48 29 87/
                                     00 47 22 48 10 46

                                                                                                                        REVOLVING
                                                                   TERM A LOAN   TERM B LOAN  TERM C LOAN  TERM D LOAN    CREDIT
   BANK AND LENDING OFFICE             ADDRESS FOR NOTICES         COMMITMENT     COMMITMENT  COMMITMENT   COMMITMENT   COMMITMENT
------------------------------ ---------------------------------- ------------- ------------- ------------ ----------- -------------
Fortis Bank S.A./N.V.          Camomile Court                      7,649,678.58             -            -           - 7,238,683.38
                               23 Camomile Street
                               London EC3A 7PP

                               Attn: Tony Gardner/Peter Henratty
                                     (Credit)/Hayley McKenna
                                     (Operational)

                               Fax:  0207 444 8630/
                                     0207 444 8810

Mizuho Corporate Bank Ltd      River Plate House                   5,099,785.71  3,757,213.00 1,560,380.46           - 5,176,470.59
                               7-11 Finsbury Circus
                               London EC2M 7DH

                               Attn: Paul Digman (Credit)/ Roger
                                     Penn (Operational)

                               Fax:  020 7012 4154/
                                     020 7012 4606

                                                                                                                        REVOLVING
                                                                   TERM A LOAN   TERM B LOAN  TERM C LOAN  TERM D LOAN    CREDIT
   BANK AND LENDING OFFICE             ADDRESS FOR NOTICES         COMMITMENT     COMMITMENT  COMMITMENT   COMMITMENT   COMMITMENT
------------------------------ ---------------------------------- ------------- ------------- ------------ ----------- -------------
KBC Bank N.V.                  7th Floor                           5,099,785.71  3,757,213.00 1,560,380.46           - 5,176,470.59
7th Floor                      Exchange House
Exchange House                 Primrose Street
Primrose Street                London  EC2A 2HQ
London  EC2A 2HQ
                               Attn: Andrew Kemp (Credit)/
                                     Martin Clarke (Operational)

                               Fax:  020 7256 4846/
                                     020 7256 2141

Sampo Bank Plc                 Unioninkatu 22                      5,099,785.71  3,757,213.00 1,560,380.46           - 5,176,470.59
                               Helsinki
                               Fin - 00075 Sampo
                               Finland

                               Attn: Juha-Pekka Leinonen
                                     (Credit)/ Anni Villa
                                     (Operational)

                               Fax:  00358 105 13 3892/
                                     00358 105 13 4387

                                                                                                                        REVOLVING
                                                                   TERM A LOAN   TERM B LOAN  TERM C LOAN  TERM D LOAN    CREDIT
   BANK AND LENDING OFFICE             ADDRESS FOR NOTICES         COMMITMENT     COMMITMENT  COMMITMENT   COMMITMENT   COMMITMENT
------------------------------ ---------------------------------- ------------- ------------- ------------ ----------- -------------
Lloyds TSB Bank Plc, Brussels  2 Avenue de Tervueren               5,099,785.71  3,757,213.00 1,560,380.46           -  5,176,470.59
Branch                         B-1040 Brussels
2 Avenue de Tervueren          Belgium
B-1040 Brussels
Belgium                        Attn: Tony Williams/Mike Densem
                                     (Credit)/ Beaudoin Benfante
                                     (Operational)

                               Fax:  020 74631150/
                                     00 32 2733 0464

Nordea Bank Finland Plc        Aleksis Kivenkatu 3-5              10,489,331.97  7,727,904.01 4,344,399.10           - 10,647,058.83
                               Vallila, Helsinki
                               Fin - 00020 Nordea
                               Finland

                               Attn: Mikael Lusa (Credit)/ Panu
                                     Hentila (Operational)

                               Fax:  00358 916552162/ 00358
                               97536816

                                                                                                                       REVOLVING
                                                                  TERM A LOAN   TERM B LOAN  TERM C LOAN  TERM D LOAN    CREDIT
   BANK AND LENDING OFFICE            ADDRESS FOR NOTICES         COMMITMENT     COMMITMENT  COMMITMENT   COMMITMENT   COMMITMENT
----------------------------- ---------------------------------- ------------- ------------- ------------ ----------- -------------
Metropolitan Life Insurance    MetLife Investments Limited                   -             - 14,358,645.32          -             -
Company                        Orion House
1 Madison Avenue               5 Upper St. Martins Lane
New York                       London  WC2H 9EA
New York 10010
USA
                               Attn: Ian Harris (Credit)/ Neil
                                     Fredricks (Operational)

                               Fax:  020 7632 8101/
                                     00 1 813 801 2515

The Prudential Assurance       Laurence Pountney Hill                        -             - 22,678,279.32          -             -
Company Limited                London
Laurence Pountney Hill         EC4R 0EU
London
EC4R 0EU                       Attn: Colin Atkins (Credit)/ Mike
                                     Giles (Operational)

                               Fax:  020 7548 3989/ 3682

Scotiabank Europe Plc          Scotia House                       5,099,785.71  3,757,213.00  1,560,380.46          -  5,176,470.59
Scotia House                   33 Finsbury Square
33 Finsbury Square             London  EC2A 1BB
London  EC2A 1BB
                               Attn: Martin Cavell/Bill Curie
                                     (Credit)/ Joanne Coombs
                                     (Operational)

                               Fax:  020 7826 5645/5857

                                                                                                                        REVOLVING
                                                                   TERM A LOAN   TERM B LOAN  TERM C LOAN  TERM D LOAN    CREDIT
   BANK AND LENDING OFFICE             ADDRESS FOR NOTICES         COMMITMENT     COMMITMENT  COMMITMENT   COMMITMENT   COMMITMENT
------------------------------ ---------------------------------- ------------- ------------- ------------ ----------- -------------
Skandinaviska Enskilda Banken  2 Cannon Street                     5,099,785.71  3,757,213.00 1,560,380.46           -  5,176,470.59
AB (publ)
                               London  EC4M 6XX

2 Cannon Street
                               Attn: Simon Wheatley (Credit)/
London  EC4M 6XX                     Shafi Quraishi (Operational)

                               Fax:  020 7236 5144/
                                     004686110834

Svenska Handelsbanken AB(publ) Svenska Handelsbanken               5,099,785.71  3,757,213.00 1,560,380.46           -  5,176,470.59
Branch Operation in Finland    Medium and Long Term Finance
P.O. Box 60                    Grevgrand 2
FI-02010 Esbo                  SE-106 70 Stockholm
Finland                        Sweden

                               Attn: Markku Vasari (Credit)/
                                     Ingegard Ulfsward
                                     (Operational)

                               Fax:  00 358 10 444 3114/468
                                     7011 669

                                                                                                                        REVOLVING
                                                                   TERM A LOAN   TERM B LOAN  TERM C LOAN  TERM D LOAN    CREDIT
   BANK AND LENDING OFFICE             ADDRESS FOR NOTICES         COMMITMENT     COMMITMENT  COMMITMENT   COMMITMENT   COMMITMENT
------------------------------ ---------------------------------- ------------- ------------- ------------ ----------- -------------
The Royal Bank of Scotland plc The Royal Bank of Scotland plc      5,389,546.26  3,970,691.01 2,784,018.64           -  5,470,588.24
36 St. Andrew Square           Loans Administration
Edinburgh                      Corporate Banking Office
EH2 2YB                        1st Floor 5-10 Great Tower Street
                               London  EC3P 3HX

                               Attn: Iain Black (Credit)/ Grant
                                     James (Operational)

                               Fax:  020 7375 4003/ 020 7615 0135

WestLB AG                      51 Moorgate                         5,389,546.26  3,970,691.01 2,784,018.64           -  5,470,588.24
51 Moorgate                    London  EC2R 6AE
London  EC2R 6AE

                               Attn: Beatrice Oelher (Credit)/
                                     Michelle Phillips/Michael
                                     Noonan (Operational)

                               Fax:  00 49 211 826 3477/ 020
                                     70207620

Term D Lender                                                                 -             -            -  31,700,000             -

                                   SCHEDULE 2

                                     PART I
                              CONDITIONS PRECEDENT

The conditions referred to in Clause 3.1 (Conditions Precedent) are as follows (and for the purposes of Clause 3.1 (Conditions Precedent) any document which is in the agreed form shall be in form and substance satisfactory to the Lead Arranger acting reasonably):

1.       DELIVERY OF CERTIFIED COPIES

         The Facility Agent shall have received a Certified Copy of each of the following in form and substance satisfactory to it:

         (a) the certificate of incorporation and any relative certificate of incorporation on change of name (or any foreign equivalent) of Parentco, Issueco and the companies listed in Part I of
                  Schedule 4 (Charging Group Companies);

         (b) the constitutional documents of Parentco, Issueco and the companies listed in Part I of Schedule 4 (Charging Group Companies);

         (c) the minutes of a meeting of the board of directors or, where relevant, a shareholders' meeting or formal approval of shareholders (as the case may be) of Parentco, Issueco and of each company listed in paragraph 3 of Part I of this Schedule 2 (including the resolutions passed at those meetings):

                  (i) approving and authorising the execution, delivery and performance of each Transaction Document to which it is to be a party on the terms and conditions of those documents (other than in respect of the Guarantee to be executed by Neste Polyester S.A. in accordance with Clause 10.2 (Execution of Security Documents by Dyno and its Subsidiaries));

                  (ii) approving any transfer of the shares of any other Material Company to the Security Trustee or any other Finance Party, in the event that the Security Trustee or any other Finance Party becomes entitled to such shares pursuant to the Share Charges or any other Security Document;

                  (iii) showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the relevant company's obligations and liabilities arising under those documents and that all declarations of interests required in connection with any Transaction Document to which it is to be a party were made; and

                  (iv) authorising any director or other person whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents;

         (d) each of the following documents duly executed by the parties thereto:

                  (i)      the Investment Agreement;

                  (ii)     the Oxo Sale Agreement;

                  (iii)    the Intra-Group Loan Agreement;

                  (iv)     the Issueco Bridging Loan Agreement;

                  (v)      the terms of appointment of the Receiving Agent;

                  (vi)     the Offer Document;

                  (vii)    the Senior Subordinated Notes Instrument; and

         (e) the Dyno Explosives Sale Agreement and the Captive Bridging Loan Agreement, each in the agreed form.

2.       DELIVERY OF ORIGINAL NON-SECURITY DOCUMENTATION, ETC.

         The Facility Agent shall have received each of the following in form and substance satisfactory to it:

         (a) the Fees Letter duly countersigned by Dynea together with all fees then payable under the terms thereof;

         (b) all items forming the Information Package (in each case addressed to the Finance parties or accompanied by a reliance letter in form and substance satisfactory to the Facility Agent acting reasonably);

         (c) a certificate from a director of Dynea that the Investors have pursuant to the Investment Agreement (i) subscribed in cash for issued share capital in Parentco of at least NOK 200,000,000 and (ii) invested in cash in the convertible debentures in Parentco of at least Euro 85,500,000, that Parentco has subscribed in cash for issued share capital in Issueco of at least Euro 91,500,000, that Issueco has subscribed in cash for issued share capital in Dynea of the same amount and that Dynea shall apply such sum, simultaneously with the first drawdown under this Agreement for the same purpose as the proceeds of the Term Loan Facilities;

         (d) a letter from the insurance broker to the Group confirming that all insurances are in effect;

         (e) a certificate from Salomon Brothers International Limited certifying that (i) the Senior Subordinated Notes have been issued and have been subscribed for in cash in an aggregate amount of Euro 240,000,000 and (ii) that the Issueco Bridging Loan has been made in an amount of Euro 30,000,000;

         (f) Neste Chemicals UK Limited's written acceptance as agent for service of process;

         (g)      the PWC Dyno Structuring Memorandum in the agreed form;

         (h) a certificate from Christiana Bank og Kreditkasse certifying that the Christiana Facilities are unconditionally available for drawing;

         (i) a written undertaking from Industri Kapital that it will, by 31 December 2000, subscribe in cash for issued share capital in Parentco of at least Euro 4,500,000 if the Management fails to invest in cash for at least the same amount by such date pursuant to the management share incentive scheme set up by Parentco;

         (j) an ISDA master agreement duly executed by Citibank, N.A. and Dynea;

         (k)      legal opinions from each of:

                  (i)      Clifford Chance as to matters of English law;

                  (ii) Luostarinen Mettala & Raikkonen as to matters of Finnish law;

                  (iii) Arntzen, Underland & Co. ANS as to matters of Norwegian law;

                  (iv)     Clifford Chance as to matters of French law;

                  (v) Calfee, Halter & Griswold LLP as to matters of US law;

                  (vi)     McCarthy Tetrault as to matters of Canadian law;

                  (vii) Wolff Theiss & Partners as to matters of Austrian law; and

                  (viii)   Nauta Dutilh as to matters of Dutch law;

         (l)      a certificate from a director of Dynea certifying that:

                  (i)      the Offer is unconditional in all respects;

                  (ii) Nordkem has received valid acceptances for at least 90 per cent. of the Dyno Shares;

                  (iii) the Oxo Sale Agreement is unconditional in all respects;

                  (iv) the loan to be made pursuant to the Intra-Group Loan Agreement has been made;

                  (v) all required governmental, judicial, regulatory and other clearances which are necessary from the European Commission and any other relevant authorities in all relevant jurisdictions for completion of the Offer have been obtained; and

                  (vi) there are no Encumbrances (other than Permitted Encumbrances) over all or any part of the assets of Dynea, Dyno and their respective Subsidiaries.

3.       DELIVERY OF SECURITY DOCUMENTS

         The Security Trustee shall have received each of the following in form and substance satisfactory to it:

         (a)      a Guarantee duly executed by each of:

                  (i)      Dynea;

                  (ii)     Nordkem;

                  (iii)    US Holdco;

                  (iv)     US Neste;

                  (v)      Austrian Holdco;

                  (vi)     Austrian Neste;

                  (vii)    Dynea Fort Smith Inc. (formerly Neste Polyester
                           Inc.);

                  (viii)   Dynea USA Inc. (formerly Neste Resins Corporation);

                  (ix)     Canadian Neste;

                  (x)      French Holdco;

                  (xi)     French Neste; and

                  (xii)    Neste Resins Oy;

         (b)      an Asset Security Document duly executed by each of:

                  (i)      Dynea;

                  (ii)     US Holdco

                  (iii)    US Neste;

                  (iv)     Dynea USA Inc. (formerly Neste Resins Corporation);

                  (v)      Dynea Fort Smith Inc. (formerly Neste Polyester
                           Inc.);

                  (vi)     Neste Resins Oy;

                  (vii)    Austrian Holdco;

                  (viii)   Austrian Neste; and

                  (ix)     Canadian Neste;

         (c)      a Share Charge duly executed by:

                  (i) Issueco over the entire issued share capital of Dynea;

                  (ii)     Nordkem over the entire issued share capital of Dyno;

                  (iii) Dynea over the entire issued share capital of each of Neste Resins Oy, Dynea B.V. (formerly Neste Resins B.V.), French Holdco, US Holdco, Canadian Neste, Austrian Holdco and Nordkem;

                  (iv) Austrian Holdco over the entire issued share capital of Austrian Neste;

                  (v) French Holdco over the entire issued share capital of the French Neste;

                  (vi) French Neste over the entire issued share capital of Neste Polyester S.A.;

                  (vii) US Holdco over the entire issued share capital of the US Neste; and

                  (viii) US Neste over the entire issued share capital of each of Dynea USA Inc. (formerly Neste Resins Corporation) and Dynea Fort Smith Inc. (formerly Neste Polyester Inc.);

         (d)      a Property Charge duly executed by each of:

                  (i) Neste Resins Oy in respect of its sites at Hamina (registration number of the land lease mortgage 75-402-1-58-L1, 75-402-1-165-L1, 75-402-1-165-L2,
                           75-402-1-165-L3 and 75-402-1-172-L1) and Joroinen
                           (registration number of the land lease mortgage 171-403-1-167-L1 and 171-403-1-112-L1);

                  (ii) Canadian Neste in respect of its sites at City of North Bay, City of Thunder Bay and Town of Lindsay; and

                  (iii) Austrian Neste in respect of its sites registered at the Land Register (Grundbuch) Weinzirl bei Krems 012138 under EZ 530, EZ 309 and property share no. 25 of EZ 17; and

         (e) the Intercreditor Agreement duly executed by the parties to it,

         together with, in each case, all documents deliverable with them (including, but not limited to, the guarantee fee letters in respect of the guarantees to be granted by each of French Holdco, French Neste and Neste Polyester S.A.).

                                    PART II
                              CONDITIONS SUBSEQUENT

The conditions subsequent referred to in Part II of this Schedule 2 are as follows (and for the purposes of Part II of this Schedule 2 any document which is in the agreed form shall be in form and substance satisfactory to the Lead Arranger acting reasonably):

1.       DELIVERY OF CERTIFIED COPIES

         The Facility Agent shall have received a Certified Copy of each of the following in form and substance satisfactory to it:

         (a) the minutes of a meeting of the board of directors or, where relevant, a shareholders' meeting or formal approval of shareholders (as the case may be) of each company listed in paragraph 2, Part II of this Schedule 2 (including the resolutions passed at those meetings):

                  (i) approving and authorising the execution, delivery and performance of each Transaction Document to which it is to be a party on the terms and conditions of those documents, including, for the avoidance of doubt, the authorisation by a shareholders' meeting of Neste Polyester S.A. of the Share Charge over its shares by Neste Chimie France S.A. pursuant to article 13 of the by-laws of Neste Polyester S.A.;

                  (ii) approving any transfer of the shares of any other Material Company to the Security Trustee or any other Finance Party, in the event that the Security Trustee or any other Finance Party becomes entitled to such shares pursuant to the Share Charges or any other Security Document;

                  (iii) showing that the relevant board meeting was quorate, that due consideration was given by all the relevant directors present of the relevant company's obligations and liabilities arising under those documents and that all declarations of interests required in connection with any Transaction Document to which it is to be a party were made; and

                  (iv) authorising any director or other person whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents.

2.       DELIVERY OF SECURITY DOCUMENTS AND LEGAL OPINIONS

         The Security Trustee shall have received each of the following in form and substance satisfactory to it:

         (a)      a Guarantee duly executed by each of:

                  (i)      Dyno;

                  (ii)     Dynoresins Oy

                  (iii)    Neste Polyester S.A.;

                  (iv)     Dyno Overlays Inc.;

                  (v)      Dynea Nederland BV (formerly Dyno Nederland BV);

                  (vi)     Dyno Chemie NV (Belgium);

                  (vii)    Dyno Industries USA Inc.; and

                  (viii)   Dyno Industries Pte. Ltd (Singapore);

         (b)      an Asset Security Document duly executed by each of:

                  (i)      Dyno;

                  (ii)     Dynea Nederland BV (formerly Dyno Nederland BV);

                  (iii)    Dyno Industries Pte. Ltd (Singapore);

                  (iv)     Dyno Chemie NV (Belgium);

                  (v)      Dyno Overlays Inc.;

                  (vi)     Dynoresins Oy; and

                  (vii)    Dyno Industries USA Inc.;

         (c)      a Guarantee and Debenture duly executed by each of:

                  (i)      Dynea Ireland Ltd (formerly Dynochem Ireland Ltd);
                           and

                  (ii)     Dynochem UK Ltd;

         (d)      a Share Charge duly executed by:

                  (i) Dynoresins Oy and Dyno Industries USA Inc. over the entire issued share capital of Dyno Overlays Inc.;

                  (ii) Dyno over the entire issued share capital of Dyno Industries USA Inc;

                  (iii) Dyno over the entire issued share capital of Dynea Ireland Ltd (formerly Dynochem Ireland Ltd.);

                  (iv) Dyno Industries UK Limited over the entire issued share capital of Dynochem UK Ltd.;

                  (v)      Dyno and Dynea Nederland BV (formerly Dyno Nederland
                           BV) over the entire issued share capital of Dyno Chemie NV (Belgium);

                  (vi) Dyno over the entire issued capital of Dynea Nederland BV (formerly Dyno Nederland BV);

                  (vii) Dyno over the entire issued share capital of Dynoresins Oy; and

                  (viii) Dyno over the entire issued share capital of Dyno Industries Pte. Ltd (Singapore).

         (e)      a Property Charge duly executed by each of:

                  (i) Dynea USA Inc. (formerly Neste Resins Corporation) in respect of its sites at (1) 4785 North 28th Street, Springfield, Oregon 97477, USA, (2) 6175 American Road, Toledo, Ohio 43612, USA, (3) Highway 167 North, Winnfield, Louisiana 71483, (4) Highway 84 West, Andalusia, Alabama 36420, USA and (5) Corinth Road, Manicure, North Carolina 27559, USA; and

                  (ii) Dynea Fort Smith Inc. (formerly Neste Polyester Inc.) in respect of its site at 435 Harrison, Elkhart, IN46516, USA;

         together with, in each case, all documents deliverable with them.

         (f)      legal opinions from each of:

                  (i)      Clifford Chance as to matters of English law;

                  (ii) Luostarinen Mettala & Raikkonen as to matters of Finnish law;

                  (iii) Arntzen, Underland & Co. ANS as to matters of Norwegian law;

                  (iv) Calfee, Halter & Griswold LLP as to matters of US law;

                  (v)      McCann Fitzgerald as to matters of Irish law;

                  (vi)     Nauta Dutilh as to matters of Dutch law;

                  (vii)    Clifford Chance as to matters of Singapore law; and

                  (viii)   Loeff Claeys Verbeke as to matters of Belgian law.

                                    PART III
                               ADDITIONAL SECURITY

1.       DELIVERY OF CERTIFIED COPIES

         The Facility Agent shall have received a Certified Copy of each of the following in form and substance satisfactory to it:

         (a) to the extent not previously provided to the Facility Agent, a certificate of incorporation and any relative certificate of incorporation on change of name (or any foreign equivalent) of each of Issueco, Dynea and Dynea NZ Limited;

         (b) a certificate from two directors of Dynea confirming that, save as set out therein, the constitutional documents of each of Issueco, Dynea and Dynea NZ Limited have not been amended since such documents were provided to the Facility Agent in August 2000 or, in the case of Dynea NZ Limited, February 2004; and

         (c) the minutes of a meeting of the board of directors or, where relevant, a shareholders' meeting of each of Issueco, Dynea and Dynea NZ Limited (including the resolutions passed at those meetings):

                  (i) approving and authorising the execution, delivery and performance of each document listed in paragraph 2 below to which it is a party on the terms and conditions of those documents;

                  (ii) showing that the relevant board (or shareholders) meeting was quorate and that all declarations of interests required in connection with any document listed in paragraph 2 below to which it is a party were made; and

                  (iii) authorising any director whose name and specimen signature is set out in those minutes to sign or otherwise attest the execution of those documents and any other documents to be executed or delivered pursuant to those documents.

2. The Security Trustee shall have received each of the following in form and substance satisfactory to it:

         (a) a Guarantee and an Asset Security Document entered into by Dynea NZ Ltd;

         (b) a Certified Copy of the letter from Dynea to Nordkem (i) stating that Dynea and the Security Trustee (acting on behalf of the Finance Parties) have agreed that the Share Charge granted by Dynea in favour of the Security Trustee over the entire issued share capital of Nordkem will secure all of the Facilities (including the Term D Loan Facility), (ii) requesting Nordkem to note such security in its shareholders' book, (iii) stating that the Term D Lender shall be a Finance Party under and as such term is defined in the Credit Agreement and (iv) acknowledging the provisions of Clause
                  16.15 (Distribution of proceeds of enforcement), together with a Certified Copy of Nordkem's written acceptance of the same; and

         (c) an amendment agreement between Dynea and the Security Trustee in relation to the Share Charge granted by Dynea over the entire issued share capital of US Holdco.

3.       Legal opinions from each of:

         (a) Clifford Chance Limited Liability Partnership as to matters of New York law;

         (b)      Luostarinen Mettala & Raikonnen as to matters of Finnish law;

         (c)      Chapmann Tripp as to matters of New Zealand law; and

         (d)      Arntzen de Besche as to matters of Norwegian law.

                                   SCHEDULE 3

                                     PART I
                                 DRAWDOWN NOTICE

To:   CITIBANK INTERNATIONAL plc

From: *[BORROWER]

                                                                         *[date]

Dear Sirs,

CREDIT AGREEMENT DATED * (THE "CREDIT AGREEMENT")

Terms defined in the Credit Agreement have the same meaning in this notice.

We request an Advance to be drawn down under the Credit Agreement as follows:

1.       Facility:

2.       Amount [and currency](1) of Advance:

3.       Drawdown Date:

4.       Duration of Interest Period:

5.       Payment instructions:

         (if applicable)

We confirm that today and on the Drawdown Date:

(a) the representations and warranties in Clause 11.1 (Representations and Warranties) by Dynea to be repeated are and will be correct; and

(b) no Default or Potential Default has occurred and is continuing or will occur on the making of the Advance.

SIGNED

For and on behalf of

*[BORROWER]

(a company incorporated in * under number *)

----------------

(1) Revolving Advance only.

                                    PART II
                             BANK GUARANTEE REQUEST

To:   CITIBANK INTERNATIONAL plc

From: *[BORROWER]

                                                                         *[date]

Dear Sirs,

CREDIT AGREEMENT DATED * (THE "CREDIT AGREEMENT")

Terms defined in the Credit Agreement have the same meaning in this request.

We request a Bank Guarantee to be issued under the Revolving Credit Facility in the form attached:

1.       Issue Date:

2.       Amount and currency of Bank Guarantee:

3.       Purpose of Bank Guarantee:

4.       Expiry date of Bank Guarantee:

We confirm that today and on the Issue Date:

(a) the representations and warranties in Clause 11 (Representations and Warranties) by Dynea to be repeated are and will be correct; and

(b) no Default or Potential Default has occurred and is continuing or will occur on the issue of the Bank Guarantee.

SIGNED

For and on behalf of

*[BORROWER]

(a company incorporated in * under number *)

                                   SCHEDULE 4
                                    THE GROUP

                                     PART I
                            CHARGING GROUP COMPANIES

           NAME                             JURISDICTION OF INCORPORATION
--------------------------                  -----------------------------
Dynea                                             Finland
Nordkem                                           Norway
Dynea NZ Ltd                                      New Zealand
Austrian Holdco                                   Austria
French Holdco                                     France
US Holdco                                         USA
Austrian Neste                                    Austria
Dynea Canada Inc.                                 Canada
US Neste                                          USA
Dynea USA Inc.                                    USA
Dynea Fort Smith Inc.                             USA
Dynea Finland Oy                                  Finland
Dynea B.V.                                        The Netherlands
Dynea Ireland Ltd.                                Ireland
Dynea Overlays Inc.                               USA
Dyno Industries USA Inc.                          USA
Dynea Overlays Oy                                 Finland
Dynea Nederland BV                                The Netherlands
Dynea UK Ltd.                                     England and Wales
Dynea Singapore Pte. Ltd.                         Singapore
Dynea NV                                          Belgium
Dynea Nederland Holding BV                        The Netherlands
Dynea Erkner GmbH                                 Germany
Dynea France SA                                   France
Dynea Resins France SAS                           France
Dynea A/S                                         Denmark
Dynea Aycliffe Ltd                                England and Wales
Chemitec do Brasil LTDA                           Brasil
SCP Dynea do Brasil                               Brasil
Dynea Holding BV                                  The Netherlands

                                    PART II
                              OTHER GROUP COMPANIES

                     NAME                              JURISDICTION OF INCORPORATION
-----------------------------------------------        -----------------------------
German Neste                                                 Germany
Neste Chemicals Iberica S.L.                                 Spain
Neste Chemicals Scandinavia AB                               Sweden
PT Dynea MUGI Indonesia                                      Indonesia
Krems Knapsack Phosporprodukte GmbH                          Austria
Neste Kemi Danmark A/S                                       Denmark
Dynea Lahti Oy                                               Finland
Dynea Hungary KFT.                                           Hungary
KVS Kunststoff Verbund Systeme                               Germany
Dynea Mexico S.A. de C.V.                                    Mexico
Nordalim AS                                                  Norway
Nordcoll AS                                                  Norway
Dynea Polska SP Z.O.O.                                       Poland
PT Dynea Indria (Indonesia)                                  Indonesia
ABB Krems Service GmbH                                       Austria
A/S Tollbodgaten 22                                          Norway
Dyno Invest                                                  Norway
Beijing Dynea Chemicals Industry Co Ltd                      China
Dynea Chemicals and Plastics Co. Ltd (Shanghai)              China
Dyno Chemie BV (Netherlands)                                 The Netherlands
Dyno Industries UK                                           England and Wales
Dyno Pakistan Ltd                                            Pakistan
Dynea Polska Ltd                                             Poland
Dynea (Thailand) Co. Ltd.                                    Thailand
Dynochem Sdn. Bhd. (Malaysia)                                Malaysia
Dynea Vietnam Co. Ltd.                                       Vietnam
Gluestick AB                                                 Sweden
Industries Quimicas Dyno Do Brasil                           Brazil
Krystal Norsk Lim AS                                         Norway
KVS Kunstsoff Verbund Systeme                                Germany
Deutschland GmbH
Dynco                                                        Finland
Dynea HongKong PTE Ltd.                                      Hong Kong
Dynea Guangdong Co. Ltd.                                     China
Dynea Krabi Co. Ltd.                                         Thailand
Dynea Operadora SA de CV                                     Mexico
Dynea Holzleime GmbH                                         Germany
SCHEDULE 5

                                   SCHEDULE 5

                               MANDATORY COST RATE

The Mandatory Cost Rate is an addition to the interest rate on an Advance to compensate the Banks for the cost attributable to an Advance resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "BANK OF ENGLAND ACT") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Advance.

The Mandatory Cost Rate shall be the rate determined by the Facility Agent to be equal to the arithmetic mean (rounded upward, if necessary, to 4 decimal places) of the respective rates notified by each Reference Bank to the Facility Agent as the rate resulting from the application (as appropriate) of the following formulae:

      in relation to an Advance denominated in Sterling: XL + S(L - D) + F  0.01
                                                         -----------------------
                                                         100 - (X + S)

      in relation to an Advance denominated in

a currency other than Sterling:           F  0.01
                                          -------
                                            300

where on the day of application of a formula:

X is the percentage of Eligible Liabilities (in excess of any stated minimum) by reference to which that Reference Bank is required under or pursuant to the Bank of England Act to maintain cash ratio deposits with the Bank of England;

L        is LIBOR for the relevant Advance for the relevant period;

F is the rate of charge payable by that Reference Bank to the FSA pursuant to paragraph 2.02 or 2.03, as the case may be, of the Fees Regulations (but where, for this purpose, the figures at paragraphs 2.02b and 2.03b of the Fees Regulations shall be deemed to be zero) and expressed in pounds per (pound)1 million of the Fee Base of that Reference Bank;

S is the level of interest bearing Special Deposits, expressed as a percentage of Eligible Liabilities, which that Reference Bank is required to maintain by the Bank of England (or other United Kingdom governmental authorities or agencies); and

D is the percentage rate per annum payable by the Bank of England to that Reference Bank on Special Deposits.

(X, L, S and D shall be expressed in the formula as numbers and not as percentages, e.g. if X = 0.15% and L = 7%, XL will be calculated as 0.15 7 and not as 0.15% 7%. A negative result obtained from subtracting D from L shall be counted as zero.)

If any Reference Bank fails to notify any such rate to the Facility Agent, the Mandatory Cost Rate shall be determined on the basis of the rate(s) notified to the Facility Agent by the remaining Reference Bank(s).

The Mandatory Cost Rate attributable to an Advance or other sum for any period shall be calculated at or about 11.00 a.m. on the first day of that period for the duration of that period.

The determination of the Mandatory Cost Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on the Parties.

If there is any change in circumstance (including the imposition of alternative or additional requirements) which in the reasonable opinion of the Facility Agent renders or will render either of the above formulae (or any element of the formulae, or any defined term used in the formulae) inappropriate or inapplicable, the Facility Agent (following consultation with the Borrowers and the Majority Banks) shall be entitled to vary the same by giving notice to the Parties. Any such variation shall, in the absence of manifest error, be conclusive and binding on the Parties and shall apply from the date specified in such notice.

For the purposes of this Schedule:

         "ELIGIBLE LIABILITIES" and "SPECIAL DEPOSITS" have the meanings given to those terms under or pursuant to the Bank of England Act or by the Bank of England (as may be appropriate), on the day of the application of the formula.

         "FEE BASE" has the meaning given to that term for the purposes of, and shall be calculated in accordance with, the Fees Regulations.

         "FEES REGULATIONS" means, as appropriate, either:

         (a)      the Banking Supervision (Fees) Regulations 2000; or

         (b) such regulations as from time to time may be in force, relating to the payment of fees for banking supervision in respect of periods subsequent to 31st March 2000.

                                   SCHEDULE 6
                          FORM OF TRANSFER CERTIFICATE

                              TRANSFER CERTIFICATE

To:      Citibank International plc

         and the other parties to the Credit Agreement (as defined below)

This transfer certificate ("TRANSFER CERTIFICATE") relates to a credit agreement dated * 2000 and made, among others, between (1) Dynea Chemicals Oy (formerly known as Neste Chemicals Oy), (2) Nordkem AS, (3) certain banks, (4) Citibank International plc as facility agent, (5) Citibank International plc as security trustee, (6) Citibank, N.A. as issuing bank and (7) Citigroup Global Markets Limited as lead arranger in respect of a term A loan facility, a term B loan facility, a term C loan facility, a term D loan facility and a multicurrency revolving loan and guarantee facility (the "CREDIT AGREEMENT", which term shall include any amendments or supplements to it).

Terms defined and references construed in the Credit Agreement shall have the same meanings and construction in this Transfer Certificate.

1.       *[insert full name of Existing Bank] (the "EXISTING BANK"):

         (a) confirms that to the extent that details appear in the Schedule to this Transfer Certificate under the headings "Existing Bank's Commitment" and "Existing Bank's Participation in the Facilities", those details accurately summarise its Commitment and its Participation in the Facilities all or part of which is to be transferred; and

         (b) requests *[insert full name of Bank Transferee] (the "BANK TRANSFEREE") to accept and procure, in accordance with Clause y21.4 (Transfers by Banks) of the Credit Agreement, the substitution of the Existing Bank by the Bank Transferee in respect of the amount of its Commitment and its Participation in the Facilities to be transferred as specified in the Schedule to this Transfer Certificate by signing this Transfer Certificate.

2. The Bank Transferee requests each of the Parties to accept this executed Transfer Certificate as being delivered under and for the purposes of Clause y21.4 (Transfers by Banks) of the Credit Agreement so as to take effect in accordance with the provisions of that Clause on *[insert date of transfer].

3.       The Bank Transferee:

         (a) confirms that it has received a copy of the Credit Agreement together with such other documents and information as it has requested in connection with this transaction;

         (b) confirms that it has not relied and will not rely on the Existing Bank to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such documents or information; and

         (c) agrees that it has not relied and will not rely on the Agents, the Issuing Bank, the Existing Bank or any other Bank to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers or any other party to the Security Documents.

4. The Bank Transferee undertakes with the Existing Bank and each of the other parties to the Credit Agreement that it will perform, in accordance with its terms, all those obligations which, by the terms of the Credit Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Facility Agent.

5. On execution of this Transfer Certificate by the Facility Agent on their behalf, the Parties accept the Bank Transferee as a party to the Credit Agreement in substitution for the Existing Bank with respect to all those rights and/or obligations which, by the terms of the Credit Agreement, will be assumed by the Bank Transferee after delivery of the executed copy of this Transfer Certificate to the Facility Agent.

6. None of the Existing Bank, the other Banks, the Agents, the Issuing Bank or the Lead Arranger:

         (a) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Credit Agreement or any of the other Financing Documents; or

         (b) assumes any responsibility for the financial condition of the Borrowers or any other party to the Credit Agreement or any of the other Financing Documents or any other document or for the performance and observance by the Borrowers or any other party to the Credit Agreement or any of the other Financing Documents or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are excluded.

7. The Bank Transferee confirms that its Lending Office and address for notices for the purposes of the Credit Agreement are as set out in the Schedule to this Transfer Certificate.

8. The Existing Bank gives notice to the Bank Transferee (and the Bank Transferee acknowledges and agrees with the Existing Bank) that the Existing Bank is under no obligation to re purchase (or in any other manner to assume, undertake or discharge any obligation or liability in relation to) the transferred Commitment and Participation at any time after this Transfer Certificate shall have taken effect.

9. Following the date upon which this Transfer Certificate shall have taken effect, without limiting the terms of this Transfer Certificate, each of the Bank Transferee and the Existing Bank acknowledges and confirms to the other that, in relation to the transferred Commitment and Participation, variations, amendments or alterations to any term of any Financing Document arising in connection with any renegotiation or rescheduling of the obligations under the Credit Agreement shall apply to and be binding on the Bank Transferee alone.

10. This Transfer Certificate is governed by and shall be construed in accordance with English law.

                                  THE SCHEDULE

EXISTING BANK'S COMMITMENT                   AMOUNT OF COMMITMENT TRANSFERRED

EXISTING BANK'S PARTICIPATION IN THE         AMOUNT OF PARTICIPATION TRANSFERRED
FACILITIES

*[insert full name of Bank Transferee]

Lending Office                               Address for notices

*                                            *[address]

                                             Attention:

                                             Telex:

                                             Answerback:

                                             Fax:

*[Bank Transferee]

By:
   ..................................
(Duly authorised)

*[Existing Bank]

By:
   .................................
(Duly authorised)

The Facility Agent on behalf of itself and all other parties to the Credit Agreement

By:
   .................................
(Duly authorised)

Dated:

                                   SCHEDULE 7
                            FORM OF DEED OF ACCESSION

THIS DEED is made this [ ] day of [ ] 19[ ] by [ ] (the "NEW PARTY") in favour of the other parties to the Credit Agreement (as defined below).

RECITALS:

This Deed is supplemental to a credit agreement (the "CREDIT AGREEMENT") dated [ ] 2000 made, among others, between (1) Dynea Chemicals Oy (formerly known as Neste Chemicals Oy), (2) Nordkem AS, (3) certain banks, (4) Citibank International plc as facility agent, (5) Citibank International plc as security trustee, (6) Citibank, N.A. as issuing bank and (7) Citigroup Global Markets Limited as lead arranger.

The New Party wishes to accede to the Credit Agreement as a Borrower.

It is a term of the Credit Agreement that, in order to accede as a Borrower, the New Party must enter into this Deed.

NOW THIS DEED WITNESSES AS FOLLOWS

1. Terms defined and references construed in the Credit Agreement shall have the same meanings and construction in this Deed.

2.       The New Party:

         (a) agrees to be bound by all the terms and conditions of the Credit Agreement insofar as they relate to a Borrower as if the New Party was a party to the Credit Agreement in such capacity; and

         (b) represents and warrants to the Agents, the Issuing Bank and the Banks (other than the Term D Lender) in the terms of sub-clauses y11.1.1 to y11.1.7 of Clause y11.1 (Representations and Warranties) but such representations and warranties shall be given so as to apply, mutatis mutandis, to the New Party only.

3. The New Party confirms that it has delivered to the Facility Agent the documents specified in the Schedule to this Deed.

4. The New Party agrees that it shall accede to the Credit Agreement immediately upon the Facility Agent countersigning this Deed.

IN WITNESS whereof the New Party has caused this Deed to be executed on the day set out above.

THE COMMON SEAL of                  )
[       ]                           )
was hereunto affixed in             )
the presence of:                    )

                                    Director

                                    Director/Secretary

We agree, on behalf of all the parties to the Credit Agreement, that the New Party shall, from the date of our signature, accede to the Credit Agreement as if it were a Borrower named therein and a party to the Credit Agreement.

SIGNED

...........................

for and on behalf of
[       ]
as Facility Agent

Date:[       ]

                                    SCHEDULE

(a) A Certified Copy of our memorandum and articles of association or equivalent constitutional documents.

(b) A Certified Copy of the resolution of our Board of Directors approving the transactions contemplated by this Deed and authorising the execution of this Deed and any other documents contemplated by the Credit Agreement.

(c) Certified Copies of all other resolutions, authorisations, approvals, consents and licences, corporate, official or otherwise, necessary or desirable, to enable us to give effect to the transactions contemplated by this Deed and for the validity and enforceability of this Deed.

(d) [The relevant Security Documents duly executed by each Charging Group Company in respect of the obligations of the New Party, together with
         (i) Certified Copies of the equivalent documents referred to in paragraphs (a), (b) and (c) above in respect of each Charging Group Company and (ii) a legal opinion supporting such Security Documents executed by any non-English Charging Group Company.]

(e)      A legal opinion from counsel approved by the Facility Agent.

                                   SCHEDULE 8
                              ORIGINAL EURO AMOUNT

     TRANCHE           ORIGINAL EURO AMOUNT
Tranche A2 (US$)       Euro 49,230,215

Tranche A3 (Can$)      Euro 36,328,000

Tranche B2 (NOK)       Euro 31,425,217

Tranche B3 (US$)       Euro 24,615,107

Tranche B4 (Can$)      Euro 18,164,000

Term C Loan Facility   Euro, 94,786,533

                                   SCHEDULE 9
                 PROVISIONS RELATING TO THE TERM D LOAN FACILITY

1.       INTEREST

1.1 In addition to interest accrued under sub-clause y6.1.1 of Clause y6.1 (Interest Rate), interest shall accrue on each Term D Advance, from and including the Drawdown Date in relation to such Term D Advance to but excluding the date such Term D Advance is repaid in full, at the PIK Margin.

1.2 On each relevant Interest Date, all interest accrued on each Term D Advance under paragraph 1.1 will be added to the principal amount of the relevant Term D Advance.

1.3 Notwithstanding the provisions of sub-clause y6.3.1 of Clause y6.3 (Interest Periods), interest payable on each Term D Advance shall only be calculated by reference to Interest Periods of 6 months' duration. For the avoidance of doubt no other Interest Period (whether allowed by the Facility Agent acting on the instructions of all the Banks (other than the Term D Lender) or otherwise) shall apply.

1.4 Notwithstanding the provisions of paragraph (b) of sub-clause y6.6.2 of Clause y6.6 (Calculation and payment of interest), no interest in respect of a Term D Advance shall be payable at any time if a Default or Potential Default is continuing. Any interest not so payable shall be capitalised and added to the relevant Term D Advance.

2.       REPAYMENT OF TERM D LOAN

         Dynco shall repay the Term D Loan on the Final Repayment Date in relation to the Term D Facility.

3.       NO RE-BORROWING OF TERM D LOAN

         Any amount repaid or prepaid in relation to the Term D Loan may not be re-borrowed and shall reduce rateably the Term D Lender's Term D Commitment.

4.       CANCELLATION

         Dynco may not cancel all or any part of the Term D Loan Facility, save to the extent contemplated by sub-clause 2.1.2 of Clause 2.1 (Facilities) or at any time after the Senior Discharge Date.

5.       PREPAYMENT

         Prior to the Senior Discharge Date and notwithstanding any other provision of this Agreement, Dynco may not prepay all or any part of the Term D Loan Facility. After the Senior Discharge Date, any amount to be applied in prepayment pursuant to Clause y7.6 (Mandatory Prepayment of Net Available Proceeds), y7.7 (Mandatory Prepayment of Surplus Cash), y7.8 (Mandatory Prepayment of Insurance Proceeds), y7.9 (Mandatory Prepayment of Vendor Payments) or sub-clause y7.11.2 of Clause y7.11 (Net Cash Proceeds of the Polyester Business) shall be applied against the Term D Loan and as against Tranche D1, Tranche D2 and Tranche D3 pro rata.

                                  SCHEDULE 10
                                 SUBORDINATION

1.       Subordination

1.1      Subordination

         If:

         1.1.1 there occurs any payment, distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any kind or character of Dynea or the proceeds thereof, to creditors of Dynea, by reason of the liquidation, dissolution or other winding-up of Dynea or its businesses or any bankruptcy, reorganisation, receivership or insolvency or similar proceeding or any assignment for the benefit of creditors or there is a marshalling of the assets and liabilities of Dynea; or

         1.1.2 Dynea becomes subject to any Insolvency Proceedings or voluntary arrangement,

         then and in any such event:

                  (a) the Dynco Liabilities shall be subordinated to the Senior Liabilities owed by Dynea;

                  (b) any payment or distribution of any kind or character and all and any rights in respect thereof, whether in cash, securities or other property which is payable or deliverable upon or with respect to the Dynco Liabilities or any part thereof by a liquidator, administrator or receiver (or the equivalent thereof) of Dynea or its estate ("RIGHTS") made to or paid to, or received by Dynco or to which Dynco is entitled shall be held in trust by Dynco for the other Finance Parties and shall forthwith be paid or, as the case may be, transferred or assigned to the Security Trustee to be applied against the Senior Liabilities (after taking into account any concurrent payment or distribution being made to the other Finance Parties); and

                  (c) if the trust referred to in paragraph y1.1.2y(b) fails or cannot be given effect to, if Dynco (so as also to bind any agent or trustee on its behalf) receives and retains any such payment or distribution, Dynco will pay over such rights in the form received to the Security Trustee to be applied against the Senior Liabilities (after taking into account any concurrent payment or distribution being made to the other Finance Parties).

1.2      Further Assurance

         1.2.1 Dynco acknowledges the Security Trustee's rights to demand, sue and prove for, collect and receive every payment or distribution referred to in sub-clause y1.1.2y(b) of Clause y1.1 (Subordination) and give acquittance therefor and to file claims and take such other proceedings, in the Security Trustee's own name or otherwise as the Security Trustee may deem necessary or advisable for the enforcement of this Agreement.

         1.2.2 Dynco will execute and deliver to the Security Trustee such powers of attorney, assignments or other instruments as may be necessary or appropriate and as may be reasonably requested by the Security Trustee in order to enable the Security Trustee to enforce any and all claims upon or with respect to the Dynco Liabilities or any part thereof, and to collect and receive any and all payments or distributions referred to in sub-clause y1.1.2y(b) of Clause y1.1 (Subordination).

1.3      Insolvency Authorisation

         The liquidator or other insolvency representative or trustee of any Group Company or its estate is authorised to apply any assets or moneys received by him in accordance with the terms of this Agreement.

2.       ENFORCEMENT ACTION

         Dynco undertakes that it shall not, prior to the Senior Discharge Date, take any action (whether itself or by an agent or trustee on its behalf) to:

         (a) demand payment, declare prematurely due and payable or otherwise seek to accelerate payment of all or any part of the Indebtedness under the On-Lending Agreement; or

         (b) recover all or any part of the Indebtedness under the On-Lending Agreement (including, by exercising any rights of set-off or combination of accounts); or

         (c) exercise or enforce any rights under any security interest whatsoever which secures the Indebtedness under the On-Lending Agreement; or

         (d)      commence legal proceedings against Dynea; or

         (e) commence, or take any other steps which could lead to the commencement of, any Insolvency Proceedings in respect of Dynea,

         save where the Security Trustee acts on its behalf as specifically permitted under the terms of this Agreement.

3.       For the purpose of this Schedule 10:

         "DYNCO LIABILITIES" means all present and future sums, liabilities and obligations (whether actual, contingent, present and/or future) payable or owing by the Group Companies to Dynco in respect of Dynea's obligations under the On-Lending Agreement.

         "INSOLVENCY PROCEEDINGS" means any proceedings or steps for:

         (i) the insolvency, liquidation, dissolution, winding-up, administration, receivership, compulsory merger or judicial reorganisation of any company or judicial liquidation; or

         (ii) the appointment of a trustee in bankruptcy, or insolvency conciliator, ad hoc official, judicial administrator, a liquidator or other similar officer of any company; or

         (iii)    any other similar process or appointment.

         "SENIOR LIABILITIES" means all present and future sums, liabilities and obligations (whether actual, contingent, present and/or future) payable or owing by the Group Companies to the Finance Parties in respect of any Borrower's obligations under the Term A Loan Facility the Term B Loan Facility, the Term C Loan Facility, the Term D Loan Facility and the Revolving Credit Facility.

DYNEA

SIGNED by E. SIHVONEN               )
for and on behalf of                )        E. SIHVONEN
NESTE CHEMICALS OY                  )

NORDKEM

SIGNED by E. SIHVONEN               )
for and on behalf of                )        E. SIHVONEN
NORDKEM AS                          )

THE FACILITY AGENT

SIGNED by Y. PERREVE                )
for and on behalf of                )        Y. PERREVE
CITIBANK INTERNATIONAL PLC          )

THE SECURITY TRUSTEE

SIGNED by Y. PERREVE                )
for and on behalf of                )        Y. PERREVE
CITIBANK INTERNATIONAL PLC          )

THE ISSUING BANK

SIGNED by Y. PERREVE                )
for and on behalf of                )        Y. PERREVE
CITIBANK, N.A.                      )

THE LEAD ARRANGER

SIGNED by Y. PERREVE                )
for and on behalf of                )        Y. PERREVE
SALOMON BROTHERS                    )
INTERNATIONAL LIMITED               )

THE BANKS

SIGNED by Y. PERREVE                )
for and on behalf of                )        Y. PERREVE
CITIBANK, N.A.                      )

DYNEA

SIGNED by                          )
for and on behalf of               )
DYNEA CHEMICALS OY                 )

NORDKEM

SIGNED by                          )
for and on behalf of               )
NORDKEM AS                         )

THE FACILITY AGENT

SIGNED by                          )
for and on behalf of               )
CITIBANK INTERNATIONAL PLC         )

THE SECURITY TRUSTEE

SIGNED by                          )
for and on behalf of               )
CITIBANK INTERNATIONAL PLC         )

THE ISSUING BANK

SIGNED by                          )
for and on behalf of               )
CITIBANK, N.A.                     )

THE LEAD ARRANGER

SIGNED by                          )
for and on behalf of               )
CITIGROUP GLOBAL MARKETS           )
LIMITED                            )

THE TERM D LENDER

SIGNED by                          )
for and on behalf of               )
DYNEA OY                           )

                                      -10-